 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-222237
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell the securities described herein and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED OCTOBER 16, 2018
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated January 12, 2018)
Dynagas LNG Partners LP
         % Series B Fixed to Floating Rate
Cumulative Redeemable Perpetual Preferred Units
(Liquidation Preference $25.00 per Unit)

We are offering           units of our          % Series B Fixed to Floating Cumulative Redeemable Perpetual Preferred Units, liquidation preference $25.00 per unit (the “Series B Preferred Units”).
Distributions on the Series B Preferred Units are cumulative from the date of original issue and will be payable quarterly in arrears on the 22nd day of February, May, August and November of each year, when, as and if declared by our Board of Directors. The initial distribution on the Series B Preferred Units offered hereby will be payable on February 22, 2019. Distributions will be payable out of amounts legally available therefor (i) from and including the original issue date to, but excluding, November 22, 2023 at a fixed rate equal to          % per annum of the stated liquidation preference per unit and (ii) from and including November 22, 2023 at a floating rate equal to three-month LIBOR plus a spread of           % per annum of the stated liquidation preference per unit.
At any time on or after November 22, 2023, the Series B Preferred Units may be redeemed, in whole or in part, out of amounts available therefor, at a redemption price of  $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared.
We intend to file an application to list the Series B Preferred Units on the New York Stock Exchange, or the NYSE, under the symbol “DLNGPRB.” If the application is approved, we expect trading of the Series B Preferred Units on the NYSE to begin within 30 days after their original issue date. Currently, there is no public market for the Series B Preferred Units.

Investing in the Series B Preferred Units involves a high degree of risk. The Series B Preferred Units have not been rated and are subject to the risks associated with unrated securities. Please read “Risk Factors” beginning on page S-15 of this prospectus supplement and contained in our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, which is incorporated herein by reference.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to Dynagas LNG Partners LP (before expenses)	$	$

(1)
See “Underwriting” for additional information regarding the total underwriting compensation.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional           Series B Preferred Units. If the underwriters exercise the option in full, the total underwriting discount will be $          and the total proceeds to us before expenses will be $         .

Delivery of the Series B Preferred Units is expected to be made in book entry form through the facilities of The Depository Trust Company on or about            , 2018, which is the fifth business day following the date of pricing of the Series B Preferred Units (such settlement cycle being referred to as “T+5”). Purchasers of the Series B Preferred Units should note that trading of the Series B Preferred Units may be affected by this settlement date.

Joint Bookrunners
MORGAN STANLEY	UBS INVESTMENT BANK	STIFEL
Co-Manager
B. RILEY FBR
The date of this prospectus is October   , 2018

Prospectus Supplement
Prospectus
S-i

ALTERNATIVE SETTLEMENT DATE
It is expected that delivery of the Series B Preferred Units will be made on or about the closing date specified on the cover page of this prospectus, which will be the fifth business day following the date of pricing of the Series B Preferred Units (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series B Preferred Units on the initial pricing date of the Series B Preferred Units or the next two succeeding business days will be required, by virtue of the fact that the Series B Preferred Units initially will settle in T+5, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.
S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined. If information in the prospectus supplement conflicts with information in the accompanying base prospectus, you should rely on the information in this prospectus supplement.
Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will be deemed not to constitute a part of this prospectus except as so modified or superseded.
You should rely only on the information contained in this prospectus, any related free writing prospectus and the documents incorporated by reference into this prospectus. Neither we nor any of the underwriters have authorized anyone else to give you different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus or any free writing prospectus, as well as the information we previously filed with the U.S. Securities and Exchange Commission, or the Commission, that is incorporated by reference into this prospectus, is accurate as of any date other than its respective date. We will disclose material changes in our affairs in an amendment to this prospectus, a free writing prospectus or a future filing with the Commission incorporated by reference in this prospectus.
We are offering to sell the Series B Preferred Units only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the Series B Preferred Units in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the Series B Preferred Units and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
Unless otherwise indicated, references in this prospectus to “Dynagas LNG Partners,” the “Partnership,” “we,” “our” and “us” or similar terms refer to Dynagas LNG Partners LP and its wholly-owned subsidiaries, including Dynagas Operating LP. Dynagas Operating LP owns, directly or indirectly, a 100% interest in the entities that own the LNG carriers in our fleet, which we refer to as our “Fleet.” References in this prospectus to “our General Partner” refer to Dynagas GP LLC, the general partner of Dynagas LNG Partners LP. References in this prospectus to our “Sponsor” are to Dynagas Holding Ltd. and its subsidiaries other than us or our subsidiaries and references to our “Manager” refer to Dynagas Ltd., which is wholly owned by the chairman of our Board of Directors, Mr. Georgios Prokopiou. References in this prospectus to the “Prokopiou Family” are to our Chairman, Mr. Georgios Prokopiou, and certain members of his family.
All references in this prospectus to us for periods prior to our initial public offering of common units, or IPO, on November 18, 2013 refer to our predecessor companies and their subsidiaries, which are former subsidiaries of our Sponsor that have interests in the vessels the Clean Energy, the Ob River, and the Amur River, collectively our “Initial Fleet.”
All references in this prospectus to “Gazprom”, “Equinor”, and “Yamal” refer to Gazprom Marketing and Trading Singapore Pte Ltd, Equinor ASA (previously named Statoil ASA), Yamal Trade Pte Ltd respectively, and certain of their respective subsidiaries or affiliates, who are our current or prospective charterers. The “Yamal LNG Project” refers to the LNG production terminal on the Yamal Peninsula in Northern Russia. The terminal consists of three LNG trains with a total capacity of 16.5 million metric tons of LNG per year, that will require ice-class designated vessels to transport LNG from this facility, and
S-iii

for which two of the vessels in our Fleet, and each of the Optional Vessels (defined below) have been contracted. The Yamal LNG Project is a joint venture between NOVATEK (50.1%), TOTAL E&P Yamal (20%), China National Oil & Gas Exploration and Development Corporation (CNODC) (20%) and Yaym Limited (9.9%).
Unless otherwise indicated, all references to “U.S. dollars,” “dollars” and “$” in this prospectus are to the lawful currency of the United States and financial information presented in this prospectus is prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. We use the term “LNG” to refer to liquefied natural gas and we use the term “cbm” to refer to cubic meters in describing the carrying capacity of our vessels.
References herein to the “Omnibus Agreement” refer to the Omnibus Agreement, as amended and as currently in effect, with our Sponsor. The Omnibus Agreement provides us with the right to acquire from our Sponsor certain identified vessels. Our Sponsor owns, directly or indirectly, 100% of the equity interests of the entities that own these four identified LNG carriers: the Clean Ocean, the Clean Planet, the Clean Horizon and the Clean Vision, including the related charters or other agreements relating to the operation or ownership of such LNG carriers, which we refer to throughout this prospectus as the “Initial Optional Vessels.” Our Sponsor also owns a minority ownership interest in five entities that currently own two 172,000 cubic meter ARC7 LNG carriers: the Boris Vilkitsky and the Fedor Litke, and three hulls: Hull 2427, Hull 2428 and Hull 2429, respectively, including the related charters or other agreements relating to the operation or ownership of such LNG carriers or hulls. We refer to these vessels (either on the water or under construction) throughout this prospectus as the “Additional Optional Vessels,” and together with the Initial Optional Vessels, as the “Optional Vessels.” Pursuant to the Omnibus Agreement, we have the right but not the obligation, subject to certain terms and conditions, to acquire our Sponsor’s applicable ownership interest in the Optional Vessels, which is our Sponsor’s full or minority ownership interest in these vessel-owning subsidiaries.
You should read carefully this prospectus, any related free writing prospectus, and the additional information described under the heading “Where You Can Find Additional Information.”
S-iv

FORWARD-LOOKING STATEMENTS
This prospectus contains certain forward-looking statements (as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act) concerning future events and our operations, performance and financial condition, including, in particular, the likelihood of our success in developing and expanding our business. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “forecasts,” “will,” “may,” “potential,” “should,” and similar expressions are forward-looking statements. These forward-looking statements reflect management’s current views only as of the date of this prospectus and are not intended to give any assurance as to future results. As a result, unitholders are cautioned not to rely on any forward-looking statements.
Forward-looking statements appear in a number of places in this prospectus and include statements with respect to, among other things:
•
LNG market trends, including charter rates, factors affecting supply and demand, and opportunities for the profitable operations of LNG carriers;

•
our anticipated growth strategies;

•
the effect of a worldwide economic slowdown;

•
potential turmoil in the global financial markets;

•
fluctuations in currencies and interest rates;

•
general market conditions, including fluctuations in charter hire rates and vessel values;

•
changes in our operating expenses, including dry-docking and insurance costs and bunker prices;

•
forecasts of our ability to make cash distributions on the units or any increases or decreases in our cash distributions;

•
our future financial condition or results of operations and our future revenues and expenses;

•
the repayment of debt and settling of interest rate swaps (if any);

•
our ability to make additional borrowings and to access debt and equity markets;

•
planned capital expenditures and availability of capital resources to fund capital expenditures;

•
our ability to maintain long-term relationships with major LNG traders;

•
our ability to leverage our Sponsor’s relationships and reputation in the shipping industry;

•
our ability to realize the expected benefits from our vessel acquisitions;

•
our ability to purchase vessels from our Sponsor in the future, including the Optional Vessels;

•
our continued ability to enter into long-term time charters;

•
our ability to maximize the use of our vessels, including the re-deployment or disposition of vessels no longer under long-term time charters;

•
future purchase prices of newbuildings and secondhand vessels and timely deliveries of such vessels;

•
our ability to compete successfully for future chartering opportunities and newbuilding opportunities (if any);

•
acceptance of a vessel by its charterer;

•
termination dates and extensions of charters;

•
the expected cost of, and our ability to comply with, governmental regulations, maritime self-regulatory organization standards, as well as standard regulations imposed by our charterers applicable to our business;

S-v

•
availability of skilled labor, vessel crews and management;

•
our anticipated incremental general and administrative expenses as a publicly traded limited partnership and our fees and expenses payable under the fleet management agreements and the administrative services agreement with our Manager;

•
the anticipated taxation of our Partnership and distributions to our unitholders;

•
estimated future maintenance and replacement capital expenditures;

•
our ability to retain key employees;

•
customers’ increasing emphasis on environmental and safety concerns;

•
potential liability from any pending or future litigation;

•
potential disruption of shipping routes due to accidents, political events, piracy or acts by terrorists;

•
future sales of our securities in the public market;

•
our business strategy and other plans and objectives for future operations; and

•
other factors detailed in this prospectus and from time to time in our periodic reports.

Forward-looking statements in this prospectus are estimates reflecting the judgment of senior management and involve known and unknown risks and uncertainties. These forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements should be considered in light of various important factors, including those set forth in this prospectus under the heading “Risk Factors.”
We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.
We make no prediction or statement about the performance of our securities. The various disclosures included in this prospectus and in our other filings made with the Commission that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations should be carefully reviewed and considered.
S-vi

PROSPECTUS SUMMARY
This section summarizes material information that appears later in this prospectus supplement and the accompanying base prospectus and is qualified in its entirety by the more detailed information and financial statements incorporated by reference in this prospectus and the documents we incorporate by reference. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should carefully review the entire prospectus and the documents we incorporate by reference, including the risk factors beginning on page S-15 of this prospectus supplement and under the heading “Item 3.—D. Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2017, filed with the Commission on March 9, 2018, which is incorporated by reference in this prospectus.
Overview
We are a growth-oriented limited partnership focused on owning and operating LNG carriers. All six vessels in our Fleet are currently employed or contracted to be employed on multi-year time charters, which we define as charters with an initial term of two years or more, with international energy companies, such as Gazprom, Equinor and Yamal, providing us with the benefits of stable cash flows and high utilization rates.
We believe that we are well regarded by our charterers for our expertise and history of safety in conducting our operations. We intend to leverage our reputation, expertise and relationships with our charterers, our Sponsor and our Manager in growing our core business and pursuing further business and growth opportunities in the transportation of energy or other energy-related projects, including floating storage regasification units, floating power plants, LNG infrastructure projects, maintaining cost-efficient operations and providing reliable seaborne transportation services to our current and prospective charterers. In addition, as opportunities arise, we may acquire additional vessels from our Sponsor and from third-parties and/or engage in investment opportunities incidental to the LNG or energy industry. We believe that our vessel purchase options and other rights under the Omnibus Agreement provide us with significant built-in growth opportunities. In connection with such plans for growth, we may enter into additional financing arrangements, refinance existing arrangements or arrangements that our Sponsor, its affiliates, or such third party sellers may have in place for vessels that we may acquire, and, subject to favorable market conditions, we may raise capital in the public or private markets, including through debt or equity offerings of our securities. However, we cannot assure you that we will grow or maintain the size of our Fleet or that we will continue to pay the per unit distributions in the amounts that we have paid in the past or at all or that we will be able to execute our plans for growth.
Our Fleet
As of October 11, 2018, we owned and operated a fleet of six LNG carriers, consisting of three modern steam turbine LNG carriers in our Initial Fleet, the Clean Energy, the Ob River and the Amur River (formerly named the Clean Force), and three modern tri-fuel diesel electric (TFDE) propulsion technology Ice Class LNG carriers that we subsequently acquired from our Sponsor the Arctic Aurora, the Yenisei River, and the Lena River, which we collectively refer to as our “Fleet.” As of October 11, 2018, the vessels in our Fleet had an average age of 8.2 years and are contracted under multi-year charters with an average remaining charter term of approximately 10.0 years, including the charter agreements into which we have already entered but whose terms have not yet commenced.
All of the vessels in our Fleet vessels are currently employed or are contracted to be employed on multi-year time charters with international energy companies such as Gazprom, Equinor and Yamal.
As of October 11, 2018, the estimated contracted revenue backlog of our Fleet was approximately $1.43 billion. Our Fleet estimated contract backlog includes estimated revenues to be earned under the charters for the Yenisei River and the Lena River with Yamal that are subject to the satisfaction of important conditions (which includes, but are not limited to, a condition requiring that certain defaults have not occurred under two shipbuilding contracts held by special purpose companies that are affiliates of the Partnership but are not controlled by the Partnership), which, if not satisfied, or waived by the charterer, may result in their cancellation or amendment before or after the charter term commences and in such case the Partnership may not receive the contracted revenues thereunder. The estimated contracted revenue backlog of our Fleet excludes options to extend and assumes full utilization for the full term of the charter.

All of the vessels in our Fleet other than the Clean Energy have been assigned with Lloyds Register Ice Class notation 1A FS, or Ice Class, equivalent to ARC4 of the Russian Maritime Register of Shipping Rules, designation for hull and machinery and are fully winterized, which means that they are designed to call at ice-bound and harsh environment terminals and to withstand temperatures up to minus 30 degrees Celsius. According to Drewry Shipping Consultants, Ltd., as of September 7, 2018, only 18 LNG carriers, representing 3.6% of the LNG vessels in the global LNG fleet, have an Ice Class 1A (11 carriers) or ice-class 1A super designation (7 carriers) or equivalent rating. Moreover, in 2012, we were the first company in the world to operate LNG carriers on the Northern Sea Route, which is a shipping lane from the Atlantic Ocean to the Pacific Ocean entirely in Arctic waters, and continue to be one of a limited number of vessel operators to currently do so. In addition, we believe that each of the vessels in our Fleet is optimally sized with a carrying capacity of between approximately 150,000 and 155,000 cbm, which allows us to maximize operational flexibility as such medium-to-large size LNG vessels are compatible with most existing LNG terminals around the world. We believe that these specifications enhance our trading capabilities and future employment opportunities because they provide greater diversity in the trading routes available to our charterers.
The following table sets forth summary information about our Fleet and the existing time charters relating to the vessels in our Fleet as of the date of this prospectus:
Vessel Name	Year Built	Cargo Capacity (cbm)	Ice Class	Propulsion	Charterer	Earliest Charter Expiration	Latest Charter Expiration	Latest Charter Expiration including options to extend
Clean Energy	2007	149,700	No	Steam	Gazprom	March 2026	April 2026	n/a
Ob River	2007	149,700	Yes	Steam	Gazprom	March 2028	May 2028	n/a
Amur River	2008	149,700	Yes	Steam	Gazprom	June 2028	August 2028	n/a
Arctic Aurora	2013	155,000	Yes	TFDE	Equinor	July 2021	September 2021(1)	September 2023(1)
Yenisei River	2013	155,000	Yes	TFDE	Yamal	Q4 2033	Q2 2034	Q2 2049(2)
Lena River	2013	155,000	Yes	TFDE	Charterer	June 2019	February 2020	n/a(3)
					Yamal	Q2 2034	Q3 2034	Q4 2049(2)

(1)
On August 2, 2018, the Arctic Aurora was delivered to Equinor under a time charter contact with a firm period of three years +/- 30 days. This charter is in direct continuation of the vessel’s previous charter with Equinor. Equinor will have the option to extend the charter term by two consecutive 12-month periods at escalated rates.

(2)
On August 14, 2018, the Yenisei River was delivered early to Yamal immediately upon completion of its mandatory statutory class five-year special survey and dry-docking, pursuant to an addendum to the charter party with Yamal under which we agreed to extend the firm charter period from 15 years to 15 years plus 180 days. The Lena River is contracted to commence employment with Yamal within a six-month delivery window starting from July 1, 2019, which is expected to be further narrowed down as we approach the delivery date. The charter contracts for the Yenisei River and the Lena River with Yamal in the Yamal LNG Project each have an initial term of 15.5 and 15 years, respectively, which may each be extended by three consecutive periods of five years. Each of these time charter contracts is subject to important conditions, which, if not satisfied, or waived by the charterer, may result in their cancellation, early termination or amendment, before or after their charter term commences, in which case, we may not receive the contracted revenues thereunder.

(3)
On October 8, 2018, the Lena River was redelivered to the Partnership following the completion of its multi-year charter with Gazprom. The vessel is currently undergoing its scheduled statutory special survey and dry-docking and is expected to commence in late October 2018 an approximate 15 month charter with a major international energy company. We, through our wholly-owned subsidiary, have the option to call upon the vessel’s early redelivery within a specified period in advance of the required redelivery in order to meet the delivery requirements under our existing charter party agreement with Yamal for the employment of the Lena River, discussed above.

The Omnibus Agreement and Optional Vessels
In connection with the closing of our IPO, we entered in an Omnibus Agreement with our Sponsor and our General Partner that initially provided us with the right to acquire from our Sponsor up to seven LNG carrier vessels within a specified period of time following their delivery to our Sponsor and at a purchase price to be determined pursuant to the terms and conditions of that agreement, which we refer to as the Initial Optional Vessels. As of the date of this prospectus supplement, we have purchased from our Sponsor and have taken delivery of three of the Initial Optional Vessels: the Arctic Aurora in June 2014, the Yenisei River in September 2014, and the Lena River in December 2015. Our Sponsor owns, directly or indirectly, 100% of the equity interests of the entities that own the four remaining Initial Optional Vessels.
In addition, following an amendment to the Omnibus Agreement in April 2016, we also have the right to acquire from our Sponsor its interest, which is currently 49%, in each of the five entities that each owns a 172,000 cubic meter ARC7 LNG carrier, either on water or currently under construction, which we refer to as the Additional Optional Vessels, subject to the terms and conditions of the Omnibus Agreement. Our Sponsor participates with a 49% ownership interest in a joint venture which shares the ownership and operation of the Additional Optional Vessels. Sinotrans and China LNG Shipping equally split the remaining 51% ownership in the joint venture. In the fourth quarter of 2017 and the first quarter of 2018, two of the Additional Optional Vessels were delivered to the joint venture. The remaining three Additional Optional Vessels are scheduled to be delivered in the first quarter of 2019. We refer to the Initial Optional Vessels and the Additional Optional Vessels, together, as the Optional Vessels.
We may exercise our right to purchase each of the Optional Vessels for a specified period following the date of delivery of such vessel from the shipyard, or as otherwise mutually extended by the parties to the Agreement. For additional information, please see “—Rights to Purchase the Optional Vessels” and the information contained in our Annual Report on Form 20-F for the year ended December 31, 2017, filed with the Commission on March 9, 2018, which is incorporated by reference in this prospectus.
Specifications of the Optional Vessels
Each of the Optional Vessels has or is expected to have Ice Class designation, or its equivalent, for hull and machinery. The Initial Optional Vessels are equipped with a membrane containment system. The compact and efficient utilization of the hull structure reduces the required principal dimensions of the vessel compared to earlier LNG designs and results in relatively higher fuel efficiency and smaller quantities of LNG required for cooling down vessels’ tanks. In addition, the Initial Optional Vessels are equipped with a tri-fuel diesel electric propulsion system, which is expected to reduce both fuel costs and emissions.
The five 172,000 cubic meter ARC7 Additional Optional Vessels are or will be capable of all year round operation at temperatures up to negative fifty degrees Celsius. High Ice Class Arc 7 allows them to navigate independently in ice of up to 2.1 meters thick. The Additional Optional Vessels are equipped with three Azipod propulsion units of 45 megawatt joint capability, which is comparable to the capability of a nuclear icebreaker.
The following table provides certain information about the Optional Vessels as of the date of this prospectus supplement.
Vessel Name	Shipyard(5)	Delivery Date	Cargo Capacity Cbm	Ice Class	Charter Commencement	Charterer	Earliest Charter Expiration
Initial Optional Vessels:
Clean Ocean(1)	HHI	Q2-2014	162,000	Yes	Q2 2015	Charterer & Yamal	2035
Clean Planet(2)	HHI	Q3-2014	162,000	Yes	2018	Yamal	2034
Clean Horizon(3)	HHI	Q3-2015	162,000	Yes	2018 & 2019	Charterer & Yamal	2034
Clean Vision(3)	HHI	Q1-2016	162,000	Yes	2018 & 2019	Charterer & Yamal	2034

Vessel Name	Shipyard(5)	Delivery Date	Cargo Capacity Cbm	Ice Class	Charter Commencement	Charterer	Earliest Charter Expiration
Additional Optional Vessels*:
Boris Vilkitsky(4)	DSME	Q4-2017	172,410	Yes	2017	Yamal	Q4-2045
Fedor Litke(4)	DSME	Q1-2018	172,410	Yes	2018	Yamal	Q4-2045
Hull No.2427(4)	DSME	Q1-2019	172,410	Yes	2019	Yamal	Q4-2045
Hull No.2428(4)	DSME	Q1-2019	172,410	Yes	2019	Yamal	Q4-2045
Hull No.2429(4)	DSME	Q1-2019	172,410	Yes	2019	Yamal	Q4-2045

*
Our Sponsor directly or indirectly owns a 49.0% interest in these vessels.

(1)
Following the expiration of the time charter with a major energy company, this vessel is contracted to be employed under a long term time charter with Yamal for the Yamal LNG project, for a period of 15 years, which may be extended by three consecutive five-year optional periods.

(2)
Vessel is currently employed under a long term charter with Yamal for the Yamal LNG Project with a firm charter period of 15 years and 180 days, as extended pursuant to an addendum to the charter party in July 2018, which may be further extended by three consecutive periods of five years.

(3)
Vessel is currently employed under a multi-month charter with a major energy company following the expiration of which the vessel is contracted to be employed under a long term time charter with Yamal for the Yamal LNG project, for a period of 15 years, which may be extended by three consecutive five-year optional periods.

(4)
Upon its delivery from the shipyard, vessel operates/will operate under a fixed rate time charter contract with Yamal for the Yamal LNG Project until December 31, 2045, plus two consecutive five-year extension options.

(5)
As used in this prospectus, “HHI” refers to the shipyard Hyundai Heavy Industries Co. Ltd and “DSME” refers to the shipyard Daewoo Shipbuilding & Marine Engineering Co.

Rights to Purchase the Optional Vessels
Under the Omnibus Agreement, we have the right, but not the obligation, subject to certain conditions, to purchase from our Sponsor the Initial Optional Vessels and our Sponsor’s ownership interest in the entities that respectively own the Additional Optional Vessels at a purchase price to be determined pursuant to the terms and conditions of the Omnibus Agreement. The purchase rights relating to the Initial Optional Vessels each expired 24 months following the respective delivery of each Initial Optional Vessel from the shipyard, but have since been extended, by mutual agreement with our Sponsor and the approval of our Conflicts Committee, until December 31, 2018. The remaining Initial Optional Vessels have been financed by our Sponsor under sale leaseback arrangements. We may exercise our right to purchase each of the Initial Optional Vessels pursuant to the Omnibus Agreement subject to and in compliance with terms of our Sponsor’s existing sale leaseback arrangements, which would require us to assume, among other things, such sale leaseback arrangements and fulfill certain other conditions.
With respect to our Sponsor’s ownership interest in the entities that own the Additional Optional Vessels, our purchase rights expire within 24 months following the expiration, without acceptance, of our 30-day option to purchase such interests pursuant to the Omnibus Agreement, so long as such Additional Optional Vessels are employed under a long-term charter of four or more years upon their respective delivery dates). We may also mutually agree with our Sponsor, with the approval of our Conflicts Committee, to extend or further extend, as applicable, the purchase option exercise period, but there can be no assurances that our Sponsor will grant such extensions.
If we are unable to agree with our Sponsor on the purchase price of any of the Initial Optional Vessels or our Sponsor’s ownership interest in the entities that respectively own the Additional Optional Vessels, as the case may be, the respective purchase price will be determined by an independent appraiser, such as an investment banking firm, broker or firm generally recognized in the shipping industry as qualified to perform the tasks for which such firm has been engaged, and we will have the right, but not the obligation, to purchase such assets at such price. The independent appraiser will be mutually appointed by our Sponsor and our Conflicts Committee.
Our Sponsor has secured financing for the Initial Optional Vessels and, our Sponsor, together with its joint venture partners, has secured financing for the Additional Optional Vessels. In the event we acquire any or all of such Optional Vessels in the future, we may enter into agreements with our Sponsor to novate these loan agreements to us, subject to the satisfaction of certain conditions. Any such novation would be subject to each respective lender’s consent. We may also seek to enter into new financing arrangements. As of the date of this prospectus supplement, we have not secured any financing in connection with the potential acquisition of any of the remaining Optional Vessels.
Our Relationship with Our Sponsor and Members of the Prokopiou Family
We believe that one of our principal strengths is our relationships with our Sponsor, our Manager and members of the Prokopiou Family, including Mr. Georgios Prokopiou, the Chairman of our Board of Directors, which provide us access to long-standing relationships with major energy companies and shipbuilders and technical, commercial and managerial expertise. Pursuant to the Omnibus Agreement, as discussed above, we have the right but not the obligation, subject to certain terms and conditions, to acquire our Sponsor’s applicable ownership interest in the Optional Vessels. While our Sponsor intends to utilize us as its primary growth vehicle to pursue the acquisition of LNG carriers employed on time charters of four or more years, we can provide no assurance that we will realize any benefits from our relationship with our Sponsor or the Prokopiou Family and there is no guarantee that their relationships with major energy companies and shipbuilders will continue.
As of October 16, 2018, there were 35,490,000 common units, 35,526 General Partner units, and 3,000,000 9.00% Series A Cumulative Redeemable Preferred Units, or the Series A Preferred Units, outstanding. Our Sponsor beneficially owns 44.0% of the equity interests in us and our General Partner, which owns a 0.1% General Partner interest in us and 100% of our incentive distribution rights.
Recent Events
Second quarter 2018 common unit distribution
On July 19, 2018, we paid a cash distribution in respect of the second quarter of 2018 of  $0.25 per common unit to all common unitholders of record as of July 12, 2018.
Third quarter 2018 common unit distribution
On October 11, 2018, we announced a cash distribution of  $0.25 per unit on our common units in respect of the third quarter of 2018. This cash distribution is expected to be paid on October 26, 2018 to all common unitholders of record as of October 19, 2018.
Series A Preferred Units cash distribution
On July 25, 2018, we announced a cash distribution of  $0.5625 per unit on our Series A Preferred Units for the period from May 12, 2018 to August 11, 2018. This cash distribution was paid on August 13, 2018 to all Series A Preferred unitholders of record as of August 5, 2018.
The Clean Energy commences its multi-year charter with Gazprom
In July 2018, the Clean Energy, after approximately one year of trading in the short-term market, commenced employment with Gazprom for a charter period of approximately eight years.
Accelerated delivery of the Yenisei River to Yamal and early commencement of multi-year charter
On August 14, 2018, immediately upon completion of its mandatory statutory class five-year special survey and dry-docking, the Yenisei River was delivered early to Yamal, pursuant to an agreement with Yamal according to which the firm charter period was extended from 15 years to 15 years plus 180 days.

Our Corporate Structure and Certain Partnership Information
Dynagas LNG Partners LP was organized as a limited partnership in the Republic of the Marshall Islands on May 29, 2013 for the purpose of owning, operating, and acquiring LNG carriers and other business activities incidental thereto. We own (i) a 100% limited partner interest in Dynagas Operating LP, which owns a 100% interest in our Fleet through intermediate holding companies and (ii) the non-economic General Partner interest in Dynagas Operating LP through our 100% ownership of its General Partner, Dynagas Operating GP LLC. We own our vessels through separate wholly-owned subsidiaries that are incorporated in the Republic of the Marshall Islands, Republic of Malta, and the Republic of Liberia.
The following chart illustrates our corporate structure and the place of organization and ownership interest of each of our subsidiaries as of October 11, 2018.
Dynagas LNG Partners LP and its Subsidiaries
We maintain our principal executive offices at 23, Rue Basse, 98000 Monaco and our telephone number at that address is + 377 99996445. Our website is www.dynagaspartners.com. The information on our website is not a part of this prospectus supplement. Information contained on our website does not constitute part of this prospectus.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA
The following table summarizes our summary historical consolidated financial and other operating data, as of the dates and for the periods indicated. The summary historical consolidated financial data in the table as of December 31, 2017, 2016 and 2015 and for the years then ended are derived from our audited consolidated financial statements which have been prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP). The summary historical consolidated financial data in the table as of and for the six months ended June 30, 2018 and 2017 have been derived from our unaudited interim consolidated financial information. We have prepared the unaudited consolidated financial information set forth below on the same basis as our audited consolidated financial statements and have included all adjustments, consisting of only normal recurring adjustments, that we consider necessary for a fair presentation of our financial position and results of operations for such periods. The results of any interim period are not necessarily indicative of the results that may be expected for a full year, and the results of operations for the periods presented below are not necessarily indicative of the results to be expected for any future period. The following financial information should be read in conjunction with our historical financial statements, including the accompanying notes, incorporated by reference into this prospectus and the section entitled “Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2017 and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our report on Form 6-K for the quarterly period ended June 30, 2018, each of which is incorporated by reference herein.
(In thousands of U.S. Dollars, except for fleet performance and financial data )	Six Months Ended June 30,		Year Ended December 31,
	2018	2017	2017	2016	2015
	(unaudited)	(unaudited)
STATEMENT OF INCOME
Voyage revenues	$64,796	$71,067	$138,990	$169,851	$145,202
Voyage expenses – including related party(1)	(1,243)	(2,217)	(3,619)	(2,961)	(2,804)
Vessel operating expenses	(12,241)	(14,161)	(27,067)	(26,451)	(23,244)
General and administrative expenses – including related party	(1,062)	(840)	(1,686)	(1,885)	(1,805)
Management fees	(3,147)	(3,056)	(6,162)	(5,999)	(4,870)
Depreciation	(15,039)	(15,035)	(30,319)	(30,395)	(24,387)
Dry-docking and special survey costs	(2,696)	(5,131)	(6,193)	(81)	—
Operating income	$29,368	$30,627	$63,944	$102,079	$88,092
Interest income	390	3	203	—	35
Interest and finance costs	(24,626)	(22,618)	(46,281)	(34,991)	(27,974)
Other, net	59	(281)	(527)	(234)	(103)
Net Income	$5,191	$7,731	$17,339	$66,854	$60,050
BALANCE SHEET DATA:
Total current assets	$65,703	$77,665	$70,404	$60,195	$25,814
Vessels, net	962,668	992,582	977,298	1,007,617	1,036,157
Total assets	1,032,206	1,080,517	1,054,319	1,106,676	1,108,103
Total current liabilities	23,388	24,996	22,898	53,056	51,353
Total long-term debt, including current portion, gross of deferred financing fees	725,200	730,000	727,600	722,500	688,333
Total partners’ equity	296,226	342,138	318,318	367,836	367,838

(In thousands of U.S. Dollars, except for fleet performance and financial data )	Six Months Ended June 30,		Year Ended December 31,
	2018	2017	2017	2016	2015
	(unaudited)	(unaudited)
CASH FLOW DATA:
Net cash provided by operating activities	$20,494	$29,568	$59,339	$103,618	$96,944
Net cash used in investing activities	(409)	—	—	(37,472)	(205,045)
Net cash (used in)/provided by financing activities	(29,731)	(37,852)	(49,470)	(32,844)	120,445
FLEET PERFORMANCE DATA:
Number of vessels at the end of the year/period	6	6	6	6	6
Average number of vessels in operation(2)	6.0	6.0	6.0	6.0	5.0
Average age of vessels in operation at end of year/period (years)	7.9	6.9	7.4	6.4	5.4
Available days(3)	1,074.0	1,046.6	2,140.3	2,196.0	1,836.0
Fleet utilization(4)	99%	97%	98%	100%	99%
OTHER FINANCIAL DATA:
Time Charter Equivalent (in US dollars)(5)	$59,174	$65,784	$63,249	$75,997	$77,559
Adjusted EBITDA(6)	$51,033	$54,192	$107,545	$139,531	$113,202

(1)
Voyage expenses include commissions of 1.25% paid to our Manager and third-party ship brokers.

(2)
Represents the number of vessels that constituted our Fleet for the relevant year/period, as measured by the sum of the number of days each vessel was a part of our Fleet during the period divided by the number of calendar days in the period.

(3)
Available days are the total number of calendar days our vessels were in our possession during a period, less the total number of scheduled off-hire days during the period associated with major repairs, or dry-dockings.

(4)
We calculate fleet utilization by dividing the number of our revenue earning days, which are the total number of Available days of our vessels net of unscheduled off-hire days, during a period, by the number of our Available days during that period. The shipping industry uses fleet utilization to measure a company’s efficiency in finding employment for its vessels and minimizing the amount of days that its vessels are off hire for reasons other than scheduled off-hires for vessel upgrades, dry-dockings or special or intermediate surveys.

(5)
Time charter equivalent (“TCE”) rates is a measure of the average daily revenue performance of a vessel. For time charters, this is calculated by dividing total voyage revenues, less any voyage expenses, by the number of Available days during that period. Under a time charter, the charterer pays substantially all the vessel voyage related expenses. However, we may incur voyage related expenses when positioning or repositioning vessels before or after the period of a time charter, during periods of commercial waiting time or while off-hire during dry-docking or due to other unforeseen circumstances. The TCE rate is not a measure of financial performance under U.S. GAAP (non-GAAP measure), and should not be considered as an alternative to voyage revenues, the most directly comparable GAAP measure, or any other measure of financial performance presented in accordance with U.S. GAAP. However, TCE rate is standard shipping industry performance measure used primarily to compare period-to-period changes in a company’s performance and assists our management in making decisions regarding the deployment and use of our vessels and in evaluating their financial performance. Our calculation of TCE rates may not be comparable to that reported by other companies. The following table reflects the calculation of our TCE rates for the periods presented (amounts in thousands of U.S. dollars, except for TCE rates, which are expressed in U.S. dollars and Available days):
(In thousands of U.S. Dollars, except for Available Days and TCE rate)	Six Months Ended June 30,		Year Ended December 31,
	2018	2017	2017	2016	2015
Voyage revenues	$64,796	$71,067	$138,990	$169,851	$145,202
Voyage expenses	$(1,243)	$(2,217)	$(3,619)	$(2,961)	$(2,804)
Time charter equivalent revenues	$63,553	$68,850	$135,371	$166,890	$142,398
Total Available days	1,074.0	1,046.6	2,140.3	2,196.0	1,836.0
Time charter equivalent (TCE) rate	$59,174	$65,784	$63,249	$75,997	$77,559
(6)
We define Adjusted EBITDA as earnings before interest and finance costs, net of interest income, gains/losses on derivative financial instruments (if any), taxes (when incurred), depreciation and amortization, class survey costs and significant non-recurring items. Adjusted EBITDA is used as a supplemental financial measure by management and external users of financial statements, such as investors, to assess our operating performance. We believe that Adjusted EBITDA assists our management and investors by providing useful information that increases the comparability of our performance operating from period to period and against the operating performance of other companies in our industry that provide Adjusted EBITDA information. This increased comparability is achieved by excluding the potentially disparate effects between periods or companies of interest, other financial items, depreciation and amortization and taxes, which items are affected by various and possibly changing financing methods, capital structure and historical cost basis and which items may significantly affect net income between periods. We believe that including Adjusted EBITDA as a measure of operating performance benefits investors in (a) selecting between investing in us and other investment alternatives and (b) monitoring our ongoing financial and operational strength.

Adjusted EBITDA is not a measure of financial performance under U.S. GAAP, does not represent and should not be considered as an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance presented in accordance with U.S. GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and these measures may vary among other companies. Therefore, Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies. The following table reconciles Adjusted EBITDA to net income, the most directly comparable U.S. GAAP financial measure, for the periods presented:
(In thousands of U.S. Dollars)	Six Months Ended June 30,		Year Ended December 31,
	2018	2017	2017	2016	2015
Net income	$5,191	$7,731	$17,339	$66,854	$60,050
Net interest and finance costs(a)	24,236	22,615	46,078	34,991	27,939
Depreciation	15,039	15,035	30,319	30,395	24,387
Dry docking and special survey costs	2,696	5,131	6,193	81	—
Amortization of fair value of acquired time charter	3,594	3,594	7,247	7,268	218
Deferred revenue amortization	277	86	369	(58)	608
Adjusted EBITDA	$51,033	$54,192	$107,545	$139,531	$113,202

(a)
Includes interest and finance costs (inclusive of amortization of deferred financing costs), net of interest income.

THE OFFERING
Issuer
Dynagas LNG Partners LP
Units Offered
           of our    % Series B Fixed to Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $25.00 per unit, plus up to an additional            units if the underwriters exercise their option to purchase additional units in full.
For a detailed description of the Series B Preferred Units, please read “Description of the Series B Preferred Units.”
Price per Unit
$
Conversion; Exchange and Preemptive Rights
The Series B Preferred Units will not have any conversion or exchange rights or be subject to preemptive rights.
Distributions
Distributions on Series B Preferred Units will accrue and be cumulative from the date that the Series B Preferred Units are originally issued and will be payable on each Distribution Payment Date (as defined below) when, as and if declared by our Board of Directors out of legally available funds for such purpose.
Distribution Payment Dates
February 22, May 22, August 22 and November 22 (each, a “Distribution Payment Date”), commencing February 22, 2019.
Distribution Rate
From and including the original issue date to, but excluding, November 22, 2023, the distribution rate for the Series B Preferred Units will be     % per annum per $25.00 of liquidation preference per unit (equal to $     per annum per unit). From and including November 22, 2023, the distribution rate will be a floating rate equal to three-month LIBOR plus a spread of      % per annum per $25.00 of liquidation preference per unit.
Distribution Calculation
Distributions payable on the Series B Preferred Units for any distribution period during the fixed rate period will be calculated based on a 360-day year consisting of twelve 30-day months. Distributions payable on the Series B Preferred Units for any distribution period during the floating rate period will be calculated based on a 360-day year and the number of days actually elapsed during the applicable distribution period.
Ranking
The Series B Preferred Units will represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. The Series B Preferred Units will rank:
•
senior to our common units and to each other class or series of limited partner interests or other equity securities established after the original issue date of the Series B Preferred Units that is not expressly made senior to or on parity with the Series B Preferred Units as to the payment of distributions and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (collectively, the “Junior Securities”);
•
pari passu with our existing Series A Preferred Units and any other class or series of limited partner interests established after the original issue date of the Series B Preferred Units that is not expressly subordinated or senior to the Series B Preferred Units as to the payment of distributions and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (collectively, the “Parity Securities”); and

•
junior to (i) all of our indebtedness, including guarantees of our subsidiaries’ indebtedness, (ii) all other liabilities and (iii) each other class or series of limited partner interests expressly made senior to the Series B Preferred Units as to the payment of distributions and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (such limited partner interests described in clause (iii), “Senior Securities”).

Payment of Distributions
No distribution may be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in units of Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Series B Preferred Units and any Parity Securities (including the Series A Preferred Units) through the most recent respective Distribution Payment Dates. Accumulated distributions in arrears for any past distribution period may be declared by our Board of Directors and paid on any date fixed by our Board of Directors, whether or not a Distribution Payment Date, to holders of the Series B Preferred Units on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated distributions in arrears on all issued and outstanding Series B Preferred Units and any Parity Securities (including the Series A Preferred Units) have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective distribution payment dates, commencing with the earliest such payment date. If less than all distributions payable with respect to all Series B Preferred Units and any Parity Securities (including the Series A Preferred Units) are paid, any partial payment will be made pro rata with respect to the Series B Preferred Units and any Parity Securities (including the Series A Preferred Units) entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such units at such time. Holders of the Series B Preferred Units will not be entitled to any distribution, whether payable in cash, property or units, in excess of full cumulative distributions. The holders of Series B Preferred Units will not receive interest on unpaid distributions.

Optional Redemption
At any time on or after November 22, 2023, we may redeem, in whole or from time to time in part, the Series B Preferred Units at a redemption price of  $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared. Any such redemption would be effected out of any funds available for such purpose. We must provide not less than 30 days’ and not more than 60 days’ written notice of any such redemption.
Voting Rights
Holders of the Series B Preferred Units generally have no voting rights. However, if and whenever distributions payable on the Series B Preferred Units are in arrears for six or more quarterly periods, whether or not consecutive, holders of Series B Preferred Units (voting together as a class with all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable, including holders of our Series A Preferred Units) will be entitled to elect one additional director to serve on our Board of Directors, and the size of our Board of Directors will be increased as needed to accommodate such change (unless the size of our Board of Directors already has been increased by reason of the election of a director by holders of Parity Securities (including the Series A Preferred Units) upon which like voting rights have been conferred and with which the Series B Preferred Units voted as a class for the election of such director, and such director continues then to serve on our Board of Directors). Distributions payable on the Series B Preferred Units will be considered to be in arrears for any quarterly period for which full cumulative distributions through the most recent distribution payment date have not been paid on all outstanding Series B Preferred Units. The right of such holders of Series B Preferred Units to elect a member of our Board of Directors will continue until such time as all accumulated and unpaid distributions on the Series B Preferred Units have been paid in full, or funds for the payment thereof have been declared and set aside.
Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Units, voting as a single class, we may not adopt any amendment to our partnership agreement that would have a material adverse effect on the existing terms of the Series B Preferred Units.
In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Units, voting as a class together with holders of any other Parity Securities (including the Series A Preferred Units) upon which like voting rights have been conferred and are exercisable, we may not (i) issue any Parity Securities if the cumulative distributions payable on outstanding Series B Preferred Units are in arrears or (ii) create or issue any Senior Securities.
Except as noted above, no vote or consent of the holders of Series B Preferred Units is required for (i) creation or incurrence of any indebtedness, (ii) authorization or issuance of any common units or other Junior Securities or (iii) authorization or issuance of any limited partner interests of any series.
Fixed Liquidation Preference
In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, holders of the Series B Preferred Units will have the right to receive the liquidation preference of  $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of payment, whether or not declared, before any payments are made to holders of our common units or any other Junior Securities.
Sinking Fund
The Series B Preferred Units will not be subject to any sinking fund requirements.
Use of Proceeds
We expect to receive net proceeds of approximately $     million from the sale of Series B Preferred Units in this offering (or approximately $     million if the underwriters exercise in full their option to purchase additional units), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering of Series B Preferred Units for general Partnership purposes, which may include, among other things, the repayment of indebtedness, including the Partnership’s outstanding 6.25% Senior Notes due on October 30, 2019, or the funding of acquisitions or other capital expenditures. Please read “Use of Proceeds.”
Ratings
The Series B Preferred Units will not be rated by any Nationally Recognized Statistical Rating Organization.
Listings
We intend to file an application to list the Series B Preferred Units on the NYSE under the symbol “DLNGPRB”. If the application is approved, trading of the Series B Preferred Units on the NYSE is expected to begin within 30 days after the original issue date of the Series B Preferred Units. The underwriters have advised us that they intend to make a market in the Series B Preferred Units prior to commencement of any trading on the NYSE. However, the underwriters will have no obligation to do so, and no assurance can be given that a market for the Series B Preferred Units will develop prior to commencement of trading on the NYSE or, if developed, that it will be maintained.
Form
The Series B Preferred Units will be issued and maintained only in book-entry form registered in the name of the nominee of The Depository Trust Company, or DTC, except under limited circumstances.
Settlement
Delivery of the Series B Preferred Units offered hereby will be made against payment therefor on or about            , 2018, which will be the fifth business day following the date of pricing of the Series B Preferred Units (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise.

Accordingly, purchasers who wish to trade the Series B Preferred Units on the initial pricing date of the Series B Preferred Units or the next two succeeding business days will be required, by virtue of the fact that the Series B Preferred Units initially will settle in T+5, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.
Tax Considerations
Although we are organized as a partnership, we have elected to be taxed as a corporation solely for U.S. federal income tax purposes. We believe that all or a portion of the distributions you would receive from us with respect to your Series B Preferred Units would constitute dividends. If you are an individual citizen or resident of the United States or a U.S. estate or trust and meet certain holding period requirements, such dividends would be expected to be treated as “qualified dividend income” that is taxable at preferential capital gain tax rates. Any portion of your distribution that is not treated as a dividend will be treated first as a non-taxable return of capital to the extent of your tax basis in your Series B Preferred Units and, thereafter, as capital gain. In addition, there are other tax matters you should consider before investing in the Series B Preferred Units, including our tax status as a non-U.S. issuer. Please read “Material United States Federal Income Tax Considerations,” “Non-United States Tax Considerations” and “Risk Factors—Tax Risks.”
Risk Factors
Investing in the Series B Preferred Units involves risks. Limited partnerships are inherently different from corporations. You should carefully consider each of the factors described or referred to under “Risk Factors” beginning on page S-15 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and accompanying prospectus before you make an investment in the Series B Preferred Units.

RISK FACTORS
Before investing in the Series B Preferred Units, you should carefully consider all of the information included in or incorporated by reference into this prospectus. Although many of our business risks are comparable to those of a corporation engaged in a similar business, limited partnership interests are inherently different from the capital stock of a corporation. When evaluating an investment in the Series B Preferred Units, you should carefully consider the discussion of risk factors set forth below as well as the risks discussed under the heading “Item 3.—D. Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2017, filed with the Commission on March 9, 2018, which is incorporated by reference into this prospectus, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, and information included in any applicable free writing prospectus.
If any of these risks were to occur, our business, financial condition, operating results or cash flows could be materially adversely affected. In that case, we might be unable to pay distributions on the Series B Preferred Units, the trading price of the Series B Preferred Units could decline, and you could lose all or part of your investment.
Risks Related to the Series B Preferred Units
We may not have sufficient cash from operations following the establishment of cash reserves and payment of fees and expenses to enable us to pay distributions on the Series B Preferred Units.
We may not have sufficient cash from operations to pay distributions on the Series B Preferred Units. The amount of cash we can distribute on our units principally depends upon the amount of cash we generate from our operations, which may fluctuate from quarter to quarter based on the risks described in this section, including, among other things:
•
the rates we obtain from our charters;

•
the level of our operating costs, such as the cost of crews and insurance;

•
the number of unscheduled off-hire days for our Fleet and the timing of, and number of days required for, the drydocking of our vessels;

•
the continued availability of natural gas production, liquefaction and regasification facilities;

•
the price of and demand for natural gas and oil;

•
the price of and demand for LNG;

•
the supply of LNG carriers;

•
prevailing global and regional economic and political conditions;

•
changes in local income tax rates;

•
currency exchange rate fluctuations; and

•
the effect of governmental regulations and maritime self-regulatory organization standards on the conduct of our business.

In addition, the actual amount of cash available for distribution to our Series B unitholders will depend on other factors, including:
•
the level of capital expenditures we make, including for maintaining or replacing vessels, building new vessels, acquiring existing vessels and complying with regulations;

•
our debt service requirements and restrictions on distributions contained in our debt instruments;

•
the level of debt we will incur to fund future acquisitions;

•
fluctuations in interest rates;

•
fluctuations in our working capital needs;

•
variable tax rates;

•
our ability to make, and the level of, working capital borrowings; and

•
the amount of any cash reserves established by our Board of Directors.

The amount of cash we generate from our operations may differ materially from our profit or loss for the period, which will be affected by non-cash items. As a result of this and the other factors mentioned above, we may make cash distributions during periods when we record losses and may not make cash distributions during periods when we record net income.
We distribute all of our available cash to our limited partners and are not required to accumulate cash for the purpose of meeting our future obligations to holders of the Series B Preferred Units, which may limit the cash available to make distributions on the Series B Preferred Units.
Subject to the limitations in our partnership agreement, we distribute all of our available cash each quarter. “Available Cash” is defined in our partnership agreement, and it generally means, for each fiscal quarter, all cash on hand at the end of the quarter less the amount of cash reserves established by our Board of Directors to:
•
provide for the proper conduct of our business (including reserves for future capital expenditures and for our anticipated credit needs);

•
comply with applicable law, any debt instruments, or other agreements;

•
provide funds for payments on our Series A and Series B Preferred Units; and

•
provide funds for distributions to our limited partners and to our General Partner for any one or more of the next four quarters;

plus all cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter. Working capital borrowings are generally borrowings that are made under our credit agreements and in all cases are used solely for working capital purposes or to pay distributions to partners.
As a result, we do not expect to accumulate significant amounts of cash. Depending on the timing and amount of our cash distributions, these distributions could significantly reduce or eliminate the cash available to us in subsequent periods to make payments on the Series B Preferred Units.
The Series B Preferred Units represent perpetual equity interests.
The Series B Preferred Units represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As a result, holders of the Series B Preferred Units may be required to bear the financial risks of an investment in the Series B Preferred Units for an indefinite period of time. The Series B Preference Units will rank pari passu to our existing Series A Preferred Units. In addition, the Series B Preferred Units will rank junior to all our indebtedness and other liabilities, and any other Senior Securities we may issue in the future with respect to assets available to satisfy claims against us.
The Series B Preferred Units will be subordinated to our debt obligations and pari passu with our Series A Preferred Units, and your interests could be diluted by the issuance of additional limited partner interests, including additional Series B Preferred Units, and by other transactions.
The Series B Preferred Units will be subordinated to all of our existing and future indebtedness. As of June 30, 2018, our total outstanding indebtedness was $725.2 million and we had the ability to borrow an additional $30.0 million under our interest free $30.0 million revolving credit facility with our Sponsor. We will likely incur additional debt under these or future debt agreements to, among other things, refinance out existing or future indebtedness or to finance our business, including acquisitions. The payment of principal and interest on our debt reduces cash available for distributions and therefore, our ability to pay distributions on, redeem at our option or pay the liquidation preference on the Series B Preferred Units in liquidation or otherwise will be subject to prior payments due to the holders of our indebtedness.

The issuance of additional limited partner interests on a parity with or senior to the Series B Preferred Units would dilute the interests of the holders of the Series B Preferred Units, and any issuance of Senior Securities or Parity Securities or additional indebtedness could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Series B Preferred Units. No provisions relating to the Series B Preferred Units protect the holders of the Series B Preferred Units in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, which might adversely affect the holders of the Series B Preferred Units.
The Series B Preferred Units have not been rated, and ratings of any other of our securities may affect the trading price of the Series B Preferred Units.
We have not sought to obtain a rating for the Series B Preferred Units, and the units may never be rated. It is possible, however, that one or more rating agencies might independently determine to assign a rating to the Series B Preferred Units or that we may elect to obtain a rating of the Series B Preferred Units in the future. In addition, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the Series B Preferred Units in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Series B Preferred Units. Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. A rating is not a recommendation to purchase, sell or hold any particular security, including the Series B Preferred Units. Ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Series B Preferred Units may not reflect all risks related to us and our business, or the structure or market value of the Series B Preferred Units.
In the event of any liquidation event, the amount of your liquidation preference is fixed and you will have no right to receive any greater payment regardless of the circumstances.
In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the payment due upon a liquidation event is fixed at a redemption price of  $25.00 per unit plus an amount equal to all accumulated and unpaid distributions up to, and including, the date of liquidation. If, in the case of a liquidation event, there are remaining assets to be distributed after payment of this amount, you will have no right to receive or to participate in these amounts. Furthermore, if the market price of your Series B Preferred Units is greater than the liquidation preference, you will have no right to receive the market price from us upon our liquidation.
The Series B Preferred Units will rank junior to any Senior Securities and pari passu with our Series A Preferred Units and any Parity Securities.
The Series B Preferred Units will rank junior to any Senior Securities, and pari passu with our Series A Preferred Units and any Parity Securities established after the original issue date of the Series B Preferred Units. If less than all distributions payable with respect to the Series B Preferred Units and any Parity Securities (including the Series A Preferred Units) are paid, any partial payment shall be made pro rata with respect to Series B Preferred Units and any Parity Securities (including the Series A Preferred Units) entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such units at such time.
As a holder of Series B Preferred Units you will have extremely limited voting rights.
Your voting rights as a holder of Series B Preferred Units are extremely limited. Our common units are the only class of limited partner interests carrying full voting rights. Holders of the Series B Preferred Units will generally have no voting rights. However, in the event that six quarterly distributions, whether consecutive or not, payable on Series B Preferred Units or any other Parity Securities, are continuing in arrears, the holders of the Series B Preferred Units have the right, voting together as a class with all other classes or series of Parity Securities (including the Series A Preferred Units) upon which like voting rights have been conferred and are exercisable, to elect one additional director to serve on our Board of Directors, and the size of our Board of Directors will be increased as needed to accommodate such change (unless the holders of Series B Preferred Units and Parity Securities (including the Series A Preferred Units) upon which like voting rights have been conferred, voting as a class, have previously elected a member of our Board of Directors, and such director continues then to serve on our Board of Directors). The right of such holders of Series B Preferred Units to elect a member of our Board of Directors will continue until such time as all accumulated and unpaid distributions on the Series B Preferred Units have been paid in full, or funds for the payment thereof have been declared and set aside.
The Series B Preferred Units are a new issuance and do not have an established trading market, which may negatively affect their market value and your ability to transfer or sell your units. In addition, the lack of a fixed redemption date for the Series B Preferred Units will increase your reliance on the secondary market for liquidity purposes.
The Series B Preferred Units are a new issue of securities with no established trading market. In addition, since the securities have no stated maturity date, investors seeking liquidity will be limited to selling their units in the secondary market absent redemption by us. We intend to apply to list the Series B Preferred Units on the NYSE, but there can be no assurance that the NYSE will accept the Series B Preferred Units for listing. Even if the Series B Preferred Units are approved for listing by the NYSE, an active trading market on the NYSE for the units may not develop or, even if it develops, may not last, in which case the trading price of the units of Series B Preferred Units could be adversely affected and your ability to transfer your units will be limited. If an active trading market does develop on the NYSE, the Series B Preferred Units may trade at prices lower than the offering price. The trading price of the Series B Preferred Units would depend on many factors, including:
•
prevailing interest rates;

•
the market for similar securities;

•
general economic and financial market conditions;

•
our issuance of debt or preferred equity securities; and

•
our financial condition, results of operations and prospects.

We have been advised by the underwriters that they intend to make a market in the Series B Preferred Units pending any listing of the Series B Preferred Units on the NYSE, but they are not obligated to do so and may discontinue market-making at any time without notice.
Market interest rates may adversely affect the value of the Series B Preferred Units.
One of the factors that will influence the price of the Series B Preferred Units will be the distribution yield on the Series B Preferred Units (as a percentage of the price of the Series B Preferred Units) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series B Preferred Units to expect a higher distribution yield, and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Accordingly, higher market interest rates could cause the market price of the Series B Preferred Units to decrease.
The Series B Preferred Units are redeemable at our option.
We may redeem, at our option, all or, from time to time, part of the Series B Preferred Units on or after November 22, 2023. If we redeem your Series B Preferred Units, you will be entitled to receive a redemption price equal to $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption. It is likely that we would choose to exercise our optional redemption right only when prevailing interest rates have declined, which would adversely affect your ability to reinvest your proceeds from the redemption in a comparable investment with an equal or greater yield to the yield on the applicable series of the preferred units had such series of preferred units not been redeemed. We may elect to exercise our partial redemption right on multiple occasions.
The historical levels of three-month LIBOR are not an indication of the future levels of three-month LIBOR.
From and including November 22, 2023 the distribution rate for the Series B Preferred Units will be determined based on three-month LIBOR. In the past, the level of three-month LIBOR has experienced significant fluctuations. Historical levels, fluctuations and trends of three-month LIBOR are not necessarily indicative of future levels. Any historical upward or downward trend in three-month LIBOR is not an indication that three-month LIBOR is more or less likely to increase or decrease at any time during the Floating Rate Period (as defined herein), and you should not take the historical levels of three-month LIBOR as an indication of its future performance. Although the actual three-month LIBOR on a Distribution Payment Date or at other times during a Distribution Period (as defined herein) may be higher than the three-month LIBOR on the applicable Distribution Determination Date (as defined herein), you will not benefit from the three-month LIBOR at any time other than on the Distribution Determination Date for such Distribution Period. As a result, changes in the three-month LIBOR may not result in a comparable change in the market value of the Series B Preferred Units on or after November 22, 2023.
Increased regulatory oversight, uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021 may adversely affect the value of and return on the Series B Preferred Units. If LIBOR is discontinued, distributions on the Series B Preferred Units during the Floating Rate Period may be calculated using another base rate.
Regulators and law enforcement agencies in the United Kingdom and elsewhere are conducting civil and criminal investigations into whether the banks that contribute to the British Bankers’ Association, or the BBA, in connection with the calculation of daily LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of LIBOR.
On July 27, 2017, the United Kingdom Financial Conduct Authority, or the FCA, which regulates LIBOR, announced that it intends to stop persuading or compelling banks to submit rates for the calculation of LIBOR to the administrator of LIBOR after 2021, or the FCA Announcement. The FCA Announcement indicates that the continuation of LIBOR on the current basis is not guaranteed after 2021. It is not possible to predict the effect of the FCA Announcement, any changes in the methods pursuant to which LIBOR rates are determined and any other reforms to LIBOR that will be enacted in the United Kingdom and elsewhere, which may adversely affect the trading market for LIBOR based securities, including the Series B Preferred Units, or result in the phasing out of LIBOR as a reference rate for securities. In addition, any changes announced by the FCA, including the FCA Announcement, the ICE Benchmark Administration Limited (the independent administrator of LIBOR) or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which LIBOR rates are determined may result in a sudden or prolonged increase or decrease in reported LIBOR rates. If that were to occur, the level of distribution payments during the Floating Rate Period would be affected and the value of the Series B Preferred Units may be materially affected.
Further, if a LIBOR rate is not available on a Distribution Determination Date during the Floating Rate Period, the terms of the Series B Preferred Units will require alternative determination procedures which may result in distribution payments differing from expectations and could materially affect the value of the Series B Preferred Units. If a published LIBOR rate is unavailable, the rate on the Series B Preferred Units will be determined as set forth under “Description of Series B Preferred Units—Distributions—Distribution Rate”.
Risks Related to this Offering
Management will have broad discretion as to the use of the net proceeds from this offering, and may use the net proceeds for purposes with which you do not agree.
Because we have not designated the amount of net proceeds from this offering to be used for any specific purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management intends to use the net proceeds from this offering as stated herein, but may still use the net proceeds for purposes with which you do not agree or in ways that do not improve our operating results or that may not yield a favorable return on your investment. The actual amounts and timing of the Partnership expenditures funded with the proceeds from this offering will vary and depend on a number of factors, including the amount of cash used in and granted from our operations. The failure by our management to apply these funds effectively could harm our business and have an adverse effect on the market price of our units.

Conflicts of Interest and Fiduciary Duties
Our General Partner has limited its liability regarding our obligations.
Our General Partner has limited its liability under contractual arrangements so that the other party has recourse only to our assets and not against our General Partner or its assets or any affiliate of our General Partner or its assets. The Partnership Agreement provides that any action taken by our General Partner to limit its or our liability is not a breach of our General Partner’s fiduciary duties owed to common unitholders or a breach of our General Partner’s contractual duty of good faith and fair dealing to holders of the Series B Preferred Units even if we could have obtained terms that are more favorable without the limitation on liability.
Common unitholders, Series A Preferred Units and Series B Preferred Units have no right to enforce obligations of our General Partner and its affiliates under agreements with us.
Any agreements between us, on the one hand, and our General Partner and its affiliates, on the other, do not and will not grant to the holders of our common units, Series A Preferred Units and Series B Preferred Units separate and apart from us, the right to enforce the obligations of our General Partner and its affiliates in our favor.
Except in limited circumstances, our Board of Directors has the power and authority to conduct our business without limited partner approval.
Under the Partnership Agreement, our Board of Directors has full power and authority to do all things (other than those items that require limited partner approval or with respect to which our Board of Directors has sought conflicts committee approval) on such terms as it determines to be necessary or appropriate to conduct our business including, among others, the following:
•
the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into securities of the partnership (subject to the limited approval rights of holders of Series B Preferred Units described under “Description of Series B Preferred Units—Voting Rights”), and the incurring of any other obligations;

•
the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdictions over our business or assets;

•
the negotiation, execution and performance of any contracts, conveyances or other instruments;

•
the distribution of partnership cash;

•
the selection and dismissal of employees and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

•
the maintenance of insurance for our benefit and the benefit of our partners;

•
the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any other limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships;

•
the control of any matters affecting our rights and obligations, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

•
the indemnification of any person against liabilities and contingencies to the extent permitted by law;

•
the purchase, sale or other acquisition or disposition of our securities, or the issuance of additional options, rights, warrants and appreciation rights relating to our securities (subject to certain restrictions if the prior payment of all quarterly distributions on the Series B Preferred Units through the most recent Series B Distribution Payment Date (as defined herein) is in arrears); and
•
the entering into of agreements with any of its affiliates to render services to us, our controlled affiliates or to itself in the discharge of its duties as our General Partner.

Please read “Summary of our Partnership Agreement—Meetings; Voting,” and “Description of Series B Preferred Units—Voting Rights” for information regarding the voting rights of limited partners.
Tax Risks
In addition to the following risk factors, you should read “Material United States Federal Income Tax Considerations” and “Non-United States Tax Considerations” for a more complete discussion of the material Marshall Islands and United States federal income tax consequences of owning and disposing of the Series B Preferred Units.
We may be subject to taxes, which will reduce our cash available for distribution to the holders of our units.
We and our subsidiaries may be subject to tax in the jurisdictions in which we are organized or operate, reducing the amount of cash available for distribution. In computing our tax obligation in these jurisdictions, we are required to take various tax accounting and reporting positions on matters that are not entirely free from doubt and for which we have not received rulings from the governing authorities. We cannot assure you that upon review of these positions the applicable authorities will agree with our positions. A successful challenge by a tax authority could result in additional tax imposed on us or our subsidiaries, further reducing the cash available for distribution. In addition, changes in our operations or ownership could result in additional tax being imposed on us or our subsidiaries in jurisdictions in which operations are conducted. Please see “Material United States Federal Income Tax Considerations.”
We may have to pay tax on U.S.-source income, which would reduce our earnings and cash flow.
Under the United States Internal Revenue Code of 1986, as amended (the “Code”), the U.S.-source gross transportation income of a ship-owning or chartering corporation, such as ourselves, generally is subject to a 4% United States federal income tax without allowance for deduction, unless that corporation qualifies for exemption from tax under a tax treaty or Section 883 of the Code and the Treasury Regulations promulgated thereunder. U.S.-source gross transportation income consists of 50% of the gross shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States.
Based on advice we received from Seward & Kissel LLP, our United States counsel, we believe we currently qualify for this statutory tax exemption and we intend to take this position for United States federal income tax reporting purposes. However, there are factual circumstances beyond our control that could cause us to lose the benefit of this tax exemption and thereby become subject to the 4% United States federal income tax described above. For example, if the holders of 5% or more of the total voting power and value of our common units, or 5% Unitholders, were to come to own 50% or more of the total voting power and value of the common units, then we would not qualify for exemption under Section 883. It is noted that holders of our common units are limited to owning 4.9% of the voting power of such common units. Assuming that such limitation is treated as effective for purposes of determining voting power under Section 883, then we would not have any 5% Unitholders to own 50% or more of our common units. If contrary to these expectations, our 5% Unitholders were to own 50% or more of the common units, then we would not qualify for exemption under Section 883 unless we could establish that among the closely-held group of 5% Unitholders, there are sufficient 5% Unitholders that are qualified unitholders for purposes of Section 883 to preclude non-qualified 5% Unitholders in the closely-held group from owning 50% or more of the total value of our common units for more than half the number of days during the taxable year. In order to establish this, sufficient 5% Unitholders that are qualified unitholders would have to comply with certain documentation and certification requirements designed to substantiate their identity as qualified unitholders. These requirements are onerous and there can be no assurance that we would be able to satisfy them. The imposition of this taxation could have a negative effect on our business and would result in decreased earnings available for distribution payments to the holders of the Series B Preferred Units. For a more detailed discussion, see “Material United States Federal Income Tax Considerations.”
United States tax authorities could treat us as a “passive foreign investment company,” which would have adverse United States federal income tax consequences to United States holders of the Series B Preferred Units.
A non-U.S. entity treated as a corporation for United States federal income tax purposes will be treated as a “passive foreign investment company” (or PFIC) for U.S. federal income tax purposes if at least 75% of its gross income for any taxable year consists of  “passive income” or at least 50% of the average value of its assets produce, or are held for the production of, “passive income.” For purposes of these tests, “passive income” includes dividends, interest, gains from the sale or exchange of investment property, and rents and royalties other than rents and royalties that are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute “passive income.” U.S. shareholders of a PFIC are subject to a disadvantageous United States federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC, and the gain, if any, they derive from the sale or other disposition of their interests in the PFIC. Based on our current and projected method of operation, and the opinion of our United States counsel, Seward & Kissel LLP, we believe that we were not a PFIC in the year ended December 31, 2017 and do not expect to be a PFIC for the current or any future taxable year. We received a long-form opinion of our United States counsel at the time of our IPO in support of this position that concluded that the income our subsidiaries earned from certain of our time-chartering activities should not constitute passive income for purposes of determining whether we are a PFIC for the taxable year of our IPO and subsequent taxable years. At the time of our IPO, we represented to our United States counsel that we expected that more than 25% of our gross income for the taxable year of our IPO and each subsequent year would arise from such time-chartering activities or other income which does not constitute passive income, and more than 50% of the average value of our assets for each such year would be held for the production of such non passive income. We believe that such representations were accurate for the taxable year ended December 31, 2017, and we expect them to be accurate for the current taxable year and each future taxable year. Assuming the composition of our income and assets is consistent with these expectations, and assuming the accuracy of other representations we have made to our United States counsel for purposes of their opinion, our United States counsel is of the opinion that we should not be a PFIC for the year ended December 31, 2017 year or the current or any future year. This opinion is based and its accuracy is conditioned on representations, valuations and projections provided by us regarding our assets, income and charters to our United States counsel. While we believe these representations, valuations and projections to be accurate, the shipping market is volatile and no assurance can be given that they will continue to be accurate at any time in the future.
While Seward & Kissel LLP, our United States counsel, is providing us with this opinion in support of our position, it should be noted that there is also authority concluding that income derived from time charters should be treated as rental income rather than services income for other tax purposes. Therefore, in the absence of any legal authority specifically relating to the statutory provisions governing PFICs, our United States counsel has advised us that the conclusions reached are not free from doubt, and it is possible that the United States Internal Revenue Service, or the IRS, or a court could disagree with this position.
In addition, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to each taxable year, we cannot assure you that the nature of our operations will not change in the future and that we will not become a PFIC in any taxable year. If the IRS were to find that we are or have been a PFIC for any taxable year (and regardless of whether we remain a PFIC for subsequent taxable years), our U.S. unitholders would face adverse United States federal income tax consequences. See “Material United States Federal Income Tax Considerations” for a more detailed discussion of the United States federal income tax consequences to United States unitholders if we are treated as a PFIC.

There is always a risk of adverse tax consequences of investing in the Series B Preferred Units arising from changes in U.S. federal income tax law.
In recent years (and as recently as December of 2017), numerous changes to the Code have been enacted. These changes have affected marginal tax rates, personal exemptions, itemized deductions, depreciation and amortization rates, and other provisions of the Code. There can be no assurance that the present United States federal income tax treatment of an investment in the Series B Preferred Units will not be adversely affected by future legislative, judicial or administrative action. Any modification or change in the Code or the Treasury Regulations promulgated thereunder, or any judicial decision, could conceivably be applied retroactively to an investment in the Series B Preferred Units. In view of this uncertainty, prospective investors are urged to consider ongoing developments in this area and consult their advisors concerning the effects of such developments on an investment in the Series B Preferred Units in light of their own personal tax situations.

USE OF PROCEEDS
We expect to receive net proceeds of approximately $     million from the sale of Series B Preferred Units we are offering (or $     million if the underwriters exercise in full their option to purchase additional Series B Preferred Units), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We plan to use the net proceeds from the sale of the preferred units covered by this prospectus, for general Partnership purposes, which may include, among other things, the repayment of indebtedness, including the Partnership’s outstanding 6.25% Senior Notes due on October 30, 2019, or the funding of acquisitions or other capital expenditures.

RATIO OF EARNINGS TO FIXED CHARGES AND TO FIXED CHARGES AND PREFERRED UNIT DISTRIBUTIONS
The following table sets forth our unaudited ratio of our consolidated earnings to our consolidated fixed charges and preferred unit distributions for each of the last five years and as at June 30, 2018.
	Six Months Ended June 30, 2018	Year Ended December 31,
		2017	2016	2015	2014	2013
	(U.S. dollars in thousands)
Earnings:
Income from continuing operations before taxes	5,191	17,339	66,854	60,050	50,561	45,620
Add: Fixed charges	24,461	45,162	34,871	27,471	14,123	9,298
Add: Depreciation of capitalized interest	202	407	408	407	374	349
Total Earnings	$29,854	$62,908	$102,133	$87,928	$65,058	$55,267
Fixed Charges:
Interest charges, whether expensed or capitalized	22,836	39,775	32,887	25,926	13,338	8,248
Amortization and write-off of deferred finance fees	1,625	5,387	1,984	1,545	785	1,050
Total Fixed Charges	$24,461	$45,162	$34,871	$27,471	$14,123	$9,298
Preferred unit distributions	3,375	6,750	6,750	2,100	—	—
Total Fixed Charges and Preferred Unit Distributions	$27,836	$51,912	$41,621	$29,571	$14,123	$9,298
Ratio of earnings to Fixed Charges	1.22x	1.39x	2.93x	3.20x	4.61x	5.94x
Ratio of earnings to Fixed Charges and Preferred Dividends	1.07x	1.21x	2.45x	2.97x	4.61x	5.94x

CASH AND CAPITALIZATION
The following table sets forth our consolidated cash and capitalization as of June 30, 2018:
•
On an actual basis;

•
On an as adjusted basis to give effect to:

(i)
the quarterly cash distribution of  $0.25 per common and general partner unit with respect to the second quarter of 2018, amounting in aggregate to $8.9 million and paid on July 19, 2018;

(ii)
the quarterly cash distribution of  $0.25 per common and general partner unit with respect to the third quarter of 2018, amounting in aggregate to $8.9 million, declared on October 9, 2018 and expected to be paid on October 26, 2018 to all common unitholders of record as of October 19, 2018;

(iii)
the cash distribution of  $0.5625 per unit on our Series A Preferred Units for the period from May 12, 2018 to August 11, 2018, amounting to a total of  $1.7 million, paid on August 13, 2018 to all Series A Preferred unitholders of record as of August 5, 2018; and

(iv)
scheduled debt repayments of  $1.2 million.

•
On an as further adjusted basis, to give effect to this offering and the application of the estimated net proceeds therefrom as described under “Use of Proceeds.”

There have been no significant adjustments to our capitalization since June 30, 2018, as further adjusted. You should read the information below together with the section of this prospectus supplement entitled “Use of Proceeds,” as well as the consolidated financial statements and related notes for the year ended December 31, 2017, included in our Annual Report on Form 20-F, filed with the Commission on March 9, 2018, and our report on Form 6-K which includes our Management’s Discussion and Analysis of Financial Condition and Results of Operations for the six months ended June 30, 2018, furnished to the Commission on August 7, 2018, each of which is incorporated by reference herein.
	As of June 30, 2018
	Actual	As adjusted	As further adjusted(2)
	(in thousands of U.S. dollars)
CASH:
Cash and Cash Equivalents	$57,818	$46,049	$
CAPITALIZATION:
Debt:
Secured debt – Term loan B	$475,200	$474,000	$
Unsecured debt – Revolving credit facility(1)	—	—
Unsecured debt – 6.25% Senior Notes due 2019	250,000	250,000
Total debt obligations (including current portion)	$725,200	$724,000	$
Partners’ Equity:
Common unitholders: 35,490,000 units issued and outstanding on an actual, as adjusted and as further adjusted basis	$223,002	$205,256	$
General Partner: 33,526 units issued and outstanding on an actual, as adjusted and as further adjusted basis	8	(10)
Series A Preferred Units: 3,000,000 units issued and outstanding on an actual, as adjusted and as further adjusted basis	73,216	71,529
Series B Preferred Units: no units issued and outstanding on an actual and as adjusted basis and units issued and outstanding on an as further adjusted basis	—	—
Total Partners’ Equity	$296,226	$276,775
Total capitalization	$1,021,426	$1,000,775	$

(1)
As of June 30, 2018, we had maximum borrowing availability under the $30 million revolving credit facility with our Sponsor.

(2)
Assumes no exercise of the underwriters’ option to purchase additional units.

DESCRIPTION OF SERIES B PREFERRED UNITS
The following description of the Series B Preferred Units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our fourth amended and restated partnership agreement, or the Partnership Agreement, which is incorporated by reference into this prospectus, and sets forth the terms of the Series B Preferred Units. A copy of the Partnership Agreement may be obtained from us as described under “Where You Can Find Additional Information.”
General
The Series B Preferred Units offered hereby are a new series of preferred units. Upon completion of this offering, there will be      Series B Preferred Units issued and outstanding (or      Series B Preferred Units issued and outstanding if the underwriters exercise in full their option to purchase additional units). We may, without notice to or consent of the holders of the then-outstanding Series B Preferred Units, authorize and issue additional Series B Preferred Units, Parity Securities and Junior Securities (each as defined under “Summary—The Offering—Ranking”) and, subject to the further limitations described under “—Voting Rights,” Senior Securities and Parity Securities (as defined under “Summary—The Offering—Ranking”).
The holders of our common units are entitled to receive, to the extent permitted by law, such distributions as may from time to time be declared by our Board of Directors. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common units are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations and for payment to the holders of any class or series of limited partner interests (including the Series B Preferred Units) having preferential rights to receive distributions of our assets.
The Series B Preferred Units will entitle the holders thereof to receive cumulative cash distributions when, as and if declared by our Board of Directors out of legally available funds for such purpose. When issued and paid for in the manner described in this prospectus, the Series B Preferred Units offered hereby will be fully paid and nonassessable. Subject to the matters described under “—Liquidation Rights,” each Series B Preferred Unit will have a fixed liquidation preference of  $25.00 per unit plus an amount equal to accumulated and unpaid distributions thereon to the date fixed for payment, whether or not declared. See “—Liquidation Rights.”
The Series B Preferred Units will represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As such, the Series B Preferred Units will rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us.
All the Series B Preferred Units offered hereby will be represented by a single certificate issued to the Securities Depository (as defined below) and registered in the name of its nominee and, so long as a Securities Depository has been appointed and is serving, no person acquiring Series B Preferred Units will be entitled to receive a certificate representing such units unless applicable law otherwise requires or the Securities Depository resigns or is no longer eligible to act as such and a successor is not appointed. See “—Book-Entry System.”
The Series B Preferred Units will not be convertible into common units or other of our securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights. The Series B Preferred Units will not be subject to mandatory redemption or to any sinking fund requirements. The Series B Preferred Units will be subject to redemption, in whole or in part, at our option commencing on November 22, 2023. See “—Redemption.”
We have appointed Computershare as the paying agent, or Paying Agent, and the registrar and transfer agent, or the Registrar and Transfer Agent, for the Series B Preferred Units. The address of Computershare is 250 Royall Street, Canton MA 02021.

Ranking
In addition to the Series B Preferred Units, we have established one other series of preferred units, titled “Series A Preferred Units.” As of the date of this prospectus, a total of 3,000,000 Series A Preferred Units are issued and outstanding. The Series A Preferred Units are redeemable by us at any time on or after August 12, 2020 and distributions accrue at a rate of 9.00% per annum per $25.00 of liquidation preference per unit.
The Series B Preferred Units will, with respect to anticipated quarterly distributions and distributions upon the liquidation, winding-up and dissolution of our affairs, rank:
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senior to the Junior Securities (including our common units);

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pari passu with the Parity Securities (including the Series A Preferred Units);

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junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us; and

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junior to the Senior Securities

Under the Partnership Agreement, we may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series B Preferred Units. Our Board of Directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any units of that series. Our Board of Directors will also determine the number of units constituting each series of securities. Our ability to issue additional Parity Securities in certain circumstances or Senior Securities is limited as described under “—Voting Rights.”
Liquidation Rights
The holders of outstanding Series B Preferred Units will be entitled, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, to receive the liquidation preference of  $25.00 per unit in cash plus an amount equal to accumulated and unpaid distributions thereon to the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of our common units or any other Junior Securities. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of our affairs for this purpose. In the event that our assets available for distribution to holders of the outstanding Series B Preferred Units and any Parity Securities (including the Series A Preferred Units) are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the Series B Preferred Units and any Parity Securities (including the Series A Preferred Units) ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding Series B Preferred Units and Parity Securities (including the Series A Preferred Units), our remaining assets and funds will be distributed among the holders of the common units and any other Junior Securities then outstanding according to their respective rights.
Voting Rights
The Series B Preferred Units will have no voting rights except as set forth below or as otherwise provided by Marshall Islands law. In the event that six quarterly distributions, whether consecutive or not, payable on the Series B Preferred Units are continuing in arrears, the holders of the Series B Preferred Units, will have the right, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, including holders of our Series A Preferred Units, to elect one member of our Board of Directors, and the size of our Board of Directors will be increased as needed to accommodate such change (unless holders of Series B Preferred Units and Parity Securities (including the Series A Preferred Units) upon which like voting rights have been conferred, voting as a class, have previously elected a member of our Board of Directors, and such director continues then to serve on our Board of Directors). Distributions payable on the Series B Preferred Units will be considered to be in arrears for any quarterly period for which full cumulative distributions through the most recent Distribution Payment Date (as defined below) have not been paid on all outstanding Series B Preferred

Units. The right of such holders of Series B Preferred Units to elect a member of our Board of Directors will continue until such time as all distributions accumulated and in arrears on the Series B Preferred Units have been paid in full, or funds for the payment thereof have been declared and set aside, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay six quarterly distributions as described above. Upon any termination of the right of the holders of the Series B Preferred Units and any other Parity Securities (including the Series A Preferred Units) to vote as a class for such director, the term of office of such director then in office elected by such holders voting as a class will terminate immediately. Any director elected by the holders of the Series B Preferred Units and any other Parity Securities (including the Series A Preferred Units) shall each be entitled to one vote on any matter before our Board of Directors.
Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Units, voting as a single class, we may not adopt any amendment to the Partnership Agreement that has a material adverse effect on the existing terms of the Series B Preferred Units.
In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Units, voting as a class together with holders of any other Parity Securities (including the Series A Preferred Units) upon which like voting rights have been conferred and are exercisable, we may not:
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issue any Parity Securities if the cumulative distributions payable on outstanding Series B Preferred Units are in arrears; or

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create or issue any Senior Securities.

On any matter described above in which the holders of the Series B Preferred Units are entitled to vote as a class, such holders will be entitled to one vote per outstanding unit. The Series B Preferred Units held by us or any of our subsidiaries or affiliates will not be entitled to vote. As of October 16, 2018, there were 3,000,000 Series A Preferred Units outstanding. Accordingly, after the issuance of Series B Preferred Units in this offering (assuming the underwriters do not exercise their option to purchase additional units), the Series B Preferred Units will represent approximately     % of the total voting power of the Series A Preferred Units and the Series B Preferred Units for purposes of any vote in which the Series A Preferred Units vote together with the Series B Preferred Units. Assuming that we issue      units of Series B Preferred Units in this offering (assuming the underwriters exercise their option to purchase additional units in full), the Series B Preferred Units will represent approximately     % of the total voting power of the Series A Preferred Units and the Series B Preferred Units.
Series B Preferred Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.
Distributions
General
Holders of Series B Preferred Units will be entitled to receive, when, as and if declared by our Board of Directors out of legally available funds for such purpose, cumulative cash distributions from and including the date of original issuance of the Series B Preferred Units.
Distribution Rate
Distributions on Series B Preferred Units will be cumulative, from and including the date of their original issuance, and will be payable on each Distribution Payment Date, commencing on February 22, 2019, when, as and if declared by our Board of Directors or any authorized committee thereof out of legally available funds for such purpose. From and including the original issue date to, but excluding, November 22, 2023 (the “Fixed Rate Period”), distributions on the Series B Preferred Units will accrue at a

rate of      % per annum per $25.00 stated liquidation preference per Series B Preferred Unit. From and including November 22, 2023 (the “Floating Rate Period”), the distribution rate will be a floating rate equal to the Three Month LIBOR Rate (as defined below) plus a spread of      % per annum per $25.00 stated liquidation preference per Series B Preferred Unit.
For each Distribution Period (as defined below) during the Floating Rate Period, the applicable distribution rate will be determined by the calculation agent as of the applicable Distribution Determination Date (as defined below). For purposes of determining the applicable distribution rate, LIBOR (the London interbank offered rate) (“Three-Month LIBOR Rate”) will be determined by the calculation agent, as of the applicable Distribution Determination Date, in accordance with the following provisions:
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the Three Month LIBOR Rate will be the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant Distribution Determination Date; or

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if no such rate appears on “Reuters Page LIBOR01” or if the “Reuters Page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant Distribution Determination Date, then the calculation agent, after consultation with us, will select four nationally-recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide the calculation agent with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Distribution Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that Distribution Determination Date for the applicable Distribution Period. Offered quotations must be based on a principal amount equal to an amount that, in the calculation agent’s discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the Three-Month LIBOR Rate for such Distribution Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the Three-Month LIBOR Rate for such Distribution Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that Distribution Determination Date for such Distribution Period by three nationally-recognized banks in New York, New York selected by the calculation agent, for loans in U.S. dollars to nationally-recognized European banks (as selected by the calculation agent), for a period of three months commencing on the first day of such Distribution Period. The rates quoted must be based on an amount that, the calculation agent’s discretion, is representative of a single transaction in U.S. dollars in that market at that time. If no quotation is provided as described above, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates, shall determine LIBOR for the second London Business Day immediately preceding the first day of such Distribution Period in its sole discretion. If the calculation agent is unable or unwilling to determine LIBOR as provided in the immediately preceding sentence, the calculation agent will use a substitute or successor base rate that it has determined in its sole discretion is most comparable to the Three-Month LIBOR Rate, provided that if the calculation agent determines there is an industry-accepted substitute or successor base rate, then the calculation agent shall use such substitute or successor base rate. If the calculation agent has determined a substitute or successor base rate in accordance with the immediately preceding sentence, the calculation agent in its sole discretion may determine what business day convention to use, the definition of business day, the distribution determination date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Three-Month LIBOR Rate, in a manner that is consistent with industry accepted practices for such substitute or successor base rate

Notwithstanding the above, if the calculation agent determines on the relevant Distribution Determination Date that the LIBOR base rate has been discontinued, then the calculation agent will use a substitute or successor base rate that it has determined in its sole discretion is most comparable to the LIBOR base rate, provided that if the calculation agent determines there is an industry-accepted successor base rate, then the calculation agent shall use such substituted or successor base rate. If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent in its sole discretion, may determine what business day convention to use, the definition of business day, the distribution determination date to use and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Three-Month LIBOR Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.
We will appoint a calculation agent for the Series B Preferred Units prior to the commencement of the Floating Rate Period and will be entitled to remove or replace the calculation agent in our discretion.
“Distribution Determination Date” means the London Business Day (as defined below) immediately preceding the first date of the applicable Distribution Period.
“Distribution Period” means the period from, and including, a Distribution Payment Date to, but excluding, the next succeeding Distribution Payment Date, except for the initial Distribution Period, which will be the period from, and including, the original issue date of the Series B Preferred Units to, but excluding, February 22, 2019.
“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).
Distribution Payment Dates
The “Distribution Payment Dates” for the Series B Preferred Units will be each February 22, May 22, August 22 and November 22, commencing February 22, 2019. Distributions will accumulate in each distribution period from and including the preceding Distribution Payment Date or the initial issue date, as the case may be, to but excluding the applicable Distribution Payment Date for such distribution period, and distributions will accrue on accumulated distributions at the applicable distribution rate. If any Distribution Payment Date during the Fixed Rate Period otherwise would fall on a day that is not a Business Day, declared distributions will be paid on the immediately succeeding Business Day without the accumulation of additional distributions for the period between the Distribution Payment Date and such immediately succeeding Business Day. If any Distribution Payment Date during the Floating Rate Period otherwise would fall on a day that is not a Business Day, then the Distribution Payment Date will be the next day that is a Business Day. If any such Distribution Payment Date is postponed during the Floating Rate Period as described in the immediately preceding sentence, the amount of the distribution for the relevant Distribution Period will be adjusted accordingly. Distributions payable on the Series B Preferred Units for any Distribution Period during the Fixed Rate Period will be calculated based on a 360-day year consisting of twelve 30-day months. Distributions payable on the Series B Preferred Units for any Distribution Period during the Floating Rate Period will be calculated based on a 360-day year and the number of days actually elapsed during such Distribution Period.
“Business Day” means a day on which the NYSE is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City are authorized or required by law to close.

Payment of Distributions
Not later than the close of business, New York City time, on each Distribution Payment Date, we will pay those distributions, if any, on the Series B Preferred Units that have been declared by our Board of Directors to the holders of such units as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent on the applicable Record Date. The applicable record date, the Record Date, will be the fifth Business Day immediately preceding the applicable Distribution Payment Date, except that in the case of payments of distributions in arrears, the Record Date with respect to a Distribution Payment Date will be such date as may be designated by our Board of Directors in accordance with the Partnership Agreement, as amended.
So long as the Series B Preferred Units are held of record by the nominee of the Securities Depository, declared distributions will be paid to the Securities Depository in same-day funds on each Distribution Payment Date. The Securities Depository will credit accounts of its participants in accordance with the Securities Depository’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series B Preferred Units in accordance with the instructions of such beneficial owners.
No distribution may be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in units of Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Series B Preferred Units and any Parity Securities (including the Series A Preferred Units) through the most recent respective distribution payment dates. Accumulated distributions in arrears for any past distribution period may be declared by our Board of Directors and paid on any date fixed by our Board of Directors, whether or not a Distribution Payment Date, to holders of the Series B Preferred Units on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated distributions in arrears on all outstanding Series B Preferred Units and any Parity Securities (including the Series A Preferred Units) have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective distribution payment dates, commencing with the earliest. If less than all distributions payable with respect to all Series B Preferred Units and any Parity Securities (including the Series A Preferred Units) are paid, any partial payment will be made pro rata with respect to the Series B Preferred Units and any Parity Securities (including the Series A Preferred Units) entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such units at such time. Holders of the Series B Preferred Units will not be entitled to any distribution, whether payable in cash, property or units, in excess of full cumulative distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid distributions as described under “—Distributions—Distribution Rate,” no interest or sum of money in lieu of interest will be payable in respect of any distribution payment which may be in arrears on the Series B Preferred Units.
Redemption
The Series B Preferred Units will represent perpetual equity interests in us. We will have no obligation to redeem or repurchase any Series B Preferred Units.
Optional Redemption
Commencing on November 22, 2023, we may redeem, at our option, in whole or in part, the Series B Preferred Units at a redemption price in cash equal to $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple partial redemptions.
Redemption Procedures
We will give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any units to be redeemed as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (1) the redemption date, (2) the number of Series B Preferred Units to be redeemed and, if less than all outstanding Series B Preferred Units are to be redeemed, the number (and the identification) of units to be redeemed from such holder, (3) the redemption price, (4) the place where the Series B Preferred Units are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (5) that distributions on the units to be redeemed will cease to accumulate from and after such redemption date.
If fewer than all of the outstanding Series B Preferred Units are to be redeemed, the number of units to be redeemed will be determined by us, and such units will be redeemed by such method of selection as the Securities Depository shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional units. So long as all Series B Preferred Units are held of record by the nominee of the Securities Depository, we will give notice, or cause notice to be given, to the Securities Depository of the number of Series B Preferred Units to be redeemed, and the Securities Depository will determine the number of Series B Preferred Units to be redeemed from the account of each of its participants holding such units in its participant account. Thereafter, each participant will select the number of units to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series B Preferred Units for its own account). A participant may determine to redeem Series B Preferred Units from some beneficial owners (including the participant itself) without redeeming Series B Preferred Units from the accounts of other beneficial owners.
So long as the Series B Preferred Units are held of record by the nominee of the Securities Depository, the redemption price will be paid by the Paying Agent to the Securities Depository on the redemption date. The Securities Depository’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.
If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series B Preferred Units as to which notice has been given by the close of business, New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such units is issued in the name of the Securities Depository or its nominee) of the certificates therefor. If notice of redemption shall have been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all distributions on such units will cease to accumulate and all rights of holders of such units as our unitholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid distributions through (but not including) the date fixed for redemption, whether or not declared. We will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the units to be redeemed), and the holders of any units so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Series B Preferred Units, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the Series B Preferred Units entitled to such redemption or other payment shall have recourse only to us.
If only a portion of the Series B Preferred Units represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such units is registered in the name of the Securities Depository or its nominee), the Paying Agent will issue to the holder of such units a new certificate (or adjust the applicable book-entry account) representing the number of Series B Preferred Units represented by the surrendered certificate that have not been called for redemption.
Notwithstanding any notice of redemption, there will be no redemption of any Series B Preferred Units called for redemption until funds sufficient to pay the full redemption price of such units, including all accumulated and unpaid distributions to the date of redemption, whether or not declared, have been deposited by us with the Paying Agent.

We and our affiliates may from time to time purchase the Series B Preferred Units, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any Series B Preferred Units.
Notwithstanding the foregoing, in the event that full cumulative distributions on the Series B Preferred Units and any Parity Securities (including the Series A Preferred Units) have not been paid or declared and set apart for payment, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Series B Preferred Units or Parity Securities (including the Series A Preferred Units) except pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Units and any Parity Securities (including the Series A Preferred Units). Common units and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless full cumulative distributions on the Series B Preferred Units and any Parity Securities (including the Series A Preferred Units) for all prior and the then-ending distribution periods have been paid or declared and set apart for payment.
No Sinking Fund
The Series B Preferred Units will not have the benefit of any sinking fund.
No Fiduciary Duty
We, our officers and directors and our General Partner, will not owe any fiduciary duties to holders of the Series B Preferred Units other than an implied contractual duty of good faith and fair dealing pursuant to the Partnership Agreement.
Book-Entry System
All Series B Preferred Units offered hereby will be represented by a single certificate issued to The Depository Trust Company (and its successors or assigns or any other securities depository selected by us), or the Securities Depository, and registered in the name of its nominee (initially, Cede & Co.). The Series B Preferred Units offered hereby will continue to be represented by a single certificate registered in the name of the Securities Depository or its nominee, and no holder of the Series B Preferred Units offered hereby will be entitled to receive a certificate evidencing such units unless otherwise required by law or the Securities Depository gives notice of its intention to resign or is no longer eligible to act as such and we have not selected a substitute Securities Depository within 60 calendar days thereafter. Payments and communications made by us to holders of the Series B Preferred Units will be duly made by making payments to, and communicating with, the Securities Depository. Accordingly, unless certificates are available to holders of the Series B Preferred Units, each purchaser of Series B Preferred Units must rely on (1) the procedures of the Securities Depository and its participants to receive distributions, any redemption price, liquidation preference and notices, and to direct the exercise of any voting or nominating rights, with respect to such Series B Preferred Units and (2) the records of the Securities Depository and its participants to evidence its ownership of such Series B Preferred Units.
So long as the Securities Depository (or its nominee) is the sole holder of the Series B Preferred Units, no beneficial holder of the Series B Preferred Units will be deemed to be a unitholder of us. The Depository Trust Company, the initial Securities Depository, is a New York-chartered limited purpose trust company that performs services for its participants, some of whom (and/or their representatives) own The Depository Trust Company. The Securities Depository maintains lists of its participants and will maintain the positions (i.e., ownership interests) held by its participants in the Series B Preferred Units, whether as a holder of the Series B Preferred Units for its own account or as a nominee for another holder of the Series B Preferred Units.

SUMMARY OF OUR PARTNERSHIP AGREEMENT
The following is a summary of the material provisions of the Partnership Agreement, which is qualified in its entirety by the terms and conditions of the Partnership Agreement, which incorporated herein by reference. We will provide prospective investors with a copy of the Partnership Agreement upon written request at no charge.
Organization and Duration
We were organized on May 29, 2013 and have perpetual existence.
Purpose
Our purpose under the Partnership Agreement is to engage in any business activities that may lawfully be engaged in by a limited partnership pursuant to the Marshall Islands Limited Partnership Act, or the Partnership Act.
Although our Board of Directors has the ability to cause us or our subsidiaries to engage in activities other than liquefied natural gas shipping industry and other maritime LNG infrastructure assets, it has no current plans to do so and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. Our General Partner owes a contractual duty of good faith and fair dealing to the holders of Series A Preferred Units and Series B Preferred Units pursuant to the Partnership Agreement. Our General Partner has delegated to our Board of Directors the authority to oversee and direct our operations, management and policies on an exclusive basis.
Cash Distributions
The Partnership Agreement specifies the manner in which we will make cash distributions to holders of our common units and other partnership interests, including to the holders of our Series A Preferred Units, Series B Preferred Units and incentive distribution rights, as well as to our General Partner in respect of its General Partner interest.
Capital Contributions
No holder of common units, Series A Preferred Units or Series B Preferred Units is obligated to make additional capital contributions, except as described below under “—Limited Liability.”
Voting Rights
Holders of the Series A Preferred Units and Series B Preferred Units generally have no voting rights. However, the consent of the holders of at least two-thirds of the outstanding Series A Preferred Units, voting as a single class, is required prior to any amendment to our partnership agreement that would have a material adverse effect on the existing terms of the Series A Preferred Units. Similarly, the consent of the holders of at least two-thirds of the outstanding Series B Preferred Units, voting as a single class, is required prior to any amendment to our partnership agreement that would have a material adverse effect on the existing terms of the Series B Preferred Units
In addition, unless we receive the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Units, voting as a class together with holders of any other Parity Securities (including Series A Preferred Units), we may not (i) issue any Parity Securities if the cumulative distributions on Series A Preferred Units or Series B Preferred Units are in arrears or (ii) create or issue any Senior Securities. Distributions payable on the Series A Preferred Units will be considered to be in arrears for any quarterly period for which full cumulative distributions through the most recent distribution payment date have not been paid on all outstanding Series A Preferred Units. Similarly, distributions payable on the Series B Preferred Units will be considered to be in arrears for any quarterly period for which full cumulative distributions through the most recent distribution payment date have not been paid on all outstanding Series B Preferred Units.

Matters requiring the approval of a “Unit Majority” require the approval of a majority of our common units voting as a single class. In voting their common units, Series A Preferred Units or Series B Preferred Units, our General Partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners.
Each outstanding common unit is entitled to one vote on matters subject to a vote of common unitholders. However, to preserve our ability to be exempt from U.S. federal income tax under Section 883 of the Code, if at any time, any person or group owns beneficially more than 4.9% of any class or series of units then outstanding, any such units owned by that person or group in excess of 4.9% may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of limited partners, calculating required votes (except for purposes of nominating a person for election to our board), determining the presence of a quorum or for other similar purposes under the Partnership Agreement, unless otherwise required by law. The voting rights of any such unitholders in excess of 4.9% will effectively be redistributed pro rata among the other unitholders of such class or series holding less than 4.9% of the voting power of such class or series. Our General Partner, its affiliates and persons who acquired common units with the prior approval of our Board of Directors will not be subject to this 4.9% limitation except with respect to voting their common units in the election of the elected directors. This loss of voting rights does not apply to the Series A Preferred Units, Series B Preferred Units, or to any person or group that acquires Partnership securities from our General Partner or its affiliates and any transferees of that person or group approved by our General Partner or to any person or group who acquires Partnership securities with the prior approval of our Board of Directors.
We will hold a meeting of the limited partners every year to elect one or more members of our Board of Directors and to vote on any other matters that are properly brought before the meeting. Our General Partner has the right to appoint two of the five members of our Board of Directors with the remaining three directors being elected by our common unitholders. The elected directors are elected on a staggered basis and serve for three year terms.
Action	Unitholder Approval Required and Voting Rights
Issuance of additional common units or other limited partners interest
No approval rights; Board of Directors approval required for all issuances, which may have a material adverse impact on the General Partner or its interest in our partnership, subject to the limited approval rights of the holders of the Series A Preferred Units and Series B Preferred Units.

Amendment of the Partnership Agreement
Certain amendments may be made by our Board of Directors without the approval of the unitholders. Other amendments generally require the approval of a Unit Majority. See “—Amendment of the Partnership Agreement” below.

Merger of our partnership or the sale of all or substantially all of our assets	Unit Majority and approval of our General Partner and our Board of Directors. See “—Merger, Sale, Conversion or Other Disposition of Assets” below.
Dissolution of our partnership	Unit Majority and approval of our General Partner and our Board of Directors. See “—Termination and Dissolution” below.
Reconstitution of our partnership upon dissolution	Unit Majority. See “—Termination and Dissolution” below.
Election of three of the five members of our Board of Directors	A plurality of the votes of the holders of the common units.
Withdrawal of our General Partner	Under most circumstances, the approval of a Unit

Action	Unitholder Approval Required and Voting Rights

Majority, excluding common units held by our General Partner and its affiliates, is required for the withdrawal of our General Partner prior to December 31, 2023 in a manner which would cause a dissolution of our partnership. See “—Withdrawal or Removal of our General Partner” below.

Removal of our General Partner
Not less than 66 2/3% of the outstanding common units, including common held by our General Partner and its affiliates, voting together as a single class. See “—Withdrawal or Removal of our General Partner” below.

Transfer of our General Partner interest in us
Our General Partner may transfer all, but not less than all, of its General Partner interest in us without a vote of our common unitholders or other limited partners to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to such person. The approval of a majority of the common units, excluding common units held by our General Partner and its affiliates, is required in other circumstances for a transfer of the General Partner interest to a third party prior to December 31, 2023. See “—Transfer of General Partner Interest” below.

Transfer of incentive distribution rights	No approval required subsequent to December 31, 2016.
Transfer of ownership interests in our General Partner	No approval required at any time. See “—Transfer of Ownership Interests in General Partner” Below.
Applicable Law, Forum, Venue and Jurisdiction
The Partnership Agreement is governed by the Partnership Act. The Partnership Agreement requires that any claims, suits, actions or proceedings:
•
arising out of or relating in any way to the Partnership Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of the Partnership Agreement or the duties, obligations or liabilities among limited partners or of limited partners to us, or the rights or powers of, or restrictions on, the limited partners or us);

•
brought in a derivative manner on our behalf;

•
asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of us or our General Partner, or owed by our General Partner, to us or the limited partners;

•
asserting a claim arising pursuant to any provision of the Partnership Act; and

•
asserting a claim governed by the internal affairs doctrine

shall be exclusively brought in the Court of Chancery of the State of Delaware, unless otherwise provided for by Marshall Islands law, regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims. By purchasing a common unit, a limited partner is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, unless otherwise provided for by

Marshall Islands law, in connection with any such claims, suits, actions or proceedings; however, a court could rule that such provisions are inapplicable or unenforceable. Any person or entity purchasing or otherwise acquiring any interest in our common units shall be deemed to have notice of and to have consented to the provisions described above. This forum selection provision may limit our unitholders’ ability to obtain a judicial forum that they find favorable for disputes with us or our directors, officers or other employees or unitholders.
Limited Liability
Assuming that a limited partner does not participate in the control of our business within the meaning of the Partnership Act and that he otherwise acts in conformity with the provisions of the Partnership Agreement, his liability under the Partnership Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by the limited partners as a group:
•
to remove or replace our General Partner;

•
to elect three of our five directors;

•
to approve some amendments to the Partnership Agreement; or

•
to take other action under the Partnership Agreement constituted “participation in the control” of our business for the purposes of the Partnership Act, then the limited partners could be held personally liable for our obligations under the laws of Marshall Islands, to the same extent as our General Partner. This liability would extend to persons who transact business with us who reasonably believe that the limited partner is a General Partner. Neither the Partnership Agreement nor the Partnership Act specifically provides for legal recourse against our General Partner if a limited partner were to lose limited liability through any fault of our General Partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Marshall Islands case law.

Under the Partnership Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Partnership Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the non-recourse liability. The Partnership Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Partnership Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Partnership Act, a transferee of units who becomes a limited partner of a limited partnership is liable for the obligations of the transferor to make contributions to the partnership, except that the transferee is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the Partnership Agreement.
Maintenance of our limited liability may require compliance with legal requirements in the jurisdictions in which our subsidiaries conduct business, which may include qualifying to do business in those jurisdictions. Limitations on the liability of limited partners for the obligations of a limited partnership or limited liability company have not been clearly established in many jurisdictions. If, by virtue of our membership interest in an operating subsidiary or otherwise, it were determined that we were conducting business in any jurisdiction without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace the General Partner, to approve some amendments to the Partnership Agreement, or to take other action under the Partnership Agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our General Partner under the circumstances. We will operate in a manner that our Board of Directors considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.
Issuance of Additional Securities
The Partnership Agreement authorizes us to issue an unlimited amount of additional partnership interests and rights to buy partnership interests for the consideration and on the terms and conditions determined by our Board of Directors without the approval of the unitholders other than the limited approval rights of the holders of the Series A Preferred Units and the holders of Series B Preferred Unites as described under “Description of Series B Preferred Units—Voting Rights” herein. However, our General Partner will be required to approve all issuances of additional partnership interests, which may have a material adverse impact on the General Partner or its interest in us.
We intend to fund acquisitions through borrowings and the issuance of additional common units or other equity securities and the issuance of debt securities. Holders of any additional common units, Series A Preferred Units or Series B Preferred Units we issue will be entitled to share equally with the then-existing holders of common units in our distributions. In addition, the issuance of additional common units or other equity securities interests may dilute the value of the interests of the then-existing holders of common units in our net assets.
In accordance with Marshall Islands law and the provisions of the Partnership Agreement, we may also issue additional partnership interests that, as determined by our Board of Directors, have special voting or other rights to which the common units, the Series A Preferred Units or the Series B Preferred Units are not entitled.
Upon issuance of additional partnership interests (including our common units, but excluding common units in connection with a reset of the incentive distribution target levels or the issuance of partnership interests upon conversion of outstanding partnership interests and our Series A Preferred Unitsor the Series B Preferred Units), our General Partner will have the right, but not the obligation, to make additional capital contributions to the extent necessary to maintain its 0.1% General Partner interest in us. Our General Partner’s interest in us will thus be reduced if we issue additional partnership interests in the future and our General Partner does not elect to maintain its 0.1% General Partner interest in us. Our General Partner’s 0.1% General Partner Interest in us does not entitle it to receive any portion of the distributions made in respect of the issuance of the Series A Preferred Units or the Series B Preferred Units. Our General Partner and its affiliates will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other equity securities whenever, and on the same terms that, we issue those securities to persons other than our General Partner and its affiliates, to the extent necessary to maintain its and its affiliates’ percentage interest, including its interest represented by common units that existed immediately prior to each issuance. Other holders of common units will not have similar preemptive rights to acquire additional common units or other partnership interests.
Tax Status
The Partnership has elected to be treated as a corporation for U.S. federal income tax purposes.
Amendment of the Partnership Agreement
General
Amendments to the Partnership Agreement may be proposed only by or with consent of a majority of our Board of Directors. However, our Board of Directors will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. In order to adopt a proposed amendment, other than the amendments discussed below, approval of our Board of Directors is required, as well as written approval of the holders of the number of common units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. In addition, holders of Series B Preferred Units must approve certain amendments as described under “Description of Series B Preferred Units—Voting Rights.” Similarly, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Preferred Units, voting as a single class, our Board of Directors may not adopt any amendment to our partnership agreement that would have a material adverse effect on the existing terms of the Series A Preferred Units. Except as we describe below, or for amendments that require Series A Preferred Unit approval or Series B Preferred Unit approval, or approval of Series A Preferred Units and Series B Preferred Units voting as a class together with any other Parity Securities, an amendment must be approved by a Unit Majority.
Prohibited Amendments
No amendment may be made that would:
1.
increase the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected;

2.
increase the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our General Partner or any of its affiliates without the consent of the General Partner, which may be given or withheld at its option;

3.
change the term of our partnership;

4.
provide that our partnership is not dissolved upon an election to dissolve our partnership by our General Partner and our Board of Directors that is approved by the holders of a Unit Majority; or

5.
give any person the right to dissolve our partnership other than the right of our General Partner and our Board of Directors to dissolve our partnership with the approval of the holders of a Unit Majority.

The provision of the Partnership Agreement preventing the amendments having the effects described in clauses (1) through (5) above can be amended upon the approval of the holders of at least 90% of the outstanding units voting together as a single class (including units owned by our General Partner and its affiliates).
No Unitholder Approval
Our Board of Directors may generally make amendments to the Partnership Agreement without the approval of any limited partner to reflect:
1.
a change in our name, the location of our principal place of business, our registered agent or our registered office;

2.
the admission, substitution, withdrawal or removal of partners in accordance with the Partnership Agreement;

3.
a change that our Board of Directors determines to be necessary or appropriate for us to qualify or to continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any jurisdiction;

4.
an amendment that is necessary, upon the advice of our counsel, to prevent us or our officers or directors or our General Partner or their or its agents, or trustees from in any manner being subjected to the provisions of the U.S. Investment Company Act of 1940, the U.S. Investment Advisors Act of 1940, or plan asset regulations adopted under the U.S. Employee Retirement Income Security Act of 1974 (or ERISA) whether or not substantially similar to plan asset regulations currently applied or proposed;

5.
an amendment that our Board of Directors determines to be necessary or appropriate for the authorization of additional partnership interests or rights to acquire partnership interests, including any amendment that our Board of Directors determines is necessary or appropriate in connection with:

•
the adjustments of the minimum quarterly distribution, first target distribution, second target distribution and third target distribution in connection with the reset of our incentive distribution rights;

•
the implementation of the provisions relating to our General Partner’s right to reset the incentive distribution rights in exchange for common units; or

•
any modification of the incentive distribution rights made in connection with the issuance of additional partnership interests or rights to acquire partnership interests, provided that, any such modifications and related issuance of partnership interests have received approval by a majority of the members of the conflicts committee of our Board of Directors;

6.
any amendment expressly permitted in the Partnership Agreement to be made by our Board of Directors acting alone;

7.
an amendment effected, necessitated, or contemplated by a merger agreement that has been approved under the terms of the Partnership Agreement;

8.
any amendment that our Board of Directors determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by the Partnership Agreement;

9.
a change in our fiscal year or taxable year and related changes;

10.
certain mergers or conveyances as set forth in the Partnership Agreement;

11.
to cure any ambiguity, defect or inconsistency; or

12.
any other amendments substantially similar to any of the matters described in (1) through (11) above.

In addition, our Board of Directors may make amendments to the Partnership Agreement without the approval of any limited partner or our General Partner (subject to the limited approval rights of the holders of the Series A Preferred Units, Series B Preferred Units and the holders of other Parity Securities (if applicable)) if our Board of Directors determines that those amendments:
1.
do not adversely affect the limited partners (or any particular class of limited partners) or our General Partner in any material respect;

2.
are necessary or appropriate to satisfy any requirements, conditions, or guidelines contained in any opinion, directive, order, ruling or regulation of any Marshall Islands authority or statute;

3.
are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

4.
are necessary or appropriate for any action taken by our Board of Directors relating to splits or combinations of units under the provisions of the Partnership Agreement; or

5.
are required to effect the intent expressed in this prospectus or the intent of the provisions of the Partnership Agreement or are otherwise contemplated by the Partnership Agreement.

Opinion of Counsel and Limited Partner Approval
Our Board of Directors will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners if one of the amendments described above under “Amendment of the Partnership Agreement—No Unitholder Approval” should occur. No other amendments to the Partnership Agreement will become effective without the approval of holders of at least 90% of the outstanding units voting as a single class unless we obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners.
In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or privileges of any type or class or series of outstanding limited partner interests (other than Series A Preferred Units and Series B Preferred Units) in relation to other classes or series of limited partner interests will require the approval of at least a majority of the type or class or series of units so affected; provided, however, that any amendment that would have a material adverse effect on the existing terms of the Series A Preferred Units or Series B Preferred Units will require the approval of at least two-thirds of the outstanding Series A Preferred Units or Series B Preferred Units, respectively. Any amendment that reduces the voting percentage required to take any action must be approved by the affirmative vote of limited partners whose aggregate outstanding interests constitute not less than the voting requirement sought to be reduced.
Action Relating to the Operating Subsidiary
We effectively control, manage and operate our operating subsidiary by being the sole member of its General Partner.
Merger, Sale, Conversion or Other Disposition of Assets
A merger or consolidation of us requires the approval of our Board of Directors and the prior consent of our General Partner and a Unit Majority. However, to the fullest extent permitted by law, our General Partner will have no duty or obligation to consent to any merger or consolidation and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. In addition, the Partnership Agreement generally prohibits our Board of Directors, without the prior approval of our General Partner and the holders of units representing a Unit Majority, from causing us to, among other things, sell, exchange, or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation, or other combination, or approving on our behalf the sale, exchange, or other disposition of all or substantially all of the assets of our subsidiaries taken as a whole. Our Board of Directors may, however, mortgage, pledge, hypothecate, or grant a security interest in all or substantially all of our assets without the prior approval of the holders of units representing a Unit Majority. Our General Partner and our Board of Directors may also determine to sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without the approval of the holders of units representing a Unit Majority.
Our Board of Directors is permitted, without the approval of our unitholders, to convert the Partnership or any of its subsidiaries into a new limited liability entity, to merge the Partnership or any of its subsidiaries into, or convey all of the Partnership’s assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or any of its subsidiaries if  (i) the Board of Directors has received an opinion from the Partnership’s counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any limited partner, (ii) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity, and (iii) the governing instruments of the new entity provide the limited partners, the General Partner and the Board of Directors with the same rights and obligations as are herein contained.
If conditions specified in the Partnership Agreement are satisfied, our Board of Directors, with the consent of our General Partner, may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity. The unitholders are not entitled to dissenters’ rights of appraisal under the Partnership Agreement or applicable law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets, or any other transaction or event.
Termination and Dissolution
We will continue as a limited partnership until terminated or converted under the Partnership Agreement. We will dissolve upon:
1.
the election of our General Partner and our Board of Directors to dissolve us, if approved by the holders of units representing a Unit Majority;

2.
at any time there are no limited partners, unless we continue without dissolution in accordance with the Partnership Act;

3.
the entry of a decree of judicial dissolution of us; or

4.
the withdrawal or removal of our General Partner or any other event that results in its ceasing to be our General Partner other than by reason of a transfer of its General Partner interest in accordance with the Partnership Agreement or withdrawal or removal following approval and admission of a successor.

Upon a dissolution under clause (4), the holders of a Unit Majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in the Partnership Agreement by appointing as General Partner an entity approved by the holders of units representing a Unit Majority, subject to our receipt of an opinion of counsel to the effect that the action would not result in the loss of limited liability of any limited partner.
Liquidation and Distribution of Proceeds
Upon our dissolution, unless we are continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our Board of Directors that are necessary or appropriate, liquidate our assets and apply the proceeds of the liquidation as provided in the Partnership Agreement. The liquidation rights of holders of Series B Preferred Units and Parity Securities (which include Series A Preferred Units) are described under “Description of Series B Preferred Units—Liquidation Rights.” The liquidator may defer liquidation or distribution of our assets for a reasonable period or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed to be a liquidation, dissolution or winding up of our affairs.
Withdrawal or Removal of our General Partner
Except as described below, it will constitute a breach of the Partnership Agreement by our General Partner to withdraw voluntarily as our General Partner prior to December 31, 2023 without obtaining the approval of the holders of at least a majority of the outstanding common units, excluding common units held by our General Partner and its affiliates, and furnishing an opinion of counsel regarding limited liability. On or after December 31, 2023, our General Partner may withdraw as General Partner without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of the Partnership Agreement. Notwithstanding the foregoing, our General Partner may withdraw without common unitholder or other limited partner approval upon 90 days’ notice to the limited partners if at least 50% of the outstanding common units are held or controlled by one person and its affiliates other than our General Partner and its affiliates. In addition, the Partnership Agreement permits our General Partner in some instances to sell or otherwise transfer all of its General Partner interest in us without the approval of the unitholders. See “—Transfer of General Partner Interest” and “—Transfer of Incentive Distribution Rights.”
Upon withdrawal of our General Partner under any circumstances, other than as a result of a transfer by our General Partner of all or a part of its General Partner interest in us, the holders of a majority of the outstanding common units, voting as a class, may select a successor to that withdrawing General Partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period of time after that withdrawal, the holders of a Unit Majority agree in writing to continue our business and to appoint a successor General Partner. See “—Termination and Dissolution.”
Our General Partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding common units, including units held by our General Partner and its affiliates, and we receive an opinion of counsel regarding limited liability. The ownership of more than 33 1/3% of the outstanding units by our General Partner and its affiliates or controlling our Board of Directors would provide the practical ability to prevent our General Partner’s removal. Any removal of our General Partner is also subject to the successor General Partner being approved by the vote of the holders of a majority of the outstanding common units.

The Partnership Agreement also provides that if our General Partner is removed as our General Partner under circumstances where cause does not exist and units held by our General Partner and its affiliates are not voted in favor of that removal:
•
any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

•
our General Partner will have the right to convert its General Partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of the interests at the time.

In the event of removal of our General Partner under circumstances where cause exists or withdrawal of our General Partner where that withdrawal violates the Partnership Agreement, a successor General Partner will have the option to purchase the General Partner interest and incentive distribution rights owned by the departing General Partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where our General Partner withdraws or is removed by the limited partners, the departing General Partner will have the option to require the successor General Partner to purchase the General Partner interest of the departing General Partner and its incentive distribution rights for their fair market value. In each case, this fair market value will be determined by agreement between the departing General Partner and the successor General Partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing General Partner and the successor General Partner will determine the fair market value. Or, if the departing General Partner and the successor General Partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.
If the option described above is not exercised by either the departing General Partner or the successor General Partner, the departing General Partner’s General Partner interest and its incentive distribution rights will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.
In addition, we will be required to reimburse the departing General Partner for all amounts due the departing General Partner, including, without limitation, any employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing General Partner or its affiliates for our benefit.
Transfer of General Partner Interest
Except for the transfer by our General Partner of all, but not less than all, of its General Partner interest in us to:
•
an affiliate of our General Partner (other than an individual); or

•
another entity as part of the merger or consolidation of our General Partner with or into another entity or the transfer by our General Partner of all or substantially all of its assets to another entity.

Our General Partner may not transfer all or any part of its General Partner interest in us to another person prior to December 31, 2023 without the approval of the holders of at least a majority of the outstanding common units, excluding common units held by our General Partner and its affiliates. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of the General Partner, agree to be bound by the provisions of the Partnership Agreement and furnish an opinion of counsel regarding limited liability.
Our General Partner and its affiliates may at any time transfer units to one or more persons, without limited partner approval.

Transfer of Ownership Interests in General Partner
At any time, the members of our General Partner may sell or transfer all or part of their respective membership interests in our General Partner to an affiliate or a third party without the approval of our unitholders.
Transfer of Incentive Distribution Rights
The incentive distribution rights are transferable.
Transfer of Common Units, Series B Preferred Units and Series A Preferred Units
By transfer of common units, Series A Preferred Units or Series B Preferred Units in accordance with the Partnership Agreement, each transferee of common units, Series A Preferred Units or Series B Preferred Units automatically is admitted as a limited partner with respect to the common units, Series A Preferred Units or Series B Preferred Units transferred when such transfer and admission is reflected in our books and records. We will cause any transfers to be recorded on our books and records no less frequently than quarterly. Each transferee automatically is deemed to:
•
represent that the transferee has the capacity, power and authority to become bound by the Partnership Agreement;

•
agree to be bound by the terms and conditions of, and to have executed, the Partnership Agreement;

•
grants power of attorney to officers of our General Partner and any liquidator of us as specified in the Partnership Agreement; and

•
give the consents and approvals contained in the Partnership Agreement.

We are entitled to treat the nominee holder of a common unit, a Series A Preferred Unit or a Series B Preferred Unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.
Common units, Series A Preferred Units and Series B Preferred Units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a limited partner in our partnership for the transferred units.
Until a common unit, Series A Preferred Unit or a Series B Preferred Unit has been transferred on our books, we and our transfer agent may treat the record holder of the unit as the absolute owner of such unit for all purposes, except as otherwise required by law or stock exchange regulations.
Change of Management Provisions
The Partnership Agreement contains specific provisions that are intended to discourage a person or group from attempting to remove Dynagas GP LLC as our General Partner or otherwise change management. If any person or group acquires beneficial ownership of more than 4.9% of any class or series of units then outstanding, that person or group loses voting rights on all of its units in excess of 4.9% of all such units. Our General Partner, its affiliates and persons who acquired common units with the prior approval of our Board of Directors will not be subject to this 4.9% limitation except with respect to voting their common units in the election of the elected directors. This loss of voting rights does not apply to the Series A Preferred Units, Series B Preferred Units or to any person or group that acquires Partnership securities from our General Partner or its affiliates and any transferees of that person or group approved by our General Partner or to any person or group who acquires Partnership securities with the prior approval of our Board of Directors.

The Partnership Agreement also provides that if our General Partner is removed under circumstances where cause does not exist and units held by our General Partner and its affiliates are not voted in favor of that removal:
•
any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

•
our General Partner will have the right to convert its General Partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests

Limited Call Right
If at any time our General Partner and its affiliates hold more than 80% of the then-issued and outstanding partnership interests of any class or series, except for the Series A Preferred Units and Series B Preferred Units, our General Partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining partnership interests of the class or series held by unaffiliated persons as of a record date to be selected by the General Partner, on at least 10 but not more than 60 days’ notice equal to the greater of  (x) the average of the daily closing prices of the partnership interests of such class over the 20 trading days preceding the date three days before the notice of exercise of the call right is first mailed and (y) the highest price paid by our General Partner or any of its affiliates for partnership interests of such class during the 90-day period preceding the date such notice is first mailed. Our General Partner is not obligated to obtain a fairness opinion regarding the value of the common units to be repurchased by it upon the exercise of this limited call right and has no fiduciary duty in determining whether to exercise this limited call right.
As a result of the General Partner’s right to purchase outstanding partnership interests, a holder of partnership interests may have the holder’s partnership interests (except for the Series A Preferred Units or Series B Preferred Units) purchased at an undesirable time or price.
Board of Directors
Under the Partnership Agreement, our General Partner has delegated to our Board of Directors the authority to oversee and direct our operations, policies and management on an exclusive basis, and such delegation will be binding on any successor General Partner of the partnership. Our current Board of Directors consists of five members, two of whom are appointed by our General Partner in its sole discretion and three of whom are elected by our common unitholders. Directors appointed by our General Partner will serve as directors for terms determined by our General Partner. Directors elected by our common unitholders are divided into three classes serving staggered three-year terms. At each subsequent annual meeting of unitholders, directors will be elected to succeed the class of directors whose terms have expired by a plurality of the votes of the common unitholders. Directors to be elected by our common unitholders will be nominated by the Board of Directors or by any limited partner or group of limited partners that holds at least 15% of the outstanding common units.
In addition, any limited partner or group of limited partners that holds beneficially 15% or more of the outstanding common units is entitled to nominate one or more individuals to stand for election as elected board members at the annual meeting by providing written notice to our Board of Directors not more than 120 days nor less than 90 days prior to the meeting. However, if the date of the annual meeting is not publicly announced by us at least 100 days prior to the date of the meeting, the notice must be delivered to our Board of Directors not later than 10 days following the public announcement of the meeting date. The notice must set forth:
•
the name and address of the limited partner or limited partners making the nomination or nominations;

•
the number of common units beneficially owned by the limited partner or limited partners;

•
the information regarding the nominee(s) proposed by the limited partner or limited partners;

•
the written consent of the nominee(s) to serve as a member of our Board of Directors if so elected; and

•
a certification that the nominee(s) qualify as elected board members.

The holders of Series A Preferred Units and Series B Preferred Units (together with holders of all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable) will have the right to replace one of the members of our Board of Directors appointed by our general partner with a member nominated by such holders (“Holders’ Nominee”), such nominee to serve until the payment of all accrued and unpaid distributions in respect of the Series A Preferred Units, Series B Preferred Units and such Parity Securities has been made. Upon payment of all accrued and unpaid distributions then outstanding in respect of the Series A Preferred Units, Series B Preferred Units and such Parity Securities, the Holders’ Nominee will agree to resign from the board, effective immediately. Subject to the preceding sentence, any Holders’ Nominee may be removed at any time without cause only by the holders of a majority of the Series A Preferred Units, Series B Preferred Units and the holders of any other series of such Parity Securities, voting together as a class. If any Holder’ Nominee is removed, resigns or is otherwise unable to serve as a member of the Board of Directors, the holders of a majority of the outstanding Series A Preferred Units, Series B Preferred Units and, if applicable, any other Parity Securities, voting together as a class, shall appoint an individual to fill the vacancy.
Subject to the rights of the holders of the Series A Preferred Units and Series B Preferred Units with regard to the Holders’ Nominee, Our General Partner may remove an appointed board member with or without cause at any time. “Cause” generally means a court’s finding a person liable for actual fraud or willful misconduct in his or its capacity as a director. Any and all of the board members may be removed at any time for cause by the affirmative vote of a majority of the other board members. Any and all of the board members appointed by our General Partner may be removed for cause at a properly called meeting of the limited partners by a majority vote of the outstanding units, voting as a single class. If any appointed board member is removed, resigns or is otherwise unable to serve as a board member, our General Partner may fill the vacancy. Any and all of the board members elected by the common unitholders may be removed for cause at a properly called meeting of the limited partners by a majority vote of the outstanding common units. If any elected board member is removed, resigns or is otherwise unable to serve as a board member, the vacancy may be filled by a majority of the other elected board members then serving.
Meetings, Voting
Unlike the holders of common stock in a corporation, the holders of our common units have only limited voting rights on matters affecting our business. On those matters that are submitted to a vote of common unitholders, each record holder of a common unit may vote according to the holder’s percentage interest in us of all holder entitled to vote on such matter, although additional limited partners interests having special voting rights could be issued.
Holders of the Series A Preferred Units and Series B Preferred Units generally have no voting rights. However, holders of Series A Preferred Units and Series B Preferred Units have limited voting rights as described under “—Voting Rights.”
Except as described below regarding a person or group owning more than 4.9% of any class or series of limited partner interests then outstanding, limited partners on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.
We will hold a meeting of the limited partners every year to elect one or more members of our Board of Directors and to vote on any other matters that are properly brought before the meeting. Any action that is required or permitted to be taken by our limited partners, or any applicable class thereof, may be taken either at a meeting of the applicable limited partners or without a meeting if consents in writing describing the action so taken are signed by holders of the number of limited partner interests necessary to authorize or take that action at a meeting. Meetings of our limited partners may be called by our Board of Directors or by limited partners owning at least 20% of the outstanding limited partner interests of the class for which a meeting is proposed. Limited partners may vote either in person or by proxy at meetings. The holders of a majority of the outstanding limited partner interests of the class, classes or series for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the limited partners requires approval by holders of a greater percentage of the limited partner interests, in which case the quorum will be the greater percentage.
Each record holder of a unit may vote according to the holder’s percentage interest in us, although additional limited partner interests having special voting rights could be issued. See “—Issuance of Additional Securities.” However, to preserve our ability to be exempt from U.S. federal income tax under Section 883 of the Code, if at any time any person or group, other than our General Partner and its affiliates, or a direct or subsequently approved transferee of our General Partner or its affiliates or a transferee approved by the Board of Directors, acquires, in the aggregate, beneficial ownership of more than 4.9% of any class or series of our limited partner interests then outstanding, that person or group will lose voting rights on all of its limited partner interests of such class or series in excess of 4.9%, except for the Series A Preferred Units and Series B Preferred Units, and such limited partner interests will not be considered to be outstanding when sending notices of a meeting of limited partners, calculating required votes (except for nominating a person for election to our Board of Directors), determining the presence of a quorum, or for other similar purposes. The voting rights of any such limited partner interests in excess of 4.9% will effectively be redistributed pro rata among the other limited partner interests (as applicable) holding less than 4.9% of the voting power of such class or series. Our General Partner, its affiliates and persons who acquired limited partner interests with the prior approval of our Board of Directors will not be subject to this 4.9% limitation except with respect to voting their common units in the election of the elected directors. Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.
Any notice, demand, request report, or proxy material required or permitted to be given or made to record holders of common units, Series A Preferred Units or Series B Preferred Units under the Partnership Agreement will be delivered to the record holder by us or by the transfer agent.
Status as Limited Partner or Assignee
Except as described above under “—Limited Liability,” the common units, Series A Preferred Units and Series B Preferred Units will be fully paid, and unitholders will not be required to make additional contributions. By transfer of common units, Series A Preferred Units or Series B Preferred Units in accordance with the Partnership Agreement, each transferee of units will be admitted as a limited partner with respect to the units transferred when such transfer and admission is reflected in our books and records.
Indemnification
Under the Partnership Agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:
(1)
our General Partner;

(2)
any departing General Partner;

(3)
any person who is or was an affiliate of our General Partner or any departing General Partner;

(4)
any person who is or was an officer, director, member, fiduciary or trustee of any entity described in (1), (2) or (3) above;

(5)
any person who is or was serving as a director, officer, member, fiduciary or trustee of another person at the request of our Board of Directors, our General Partner or any departing General Partner;

(6)
any person designated by our Board of Directors;

(7)
our officers; and

(8)
the members of our Board of Directors.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our General Partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the Partnership Agreement.
Reimbursement of Expenses
The Partnership Agreement requires us to reimburse the members of our Board of Directors for their out-of-pocket costs and expenses incurred in the course of their service to us. The Partnership Agreement also requires us to reimburse our General Partner for all expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our General Partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf, and expenses allocated to us or our General Partner by our Board of Directors.
Books and Reports
Our General Partner is required to keep appropriate books and records of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our fiscal year is the calendar year.
We intend to furnish or make available to record holders of common units, Series A Preferred Units and Series B Preferred Units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent chartered accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter.
Right to Inspect Our Books and Records
The Partnership Agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at the limited partner’s own expense, have furnished to the limited partner:
•
a current list of the name and last known address of each partner;

•
information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each became a partner;

•
copies of the Partnership Agreement, the certificate of limited partnership of the partnership, and related amendments;

•
information regarding the status of our business and financial position; and

•
any other information regarding our affairs as is just and reasonable.

Our Board of Directors may, and intends to, keep confidential from the limited partners’ trade secrets or other information the disclosure of which our Board of Directors believes in good faith is not in our best interests or that we are required by law or by agreements with third parties to keep confidential.
Registration Rights
Under the Partnership Agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws, subject to applicable law, including the regulations of the Commission, any common units proposed to be sold by our Sponsor or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available or advisable. These registration rights continue for two years following any withdrawal or removal of Dynagas GP LLC as our General Partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions. In connection with these registration rights, we will not be required to pay any damages or penalties related to any delay or failure to file a registration statement or to the failure to cause a registration statement to become effective. See “Units Eligible for Future Sale.”
Conflicts of Interest
Conflicts of interest exist and may arise in the future as a result of the relationships between our General Partner and its affiliates, including Dynagas Holding Ltd., on the one hand, and us and our unaffiliated limited partners, on the other hand. Our General Partner has a fiduciary duty to make any decisions relating to our management in a manner beneficial to us and our unitholders. Similarly, our Board of Directors has fiduciary duties to manage us in a manner beneficial to us, our General Partner and our limited partners. Certain of our officers and directors will also be officers of our Sponsor or its affiliates and will have fiduciary duties to our Sponsor or its affiliates that may cause them to pursue business strategies that disproportionately benefit our Sponsor or its affiliates or which otherwise are not in the best interests of us or our unitholders. As a result of these relationships, conflicts of interest may arise between us and our unaffiliated limited partners on the one hand, and our Sponsor and its affiliates, including our General Partner, on the other hand. The resolution of these conflicts may not be in the best interest of us or our unitholders. We, our officers and directors and our General Partner will not owe any fiduciary duties to holders of the Series A Preferred Units and Series B Preferred Units other than a contractual duty of good faith and fair dealing pursuant to the Partnership Agreement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of the material United States federal income tax considerations applicable to us and to holders of the Series B Preferred Units who or that acquired such units pursuant to this Prospectus Supplement. Unless otherwise noted in the following discussion, the following is the opinion of Seward & Kissel LLP, our United States counsel, insofar as it contains legal conclusions with respect to matters of United States federal income tax law. The opinion of our counsel is dependent on the accuracy of factual representations made by us to them, including descriptions of our operations contained herein.
This discussion is based upon provisions of the Code, Treasury Regulations, and current administrative rulings and court decisions, all as in effect or existence on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences of unit ownership to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “we,” “our” or “us” are references to Dynagas LNG Partners LP.
The following discussion applies only to beneficial owners of the Series B Preferred Units that hold such units as “capital assets” within the meaning of Section 1221 of the Code (i.e., generally, for investment purposes) and is not intended to be applicable to all categories of investors, such as unitholders subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations, retirement plans or individual retirement accounts or former citizens or long-term residents of the United States), persons who will hold the units as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for United States federal income tax purposes, persons actually or constructively holding 10% or more of our outstanding equity by vote or value, persons required to recognize income with respect to the units for U.S. federal income tax purposes no later than when such item of income is included on an “applicable financial statement” or persons that have a functional currency other than the United States dollar, each of whom may be subject to tax rules that differ significantly from those summarized below. If a partnership or other entity or arrangement classified as a partnership for United States federal income tax purposes holds the Series B Preferred Units, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the Series B Preferred Units, you are encouraged to consult your own tax advisor regarding the tax consequences to you of the partnership’s ownership of such units.
No ruling has been or will be requested from the IRS regarding any matter affecting us or prospective holders of the Series B Preferred Units. The opinions and statements made herein may be challenged by the IRS and, if so challenged, may not be sustained upon review in a court.
This discussion does not contain information regarding any United States state or local, estate, gift or alternative minimum tax, or unearned income Medicare contribution tax considerations concerning the ownership or disposition of the Series B Preferred Units. This discussion does not comment on all aspects of United States federal income taxation that may be important to particular holders of the Series B Preferred Units in light of their individual circumstances, and each prospective holder of the Series B Preferred Units is urged to consult its own tax advisor regarding the United States federal, state, local and other tax consequences of the ownership or disposition of the Series B Preferred Units.
Election to be Treated as a Corporation
We have elected to be treated as a corporation for United States federal income tax purposes. As a result, we will generally be subject to United States federal income tax to the extent we earn income from U.S. sources or income that is treated as effectively connected with the conduct of a trade or business in the United States unless such income is exempt from tax under an applicable tax treaty or Section 883 of the Code. In addition, among other things, U.S. Holders (as defined below) will not directly be subject to United States federal income tax on our income, but rather will be subject to United States federal income tax on distributions received (or deemed distributed) from us and dispositions of the Series B Preferred Units.

United States Federal Income Taxation of Our Partnership
Taxation of Operating Income: In General
Unless exempt from United States federal income taxation under the rules discussed below, a foreign corporation is subject to United States federal income taxation in respect of any income that is derived from the use of vessels, from the hiring or leasing of vessels for use on a time, voyage or bareboat charter basis, from the participation in a pool, partnership, strategic alliance, joint venture, code sharing arrangements or other joint venture it directly or indirectly owns or participates in that generates such income, or from the performance of services directly related to those uses, which we refer to as “shipping income,” to the extent that the shipping income is derived from sources within the United States. For these purposes, 50% of shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States constitutes income from sources within the United States, which we refer to as “U.S.-source shipping income.”
Shipping income attributable to transportation that both begins and ends in the United States is considered to be 100% from sources within the United States. We are not permitted by law to engage in transportation that produces income which is considered to be 100% from sources within the United States.
Shipping income attributable to transportation exclusively between non-United States ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to any United States federal income tax.
In the absence of exemption from tax under Section 883, our gross U.S.-source shipping income (to the extent not considered to be “effectively connected” with the conduct of a United States trade or business, as described below) would be subject to a 4% tax imposed without allowance for deductions as described below.
Exemption of Operating Income from United States Federal Income Taxation
Under Section 883 of the Code, we will be exempt from United States federal income taxation on our U.S.-source shipping income if:
•
we are organized in a foreign country (our “country of organization”) that grants an “equivalent exemption” to corporations organized in the United States; and

either
•
more than 50% of the value of our units is owned, directly or indirectly, by individuals who are “residents” of our country of organization or of another foreign country that grants an “equivalent exemption” to corporations organized in the United States, which we refer to as the “50% Ownership Test,” or

•
our common units are “primarily and regularly traded on an established securities market” in our country of organization, in another country that grants an “equivalent exemption” to United States corporations, or in the United States, which we refer to as the “Publicly-Traded Test.”

The Marshall Islands, the jurisdiction where we and our ship-owning subsidiaries are incorporated, grants an “equivalent exemption” to United States corporations. Therefore, we will be exempt from United States federal income taxation with respect to our U.S.-source shipping income if we satisfy either the 50% Ownership Test or the Publicly-Traded Test. It will be difficult for us to satisfy the 50% Ownership Test due to the widely-held ownership of our units. Our ability to satisfy the Publicly-Traded Test is discussed below.
The regulations provide, in pertinent part, that stock of a foreign corporation will be considered to be “primarily traded” on an established securities market if the number of shares of each class of stock relied on to meet the “regularly traded” test below that are traded during any taxable year on all established securities markets in that country exceeds the number of shares in each such class that are traded during that year on established securities markets in any other single country. Our common units are “primarily traded” on the NYSE under the ticker symbol “DLNG.”

Under the regulations, our units will be considered to be “regularly traded” on an established securities market if one or more classes of our units representing more than 50% of our outstanding units, by total combined voting power of all classes of units entitled to vote and total value, is listed on the market which we refer to as the listing threshold. Since our common units, which represent more than 50% of our outstanding units, are listed on the NYSE, we expect to satisfy the listing requirement.
It is further required that with respect to each class of stock relied upon to meet the listing threshold (i) such class of the stock is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year or 1∕6 of the days in a short taxable year; and (ii) the aggregate number of shares of such class of stock traded on such market is at least 10% of the average number of shares of such class of stock outstanding during such year or as appropriately adjusted in the case of a short taxable year. We believe we will satisfy the foregoing trading frequency and trading volume tests. Even if this were not the case, the regulations provide that the trading frequency and trading volume tests will be deemed satisfied by a class of stock if, as we expect to be the case with our common units, such class of stock is traded on an established market in the United States (such as the NYSE) and such class of stock is regularly quoted by dealers making a market in such stock.
Notwithstanding the foregoing, the regulations provide, in pertinent part, our common units will not be considered to be “regularly traded” on an established securities market for any taxable year in which 50% or more of the total voting power and total value of our outstanding common units are owned, actually or constructively under specified attribution rules, on more than half the days during the taxable year, by persons who each own 5% or more of the total voting power and total value of our common units, which we refer to as the “5 Percent Override Rule.”
For purposes of being able to determine the persons who own 5% or more of our common units, or “5% Unitholders,” the regulations permit us to rely on Schedule 13G and Schedule 13D filings with the Commission to identify persons who have a 5% or more beneficial interest in our units. The regulations further provide that an investment company which is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Unitholder for such purposes.
We do not believe that we are currently subject to the 5 Percent Override Rule. However, there is no assurance that we will continue to qualify for exemption under Section 883. For example, we could be subject to the 5% Override Rule if our 5% Unitholders were to own 50% or more of the common units. It is noted that, subject to certain exceptions, holders of our common units are limited to owning 4.9% of the voting power of such common units. Assuming that such limitation is treated as effective for purposes of determining voting power under Section 883, then we would not have any 5% Unitholders to own 50% or more of our common units. If contrary to these expectations, our 5% Unitholders were to own 50% or more of the common units, then we would be subject to the 5% Override Rule unless we could establish that, among the common units owned by the 5% Unitholders, sufficient common units were owned by qualified unitholders to preclude non-qualified unitholders from owning 50% or more of the total value of our common units for more than half the number of days during the taxable year. These requirements are onerous and there is no assurance that we will be able to satisfy them.
Taxation In Absence of Exemption
If the benefits of Section 883 are unavailable, our U.S.-source shipping income, to the extent not considered to be “effectively connected” with the conduct of a United States trade or business, as described below, would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions. Since under the sourcing rules described above, no more than 50% of our shipping income would be treated as being derived from United States sources, the maximum effective rate of United States federal income tax on our shipping income that is not effectively connected with a U.S. trade or business would never exceed 2% of our gross income under the 4% gross basis tax regime.
To the extent the benefits of the Section 883 exemption are unavailable and our U.S.-source shipping income is considered to be “effectively connected” with the conduct of a United States trade or business, as described below, any such “effectively connected” U.S.-source shipping income, net of applicable deductions, would be subject to the United States federal corporate income tax currently imposed at a rate of 21%. In addition, we may be subject to the 30% “branch profits” taxes on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of such trade or business.
Our U.S.-source shipping income would be considered “effectively connected” with the conduct of a U.S. trade or business only if:
•
we have, or are considered to have, a fixed place of business in the United States involved in the earning of shipping income; and

•
substantially all of our U.S.-source shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

We do not intend to have, or permit circumstances that would result in having, any vessel operating to the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of our shipping operations and other activities, we believe that none of our U.S.-source shipping income will be “effectively connected” with the conduct of a United States trade or business.
United States Taxation of Gain on Sale of Vessels
Regardless of whether we qualify for exemption under Section 883, we will not be subject to United States federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under United States federal income tax principles and provided we are not engaged in a trade or business in the United States. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States.
U.S. Federal Income Taxation of U.S. Holders
As used herein, the term “U.S. Holder” means a beneficial owner of the Series B Preferred Units that owns (actually or constructively) less than 10% of our equity and that is:
•
an individual citizen or resident of the United States (as determined for United States federal income tax purposes);

•
a corporation (or other entity that is classified as a corporation for United States federal income tax purposes) organized under the laws of the United States or any of its political subdivisions;

•
an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if  (i) a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a United States person for United States federal income tax purposes.

Distributions
Subject to the discussion below of the rules applicable to PFICs, any distributions to a U.S. Holder made by us with respect to the Series B Preferred Units generally will constitute dividends, which may be taxable as ordinary income or “qualified dividend income” as described in more detail below, to the extent of our current and accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in its Series B Preferred Units and thereafter as capital gain. U.S. Holders that are corporations generally will not be entitled to claim a dividends received deduction with respect to distributions they receive from us because we are not a United State corporation. Dividends received with respect to the Series B Preferred Units generally will be treated as non-U.S. source “passive category income” for purposes of computing allowable foreign tax credits for United States federal income tax purposes.
Dividends received with respect to the Series B Preferred Units by a U.S. Holder that is an individual, trust or estate (or a U.S. Individual Holder) generally will be treated as “qualified dividend income” that is taxable to such U.S. Individual Holder at preferential capital gain tax rates (generally up to 20% under currently applicable United States federal income tax rates applicable to long-term capital gains) provided that: (i) the Series B Preferred Units are readily tradable on an established securities market in the United States (such as the NYSE); (ii) we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (which we do not believe we are, have been or will be, as discussed below under “—PFIC Status and Significant Tax Consequences”); (iii) the U.S. Individual Holder has owned the Series B Preferred Units for more than 60 days during the 121-day period beginning 60 days before the date on which the Series B Preferred Units become ex-dividend (and has not entered into certain risk limiting transactions with respect to such Series B Preferred Units); and (iv) the U.S. Individual Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. There is no assurance that any dividends paid on the Series B Preferred Units will be eligible for these preferential rates in the hands of a U.S. Individual Holder, and any dividends paid on the Series B Preferred Units that are not eligible for these preferential rates will be taxable as ordinary income to a U.S. Individual Holder. U.S. Individual Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to Series B Preferred Units.
Special rules may apply to any amounts received in respect of the Series B Preferred Units that are treated as “extraordinary dividends.” In general, an extraordinary dividend is a dividend with respect to an Series B Preferred Unit that is equal to or in excess of 5% of the holder’s adjusted tax basis (or fair market value upon such holder’s election). In addition, extraordinary dividends include dividends received within a one year period that, in the aggregate, equal or exceed 20% of the holder’s adjusted tax basis (or fair market value). If we pay an “extraordinary dividend” on the Series B Preferred Units that is treated as “qualified dividend income,” then any loss recognized by a U.S. Individual Holder from the sale or exchange of such units will be treated as long-term capital loss to the extent of the amount of such dividend, even if the actual holding period of the stock was one year or less.
Sale, Exchange or Other Disposition of Series B Preferred Units
Subject to the discussion of PFIC status below, a U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other disposition of the Series B Preferred Units in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s adjusted tax basis in such units. The U.S. Holder’s initial tax basis in its Series B Preferred Units generally will be the U.S. Holder’s purchase price for the units and that tax basis will be reduced (but not below zero) by the amount of any distributions on the units that are treated as non-taxable returns of capital. Such gain or loss will generally be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. Certain U.S. Holders (including individuals) may be eligible for preferential rates of United States federal income tax in respect of long-term capital gains. A U.S. Holder’s ability to deduct capital losses is subject to limitations. Such capital gain or loss generally will be treated as U.S.-source income or loss, as applicable, for United States foreign tax credit purposes.
PFIC Status and Significant Tax Consequences
Adverse United States federal income tax rules apply to a U.S. Holder that owns an equity interest in a non-United States corporation that is classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which the holder held our units, either:
•
at least 75% of our gross income (including the gross income of our vessel-owning subsidiaries) for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

•
at least 50% of the average value of the assets held by us (including the assets of our vessel-owning subsidiaries) during such taxable year produce, or are held for the production of, passive income.

For purposes of determining whether we are a PFIC, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by us in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute “passive income” unless we were treated under specific rules as deriving our rental income in the active conduct of a trade or business.
Based on our current and projected method of operation, and the opinion of our United States counsel, we do not believe that we are, nor do we expect to become, a PFIC with respect to any taxable year. We received a long-form opinion of our United States counsel, Seward & Kissel LLP, at the time of our IPO, in support of this position that concluded that the income our subsidiaries earned from certain of our present time-chartering activities should not constitute passive income for purposes of determining whether we are a PFIC for the taxable year of our IPO and subsequent taxable years. At the time of the IPO, we represented to our United States counsel that we expected that more than 25% of our gross income for taxable year of our IPO and each subsequent taxable year would arise from such time-chartering activities or other income which does not constitute passive income, and more than 50% of the average value of our assets for each such year would be held for the production of such nonpassive income. We believe that such representations were accurate for the taxable year ended December 31, 2017, and we expect them to be accurate for the current taxable year and each future taxable year. Assuming the composition of our income and assets is consistent with these expectations, and assuming the accuracy of other representations we have made to our United States counsel for purposes of their opinion, our United States counsel is of the opinion that we should not be a PFIC for the year ended December 31, 2017, our current taxable year or any future year. We believe there is substantial legal authority supporting our position consisting of case law and IRS pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, it should be noted that there is also authority concluding that income derived from time charters should be treated as rental income rather than services income for other tax purposes. Therefore, in the absence of any legal authority specifically relating to the statutory provisions governing PFICs, our United States counsel has advised us that the conclusions reached are not free from doubt, and the IRS or a court could disagree with our position and the opinion of our United States counsel. In addition, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, we cannot assure you that the nature of our operations will not change in the future.
As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a “Qualified Electing Fund,” which we refer to as a “QEF election.” As an alternative to making a QEF election, a U.S. Holder should be able to make a “mark-to-market” election with respect to the Series B Preferred Units, as discussed below. If we are a PFIC, a U.S. Holder will be subject to the PFIC rules described herein with respect to any of our subsidiaries that are PFICs. However, the mark-to-market election discussed below will likely not be available with respect to shares of such PFIC subsidiaries. In addition, if a U.S. Holder owns the Series B Preferred Units during any taxable year that we are a PFIC, such U.S. Holder must file an annual report with the IRS. U.S. Holders should consult their own tax advisors about the potential application of the PFIC rules to an investment in the Series B Preferred Units.
Taxation of U.S. Holders Making a Timely QEF Election
If a U.S. Holder makes a timely QEF election (or an Electing Holder), then, for United States federal income tax purposes, that holder must report as income for its taxable year its pro rata share of our ordinary earnings and net capital gain, if any, for our taxable years that end with or within the taxable year for which that holder is reporting, regardless of whether or not the Electing Holder received distributions from us in that year. The Electing Holder’s adjusted tax basis in the Series B Preferred Units will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that were previously taxed will result in a corresponding reduction in the Electing Holder’s adjusted tax basis in the Series B Preferred Units and will not be taxed again once distributed. An Electing Holder generally will recognize capital gain or loss on the sale, exchange or other disposition of the Series B Preferred Units. A U.S. Holder makes a QEF election with respect to any year that we are a PFIC by filing IRS Form 8621 with its United States federal income tax return. If, contrary to our expectations, we determine that we are treated as a PFIC for any taxable year, we will provide each U.S. Holder with the information necessary to make the QEF election described above.
Taxation of U.S. Holders Making a “Mark-to-Market” Election
If we were to be treated as a PFIC for any taxable year and, as we anticipate, our units were treated as “marketable stock,” then, as an alternative to making a QEF election, a U.S. Holder would be allowed to make a “mark-to-market” election with respect to the Series B Preferred Units, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the U.S. Holder’s Series B Preferred Units at the end of the taxable year over the holder’s adjusted tax basis in the Series B Preferred Units. The U.S. Holder also would be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the Series B Preferred Units over the fair market value thereof at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in its Series B Preferred Units would be adjusted to reflect any such income or loss recognized. Gain recognized on the sale, exchange or other disposition of the Series B Preferred Units would be treated as ordinary income, and any loss recognized on the sale, exchange or other disposition of the Series B Preferred Units would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. Because the mark-to-market election only applies to marketable stock, however, it would not apply to a U.S. Holder’s indirect interest in any of our subsidiaries that were determined to be PFICs. The tax rules that apply to distributions by corporations that are not PFICs (discussed above under “—Distributions”) would apply to any distributions that we make, except that the lower tax rate applicable to qualified dividend income generally would not apply.
Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election
If we were to be treated as a PFIC for any taxable year, a U.S. Holder that does not make either a QEF election or a “mark-to-market” election for that year (or a Non-Electing Holder) would be subject to special rules resulting in increased tax liability with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on the Series B Preferred Units in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the Series B Preferred Units), and (2) any gain realized on the sale, exchange or other disposition of the units. Under these special rules:
•
the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the Series B Preferred Units;

•
the amount allocated to the current taxable year and any taxable year prior to the taxable year we were first treated as a PFIC with respect to the Non-Electing Holder would be taxed as ordinary income; and

•
the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayers for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

In addition, a U.S. Holder may be subject to the above rules in respect of any indirect distributions from our PFIC subsidiaries or indirect sale or other dispositions of equity in our PFIC subsidiaries.

United States Federal Income Taxation of Non-U.S. Holders
A beneficial owner of the Series B Preferred Units (other than a partnership or an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not a U.S. Holder is referred to as a Non-U.S. Holder. If you are a partner in a partnership (or an entity or arrangement treated as a partnership for United States federal income tax purposes) holding the Series B Preferred Units, you should consult your own tax advisor regarding the tax consequences to you of the partnership’s ownership of the Series B Preferred Units.
Distributions
Distributions we pay to a Non-U.S. Holder will not be subject to United States federal income tax or withholding tax if the Non-U.S. Holder is not engaged in a United States trade or business. If the Non-U.S. Holder is engaged in a United States trade or business, our distributions will generally be subject to United States federal income tax, on a net income basis at the regular graduated rates, to the extent they constitute income effectively connected with the Non-U.S. Holder’s United States trade or business. However, distributions paid to a Non-U.S. Holder that is engaged in a trade or business may be exempt from taxation under an income tax treaty if the income arising from the distribution is not attributable to a United States permanent establishment maintained by the Non-U.S. Holder. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items.
Disposition of Series B Preferred Units
In general, a Non-U.S. Holder is not subject to United States federal income tax or withholding tax on any gain resulting from the disposition of the Series B Preferred Units provided the Non-U.S. Holder is not engaged in a United States trade or business. A Non-U.S. Holder that is engaged in a United States trade or business will be subject to United States federal income tax, on a net income basis at the regular graduated rates, in the event the gain from the disposition of units is effectively connected with the conduct of such United States trade or business (provided, in the case of a Non-U.S. Holder entitled to the benefits of an income tax treaty with the United States, such gain also is attributable to a U.S. permanent establishment). A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. However, even if not engaged in a United States trade or business, individual Non-U.S. Holders may be subject to tax on gain (which may be offset by U.S. source capital losses of the Non-U.S. Holder, even though the individual is not considered a resident of the United States, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses) resulting from the disposition of the Series B Preferred Units if they are present in the United States for 183 days or more during the taxable year in which those units are disposed and meet certain other requirements.
Non-U.S. Holders subject to United States federal income tax should consult their own tax advisors regarding the tax consequences of an investment in the Series B Preferred Notes.
Backup Withholding and Information Reporting
In general, payments to a non-corporate U.S. Holder of distributions or the proceeds of a disposition of the Series B Preferred Units will be subject to information reporting. These payments to a non-corporate U.S. Holder also may be subject to backup withholding if the non-corporate U.S. Holder:
•
fails to provide an accurate taxpayer identification number;

•
is notified by the IRS that it has failed to report all interest or corporate distributions required to be reported on its U.S. federal income tax returns; or

•
in certain circumstances, fails to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP or W-8IMY (or applicable successor forms) together with all applicable certifications and statements, as applicable.

Backup withholding is not an additional tax. Rather, a unitholder generally may obtain a credit for any amount withheld against its liability for United States federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by timely filing a United States federal income tax return with the IRS.
Individuals who are U.S. Holders (and to the extent specified in applicable Treasury regulations, certain individuals who are Non-U.S. Holders and certain United States entities) who hold “specified foreign financial assets” (as defined in Section 6038D of the Code) are required to file IRS Form 8938 with information relating to the asset for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher dollar amount as prescribed by applicable Treasury regulations). Specified foreign financial assets would include, among other assets, the Series B Preferred Units, unless the shares held through an account maintained with a United States financial institution. Substantial penalties apply to any failure to timely file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, in the event an individual U.S. Holder (and to the extent specified in applicable Treasury regulations, an individual Non-U.S. Holder or a United States entity) that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment and collection of United States federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. U.S. Holders (including U.S. entities) and Non-U.S. Holders are encouraged to consult their own tax advisors regarding their reporting obligations under this legislation.
NON-UNITED STATES TAX CONSIDERATIONS
Unless the context otherwise requires, references in this section to “we,” “our” or “us” are references to Dynagas LNG Partners LP.
Marshall Islands Tax Consequences
The following discussion is based upon the opinion of Seward & Kissel LLP, our counsel as to matters of the laws of the Republic of the Marshall Islands, and the current laws of the Republic of the Marshall Islands applicable to persons who do not reside in, maintain offices in or engage in business in the Republic of the Marshall Islands.
Because we and our subsidiaries do not and do not expect to conduct business, transactions or operations in the Republic of the Marshall Islands, and because all documentation related to any offering will be executed outside of the Republic of the Marshall Islands, under current Marshall Islands law you will not be subject to Marshall Islands taxation or withholding on distributions, including upon distribution treated as a return of capital, we make to you as a unitholder. In addition, you will not be subject to Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of Series B Preferred Units, and you will not be required by the Republic of the Marshall Islands to file a tax return relating to your ownership of Series B Preferred Units.
EACH PROSPECTIVE UNITHOLDER IS URGED TO CONSULT HIS OWN TAX COUNSEL OR OTHER ADVISOR WITH REGARD TO THE LEGAL AND TAX CONSEQUENCES OF UNIT OWNERSHIP UNDER THEIR PARTICULAR CIRCUMSTANCES.

UNDERWRITING
Morgan Stanley & Co. LLC, UBS Securities LLC and Stifel, Nicolaus & Company, Incorporated are acting as joint-book running managers in this offering. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of Series B Preferred Units set forth opposite the underwriter’s name.
Underwriter	Number of Series B Preferred Units
Morgan Stanley & Co. LLC
UBS Securities LLC
Stifel, Nicolaus & Company, Incorporated
B. Riley FBR, Inc.
Total
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Series B Preferred Units sold under the underwriting agreement if any of the Series B Preferred Units are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
The underwriters are offering the Series B Preferred Units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Series B Preferred Units, and satisfaction of other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Option to Purchase Additional Series B Preferred Units
We have granted the underwriters an option to buy up to       additional Series B Preferred Units from us at the public offering price less the underwriting discount. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. If any units are purchased with this option, the underwriters will purchase units in approximately the same proportion as shown in the table above. If any additional Series B Preferred Units are purchased, the underwriters will offer the additional units on the same terms on which the units are being offered.
Underwriting Discounts and Expenses
The underwriters propose initially to offer the Series B Preferred Units to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of  $     per unit. The underwriters may allow, and the dealers may reallow, a discount not in excess of  $     per unit to other dealers. After the initial offering, the public offering price, concession or any other term of this offering may be changed.
The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional Series B Preferred Units.
	No Exercise	Full Exercise	Total
Public Offering Price	$	$	$
Underwriting Discount	$	$	$
Proceeds to us (before expenses)	$	$	$
The expenses of this offering, not including the underwriting discount, are estimated at $      and are payable by us.

Lock-Up Securities
We have agreed that, for a period of 30 days after the date of this prospectus and subject to certain exceptions, we will not, without the prior written consent of the underwriters, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of any Series B Preferred Units or any securities that are substantially similar to the Series B Preferred Units, whether owned as of the date hereof or hereafter acquired or with respect to which we have acquired or hereafter acquire the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing (collectively, the Lock-Up Securities) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such transaction described in clause (i) or (ii) is to be settled by delivery of Lock-Up Securities, in cash or otherwise.
The underwriters, in their discretion, may release any of the Lock-up Securities in whole or in part at any time with or without notice. The underwriters have no present intent or arrangement to release any of the Lock-up Securities. The release of any lock-up is considered on a case-by-case basis. Factors that will be considered in deciding whether to release Lock-up Securities may include the length of time before the lock-up period expires, the number of Lock-up Securities involved, the reason for the requested release, market conditions, the trading price of the Lock-up Securities and the historical trading volume of the Lock-up Securities.
NYSE Listing
The Series B Preferred Units are a new issue of securities with no established trading market. We intend to apply to list the Series B Preferred Units on the NYSE under the symbol “DLNGPRB.” If the application is approved, trading of the Series B Preferred Units on the NYSE is expected to begin within 30 days after the date of initial delivery of the Series B Preferred Units. The underwriters have advised us that they intend to make a market in the Series B Preferred Units before commencement of trading on the NYSE. They will have no obligation to make a market in the Series B Preferred Units, however, and may cease market-making activities, if commenced, at any time. Accordingly, an active trading market on the NYSE for the Series B Preferred Units may not develop or, even if one develops, may not last, in which case the liquidity and market price of the Series B Preferred Units could be adversely affected, the difference between bid and asked prices could be substantial and your ability to transfer Series B Preferred Units at the time and price desired will be limited.
Price Stabilization, Short Positions
Until the distribution of the Series B Preferred Units is completed, Commission rules may limit underwriters and selling group members from bidding for and purchasing Series B Preferred Units. However, the underwriters may engage in transactions that have the effect of stabilizing the price of the Series B Preferred Units, such as bids or purchases and other activities that peg, fix or maintain that price.
In connection with this offering, the underwriters may bid for or purchase and sell Series B Preferred Units in the open market. These transactions may include stabilizing transactions, short sales and purchases on the open market to cover positions created by short sales. Stabilizing transactions consist of various activities such as purchases of Series B Preferred Units made by the underwriters in the open market prior to the completion of the offering. Short sales involve the sale by the underwriters of a greater number of Series B Preferred Units than they are required to purchase in this offering. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional units referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional Series B Preferred Units, in whole or in part, or by purchasing the Series B Preferred Units in the open market. In making this determination, the underwriters will consider, among other things, the price of the Series B Preferred Units available for purchase in the open market compared to the price at which the underwriters may purchase the Series B Preferred Units through the option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series B Preferred Units in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase the Series B Preferred Units in the open market to cover the position.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales and other activities may have the effect of raising or maintaining the market price of the Series B Preferred Units or preventing or retarding a decline in the market price of Series B Preferred Units. As a result, the price of the Series B Preferred Units may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of Series B Preferred Units. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Extended Settlement
We expect that delivery of the Series B Preferred Units will be made to investors on October   , 2018, which will be the fifth business day following the date of pricing of the Series B Preferred Units (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Series B Preferred Units on the initial pricing date of the Series B Preferred Units or the succeeding two business days will be required, by virtue of the fact that the Series B Preferred Units initially will settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their advisors.
Indemnification
We and certain of our affiliates have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of these liabilities.
Electronic Distribution
In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us and to persons and entities with relationships with us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us and to persons and entities with relationships to us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions
European Economic Area
The Series B Preferred Units are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Series B Preferred Units or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Series B Preferred Units or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus has been prepared on the basis that any offer of Series B Preferred Units in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Series B Preferred Units. This prospectus is not a prospectus for the purposes of the Prospectus Directive.
United Kingdom
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.
France
Neither this prospectus supplement nor any other offering material relating to the Series B Preferred Units described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiersor of the competent authority of another member state of the European economic area and notified to the Autorité des Marchés Financiers. The Series B Preferred Units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the Series B Preferred Units have been or will be:
•
released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•
used in connection with any other offer for subscription or sale of the Series B Preferred Units to the public in France.

Such offers, sales and distributions will be made in France only:
•
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•
to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•
in a transaction that, in accordance with article L.411-2-II-1- or 3 of the French Code monétaire et financier and article 211-2 of the General Regulations (Réglement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel publicá l’épargne).

The Series B Preferred Units may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Switzerland
The Series B Preferred Units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or “SIX”, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Series B Preferred Units or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Partnership or the Series B Preferred Units have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the Series B Preferred Units will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA), and the offer of the Series B Preferred Units has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or “SCISA”. The investor protection afforded to acquirers of interests in collective investment schemes under the SCISA does not extend to acquirers of the Series B Preferred Units.
This prospectus supplement as well as any other material relating to the Series B Preferred Units is personal and confidential and does not constitute an offer to any other person. This prospectus supplement may only be used by those investors to whom it has been sent in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the Partnership. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.
Hong Kong
The Series B Preferred Units may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Series B Preferred Units may not be circulated or distributed, nor may the Series B Preferred Units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of

Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Series B Preferred Units are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (b) where no consideration is given for the transfer; or (c) by operation of law.
Japan
The Series B Preferred Units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and no securities will be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Bermuda
The Series B Preferred Units may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 of Bermuda (as amended). Additionally, non-Bermudian persons may not carry on or engage in any trade or business in Bermuda unless such persons are authorized to do so under applicable Bermuda legislation. Engaging in the activity of offering or marketing the Series B Preferred Units in Bermuda to persons in Bermuda may be deemed to be carrying on business in Bermuda.
Australia
This document is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the securities.
The Series B Preferred Units are not being offered in Australia to “retail clients” as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to “wholesale clients” for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the Series B Preferred Units has been, or will be, prepared.
This document does not constitute an offer in Australia other than to wholesale clients. By submitting an application for our securities, you represent and warrant to us that you are a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus supplement is not a wholesale client, no offer of, or invitation to apply for, the Series B Preferred Units shall be deemed to be made to such recipient and no applications for the Series B Preferred Units will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for the Series B Preferred Units you undertake to us that, for a period of 12 months from the date of issue of the Series B Preferred Units, you will not transfer any interest in the Series B Preferred Units to any person in Australia other than to a wholesale client.

Greece
The Series B Preferred Units have not been approved by the Hellenic Capital Markets Commission for distribution and marketing in Greece. This document and the information contained therein do not and shall not be deemed to constitute an invitation to the public in Greece to purchase the securities. The Series B Preferred Units may not be advertised, distributed, offered or in any way sold in Greece except as permitted by Greek law.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES
We are organized under the laws of the Marshall Islands as a limited partnership. The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.
All of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. However, we have expressly submitted to the jurisdiction of the U.S. federal and New York state courts sitting in the City of New York for the purpose of any suit, action or proceeding arising under the securities laws of the United States or any state in the United States. The Trust Company of the Marshall Islands, Inc., Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH96960, as our registered agent, can accept service of process on our behalf in any such action.
In addition, there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us, or our directors or officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (2) impose liabilities against us or our directors and officers in original actions brought in the Marshall Islands, based on these laws.

LEGAL MATTERS
Certain legal matters with respect to United States Federal and Marshall Islands law in connection with this offering will be passed upon for us by Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004. Certain legal matters with respect to this offering will be passed upon for the underwriters by Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022.
EXPERTS
The consolidated financial statements of Dynagas LNG Partners LP appearing in Dynagas LNG Partners LP’s Annual Report (Form 20-F) for the year ended December 31, 2017 have been audited by Ernst Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Ernst & Young (Hellas) Certified Auditors Accountants S.A. is Chimarras 8B, 15125, Maroussi, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified-Auditors-Accountants, or SOEL, Greece with registration number 107.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. You may read and copy any document that we file and obtain copies at prescribed rates from the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Our filings are also available on our website at http://www.dynagaspartners.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any applicable prospectus are part of a registration statement that we filed with the Commission and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as indicated below. Statements in this prospectus or any applicable prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents that are filed as exhibits to this registration statement for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the Commission’s Public Reference Room in Washington, D.C., as well as through the Commission’s website.
Information Incorporated by Reference
We disclose important information to you by referring you to documents that we have previously filed with the Commission. The information incorporated by reference is considered to be part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference. In the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We hereby incorporate by reference our Annual Report on Form 20-F for the year ended December 31, 2017, filed with the Commission on March 9, 2018, containing our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed, portions of our Report on Form 6-K, filed with the Commission on April 18, 2018, our Report on Form 6-K, filed with the Commission on April 24, 2018, portions of our Report on Form 6-K, filed with the Commission on May 17, 2018, containing certain financial data for the three months ended March 31, 2018, our Report on

Form 6-K, filed with the Commission on May 29, 2018, containing management’s discussion and analysis of financial condition and results of operations and our interim unaudited consolidated financial statements for the three months ended March 31, 2018, our Report on Form 6-K, filed with the Commission on July 5, 2018, our Report on Form 6-K, filed with the Commission on July 26, 2018, portions of our Report on Form 6-K, filed with the Commission on July 27, 2018, containing certain financial data for the six months ended June 30, 2018, our Report on Form 6-K, filed with the Commission on August 7, 2018, containing management’s discussion and analysis of financial condition and results of operations and our interim unaudited consolidated financial statements for the six months ended June 30, 2018, portions of our Report on Form 6-K, filed with the Commission on August 28, 2018, and our Report on Form 6-K, filed with the Commission on October 11, 2018.
In addition, we may incorporate by reference into this prospectus supplement our reports on Form 6-K filed after the date of this prospectus supplement (and before the time that all of the securities offered by this prospectus supplement have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:
Dynagas LNG Partners LP
23, Rue Basse
98000 Monaco
+377 99996445 (telephone number)

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth the main costs and expenses, other than underwriting discounts and commissions, as follows:
U.S. Securities and Exchange Commission Registration Fee	$
NYSE listing fee
Legal fees and expenses
Transfer Agent Fees
Accounting fees and expenses
Miscellaneous
Total	$

PROSPECTUS
$750,000,000
Common Units Representing Limited Partner Interests
Other Classes of Units Representing Limited Partner Interests
Warrants, Debt Securities and Guarantees
and
15,595,000 Common Units Representing Limited Partner Interests Offered by the Selling Unitholder
Dynagas LNG Partners LP
We may from time to time, in one or more offerings, offer and sell common units representing limited partnership interests and other units representing limited partner interests in Dynagas LNG Partners LP, as well as warrants and debt securities, including guarantees, described in this prospectus. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $750,000,000.
We may offer and sell these securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we will offer the securities and also may add, update or change information contained in this prospectus. We may sell the securities offered by this prospectus directly or through underwriters, agents or dealers, the names of which and the specific terms of a plan of distribution will be stated in the applicable prospectus supplement.
In addition, Dynagas Holding Ltd., or the Selling Unitholder, named in this prospectus, may sell in one or more offerings pursuant to this registration statement up to 15,595,000 of our common shares. The Selling Unitholder may sell any or all of these common units on any stock exchange, market or trading facility on which the common units are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. Information on Dynagas Holding Ltd., as Selling Unitholder, and the times and manners in which it may offer and sell our common units is described under the sections entitled “Selling Unitholder” and “Plan of Distribution” in this prospectus.
The Selling Unitholder, a company affiliated with us, may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and, as a result, may be deemed to be offering securities, indirectly, on our behalf. We will not receive any of the proceeds from the sale of our common units by the Selling Unitholder
Our common units are traded on the New York Stock Exchange, or the NYSE, under the symbol “DLNG”. Our 6.25% Senior Notes due 2019 are traded on the NYSE under the ticker symbol “DLNG 19”. Our Series A Cumulative Redeemable Preferred Units trade on the NYSE under the ticker symbol “DLNG PR A”. We will provide information in the related prospectus supplement for the trading market, if any, for any securities that may be offered.
Investing in our securities involves risks. You should carefully consider the risk factors described under “Risk Factors” on page12 of this prospectus before you make an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 12, 2018.

TABLE OF ADDITIONAL REGISTRANTS
Name	Organization	Ownership percentage
Dynagas Operating LP	Marshall Islands	100%
Dynagas Operating GP LLC	Marshall Islands	100%
Dynagas Equity Holding Limited	Liberia	100%
Pegasus Shipholding S.A.	Marshall Islands	100%
Seacrown Maritime Ltd.	Marshall Islands	100%
Lance Shipping S.A.	Marshall Islands	100%
Fareastern Shipping Limited	Malta	100%
Dynagas Finance Inc.	Marshall Islands	100%
Navajo Marine Limited	Marshall Islands	100%
Solana Holding Ltd.	Marshall Islands	100%
Arctic LNG Carriers Ltd.	Marshall Islands	100%
Dynagas Finance LLC	Delaware	100%

In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference in this prospectus. We have not authorized anyone else to give you different information. We are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the Securities and Exchange Commission, or the SEC, incorporated by reference in this prospectus.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may over time, in one or more offerings, offer and sell up to $750,000,000 in total aggregate offering price of any combination of the securities described in this prospectus.
This prospectus provides you with a general description of Dynagas LNG Partners LP and the securities that are registered hereunder that may be offered by us or the Selling Unitholder. Each time we sell any securities offered by this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement you should rely on the information in the prospectus supplement.
The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Before you invest in our securities, you should carefully read this prospectus, including the “Risk Factors,” any prospectus supplement, the information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” in both this prospectus and any prospectus supplement), and any additional information you may need to make your investment decision.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3 regarding the securities covered by this prospectus. This prospectus is a part of the registration statement, which includes additional information. For further information regarding us and the securities offered in this prospectus, you may wish to review the full registration statement, including its exhibits. The registration statement, including the exhibits, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies of this material can also be obtained upon written request from the Public Reference Section of the SEC at that address, at prescribed rates, or from the SEC’s web site on the Internet at www.sec.gov free of charge. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. You can also obtain information about us on our website at http://www.dynagaspartners.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.
We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (or the Exchange Act), and, in accordance therewith, we are required to file with the SEC annual reports on Form 20-F within four months of our fiscal year-end, and provide to the SEC other material information on Form 6-K. These reports and other information may be inspected and copied at the public reference facilities maintained by the SEC or obtained from the SEC’s website as provided above. Our website on the Internet is located at www.dynagaspartners.com, and we will make our annual reports on Form 20-F and our periodic reports submitted to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports are electronically submitted to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K. However, we intend to make available quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year.
The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.
We incorporate by reference into this prospectus the documents listed below:
•
our annual report on Form 20-F for the fiscal year ended December 31, 2016, filed with the SEC on March 20, 2017, or our 2016 Annual Report;

•
all subsequent annual reports on Form 20-F filed prior to the termination of this offering;

•
all subsequent current reports on Form 6-K furnished prior to the termination of this offering that we identify in such current reports as being incorporated by reference into the registration statement of which this prospectus is a part;

•
our report on Form 6-K, filed with the SEC on December 7, 2017, which contains Management’s Discussion and Analysis of Financial Condition and Results of Operations and the unaudited interim condensed consolidated financial statements of the Partnership as of and for the nine months ended September 30, 2017 and 2016;

•
our report on Form 6-K, filed with the SEC on September 27, 2017, which contains Management’s Discussion and Analysis of Financial Condition and Results of Operations and the unaudited interim condensed consolidated financial statements of the Partnership as of and for the six months ended June 30, 2017 and 2016; and

•
the description of our common units contained in our Registration Statement on Form 8-A filed on December 23, 2014, including any subsequent amendments or reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.
You may obtain any of the documents incorporated by reference in this prospectus from the SEC through its public reference facilities or its website at the addresses provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by visiting our Internet website at http://www.dynagaspartners.com, or by writing or calling us at the following address:
Dynagas LNG Partners LP
Attention: Investor Relations
23, Rue Basse
98000 Monaco
You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the Selling Unitholder have authorized anyone else to provide you with any information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than its respective date.

FORWARD-LOOKING STATEMENTS
Statements included in this prospectus which are not historical facts (including statements concerning plans and objectives of management for future operations or economic performance, or assumptions related thereto) are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are also forward-looking statements. Our disclosure and analysis in this prospectus pertaining to our operations, cash flows and financial position, including, in particular, the likelihood of our success in developing and expanding our business, include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “forecasts,” “may,” “should” and similar expressions are forward-looking statements.
Forward-looking statements appear in a number of places and include statements with respect to, among other things:
•
LNG market trends, including charter rates, factors affecting supply and demand, and opportunities for the profitable operations of LNG carriers;

•
our anticipated growth strategies;

•
the effect of a worldwide economic slowdown;

•
potential turmoil in the global financial markets;

•
fluctuations in currencies and interest rates;

•
general market conditions, including fluctuations in charter hire rates and vessel values;

•
changes in our operating expenses, including drydocking and insurance costs and bunker prices;

•
forecasts of our ability to make cash distributions on our units or any increases in our cash distributions;

•
our future financial condition or results of operations and our future revenues and expenses;

•
the repayment of debt and settling of interest rate swaps (if any);

•
our ability to make additional borrowings and to access debt and equity markets;

•
planned capital expenditures and availability of capital resources to fund capital expenditures;

•
our ability to maintain long-term relationships with major LNG traders;

•
our ability to leverage our Sponsor’s relationships and reputation in the shipping industry;

•
our ability to realize the expected benefits from our vessel acquisitions;

•
our ability to purchase vessels from our Sponsor in the future, including the Optional Vessels;

•
our continued ability to enter into long-term time charters;

•
our ability to maximize the use of our vessels, including the re-deployment or disposition of vessels no longer under long-term time charters;

•
future purchase prices of newbuildings and secondhand vessels and timely deliveries of such vessels;

•
our ability to compete successfully for future chartering and newbuilding opportunities (if any);

•
acceptance of a vessel by its charterer;

•
termination dates and extensions of charters;

•
the expected cost of, and our ability to comply with, governmental regulations, maritime self-regulatory organization standards, as well as standard regulations imposed by our charterers applicable to our business;

•
availability of skilled labor, vessel crews and management;

•
our anticipated incremental general and administrative expenses as a publicly traded limited partnership and our fees and expenses payable under the fleet management agreements and the administrative services agreement with our Manager;

•
the anticipated taxation of our partnership and distributions to our unitholders;

•
estimated future maintenance and replacement capital expenditures;

•
our ability to retain key employees;

•
customers’ increasing emphasis on environmental and safety concerns;

•
potential liability from any pending or future litigation;

•
potential disruption of shipping routes due to accidents, political events, piracy or acts by terrorists;

•
future sales of our common units in the public market;

•
our business strategy and other plans and objectives for future operations; and

•
other factors detailed in this prospectus and from time to time in our periodic reports.

These and other forward-looking statements are subject to risks, uncertainties and assumptions, including those risks discussed in “Risk Factors” and those risks discussed in other reports we file with or furnish to the SEC and that are incorporated in this prospectus by reference. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control.
Forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events affecting us and, therefore, involve a number of risks and uncertainties, including those risks discussed in “Risk Factors.” We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.
We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

ABOUT DYNAGAS LNG PARTNERS LP
Unless the context otherwise requires, references in this prospectus to “Dynagas LNG Partners,” the “Partnership,” “we,” “our” and “us” or similar terms refer to Dynagas LNG Partners LP and its wholly-owned subsidiaries, including Dynagas Operating LP. Dynagas Operating LP owns, directly or indirectly, a 100% interest in the entities that own the LNG carriers in our fleet, or our “Fleet”. References in this prospectus to “our General Partner” refer to Dynagas GP LLC, the general partner of Dynagas LNG Partners LP. References in this prospectus to our “Sponsor” are to Dynagas Holding Ltd. and its subsidiaries other than us or our subsidiaries and references to our “Manager” refer to Dynagas Ltd., which is wholly owned by the chairman of our Board of Directors, Mr. Georgios Prokopiou. References in this prospectus to the “Prokopiou Family” are to our Chairman, Mr. Georgios Prokopiou, and certain members of his family.
All references in this prospectus to us for periods prior to our initial public offering, or IPO, on November 18, 2013 refer to our predecessor companies and their subsidiaries, which are former subsidiaries of our Sponsor that have interests in the three vessels of which our Fleet was initially comprised.
All references in this prospectus to “Gazprom”, “Statoil”, “Yamal” and “PetroChina” refer to Gazprom Marketing and Trading Singapore Pte Ltd, Statoil ASA, Yamal Trade Pte. Ltd. and PetroChina International (Singapore) Pte. Ltd., respectively, and certain of their respective subsidiaries or affiliates, who are our current or prospective charterers. Unless otherwise indicated, all references to “U.S. dollars,” “dollars” and “$” in this prospectus are to the lawful currency of the United States. We use the term “LNG” to refer to liquefied natural gas, and we use the term “cbm” to refer to cubic meters in describing the carrying capacity of our vessels.
Overview
We are a master limited partnership focused on owning and operating a fleet of six liquefied natural gas (LNG) carriers, five of which are ice-class designated LNG carriers. Five of the six vessels in our Fleet are currently employed on multi-year time charters, which we define as charters with initial terms of two years or more, with major international energy companies such as Gazprom, Statoil and Yamal, providing us with the benefits of contracted cash flows and minimal exposure to market or seasonal driven decreases in utilization rates. We currently employ our one remaining LNG carrier on consecutive short-term charters prior to its delivery to Gazprom in July 2018, when it will commence employment under a charter with term of approximately eight years.
We intend to leverage the reputation, expertise and relationships with our charterers, our Sponsor and our Manager in pursuing further business and growth opportunities, maintaining cost-efficient operations and providing reliable seaborne transportation services to our current and prospective charterers. In addition, as opportunities arise, we may acquire additional vessels from our Sponsor and from third-parties and/or engage in investment opportunities incidental to the LNG industry. In connection with such plans for growth, we may enter into additional financing arrangements, refinance existing arrangements or arrangements that our Sponsor, its affiliates, or such third party sellers may have in place for vessels that we may acquire, and, subject to favorable market conditions, we may raise capital in the public or private markets, including through debt or equity offerings of our securities. There is no guarantee that we will grow or maintain the size of our Fleet or the per unit distributions that we intend to pay or that we will be able to execute our plans for growth.
As of December 20, 2017, we have outstanding 35,490,000 common units, 35,526 general partner units and 3,000,000 9.00% Series A Cumulative Redeemable Preferred Units, or the Series A Preferred Units. Our Sponsor currently beneficially owns approximately 44.0% of the equity interests (excluding the Series A Preferred Units) in the Partnership and 100% of our General Partner, which owns a 0.1% General Partner interest in the Partnership and 100% of our incentive distribution rights. Our Sponsor does not own any Series A Preferred Units. Our common units and the Series A Preferred Units trade on the New York Stock Exchange, or NYSE, under the symbols “DLNG” and “DLNG PR A”, respectively. In addition, in September 2014, we completed our underwritten public offering of  $250.0 million aggregate principal amount 6.25% Senior Notes due 2019, or our 2019 Notes. The 2019 Notes trade on the NYSE under the ticker symbol “DLNG 19”.

On January 23, 2017, upon our payment to unitholders of the quarterly distribution in respect of the fourth quarter of 2016, the conditions set forth in the Partnership Agreement for the conversion of our then outstanding subordinated units were satisfied and the subordination period expired. At the expiration of the subordination period, the 14,985,000 subordinated units owned by the Sponsor converted into common units on a one-for-one basis. There are currently no subordinated units outstanding.
Our Fleet
We currently own and operate a fleet of six LNG carriers, consisting of the three LNG carriers in our initial fleet, the Clean Energy, the Ob River and the Amur River (formerly named the Clean Force), and three 2013-built Ice Class LNG carriers that we subsequently acquired from our Sponsor, the Arctic Aurora, the Yenisei River and the Lena River, which six vessels we refer to collectively as our “Fleet.” The vessels in our Fleet have an average age of 7.4 years and are employed under charters with an average remaining charter term of 10.6 years as of December 20, 2017, including the charter agreements into which we have already entered but whose terms have not yet commenced. The Yamal charter agreements for the Yenisei River and the Lena River are subject to important conditions, which, unless satisfied, may result in the cancellation of the charter agreement at the charterer’s option, in which case we would not realize any revenues under such charter agreements.
Our Fleet is managed by our Manager, Dynagas Ltd., a company controlled by Mr. Georgios Prokopiou.
All of the vessels in our Fleet other than the Clean Energy have been assigned with Lloyds Register Ice Class notation 1A FS, equivalent to ARC4 of the Russian Maritime Register of Shipping Rules, designation for hull and machinery and are fully winterized, which means that they are designed to call at ice-bound and harsh environment terminals and to withstand temperatures up to minus 30 degrees Celsius. According to Drewry Consultants Ltd., or Drewry, only eleven LNG carriers, representing 2.5% of the LNG vessels in the global LNG fleet, have an Ice Class designation or equivalent rating. Moreover, in 2012, we were the first company in the world to operate LNG carriers on the Northern Sea Route and continue to be one of only two LNG vessel operators to do so. The Northern Sea Route is a shipping lane from the Atlantic Ocean to the Pacific Ocean entirely in Arctic waters. In addition, we believe that each of the vessels in our Fleet is optimally sized with a carrying capacity of between approximately 150,000 and 155,000 cbm, which allows us to maximize operational flexibility as such medium-to-large size LNG vessels are compatible with most existing LNG terminals around the world. We believe that these specifications enhance our trading capabilities and future employment opportunities because they provide greater diversity in the trading routes available to our charterers.
The following table sets forth additional information about our Fleet as of December 20, 2017:
Vessel Name	Year Built	Capacity (cbm)	Ice Class	Propulsion	Charterer	Earliest Charter Expiration Date	Latest Charter Expiration Including Non-Exercised Options
Clean Energy	2007	149,700	No	Steam	PetroChina	May 2018	June 2018
					Gazprom	March 2026	April 2026(1)
Ob River	2007	149,700	Yes	Steam	Gazprom	April 2018	May 2018
					Gazprom	March 2028	May 2028(2)
Amur River	2008	149,700	Yes	Steam	Gazprom	June 2028	August 2028
Arctic Aurora	2013	155,000	Yes	Tri-fuel diesel engine (TFDE)	Statoil	July 2021	September 2023(3)
Yenisei River	2013	155,000	Yes	Tri-fuel diesel engine (TFDE)	Gazprom	July 2018	August 2018
					Yamal	2033/2034	2049(4)
Lena River	2013	155,000	Yes	Tri-fuel diesel engine (TFDE)	Gazprom	September 2018	October 2018
					Yamal	2034/2035	2049/2050(4)

(1)
In October 2016, we entered into a time charter contract with Gazprom for the employment of the Clean Energy for a firm period of seven years and nine months. The charter is expected to commence in July 2018.

(2)
Upon its current contract expiration with Gazprom, the Ob River is expected to commence employment under a new multi-year time charter contract with the same charterer for a firm period of ten years.

(3)
In December 2017, we entered into a time charter contract with Statoil for the employment of the Arctic Aurora. This charter will be in direct continuation of the vessel’s current charter with Statoil (interrupted only by the vessel’s mandatory statutory class five-year special survey and dry-docking) and will have a firm period of three years +/- 30 days. Statoil will have the option to extend the charter term by two consecutive 12-month periods at escalated rates.

(4)
The Yenisei River and the Lena River are each contracted to commence employment within one-year delivery windows starting January 1, 2019 and June 30, 2019, respectively, under multi-year time charter contracts with Yamal in the Yamal LNG Project, each with an initial term of 15 years, which may each be extended by three consecutive periods of five years. Each of these time charter contracts is subject to important conditions, which, if not satisfied, or waived by the charterer, may result in their cancellation, early termination or amendment, before or after their charter term commences, in which case, we may not receive the contracted revenues thereunder.

The Optional Vessels
In connection with the closing of our IPO, we entered into an Omnibus Agreement with our Sponsor and our General Partner that initially provided us with the right to purchase up to seven LNG carrier vessels from our Sponsor within a specified period of time following their delivery to our Sponsor and at a purchase price to be determined pursuant to the terms and conditions of that agreement, which we refer to as the Initial Optional Vessels.
In addition, following an amendment to the Omnibus Agreement in April 2016, we also have the right to acquire from our Sponsor its interest, which is currently 49%, in each of the five entities that each owns a 172,000 cubic meter ARC7 LNG carrier, which we refer to as the Additional Optional Vessels, subject to the terms and conditions of the Omnibus Agreement, as amended. The Additional Optional Vessels are scheduled to be delivered in the fourth quarter of 2017 and the first quarter of 2019. We refer to the Initial Optional Vessels and the Additional Optional Vessels, together, as the Optional Vessels.
Initial Optional Vessels
As of the date of this prospectus, we have purchased from our Sponsor and have taken delivery of three of the Initial Optional Vessels: the Arctic Aurora in June 2014, the Yenisei River in September 2014, and the Lena River in December 2015. Our Sponsor owns, directly or indirectly, 100% of the equity interests of the entities that own the four remaining Initial Optional Vessels. One of the four remaining Initial Optional Vessels, the Clean Ocean, is operating under a multi-year time charter with Cheniere, after which time, it is scheduled to commence employment under a long-term time charter for the Yamal LNG Project. The other three remaining Initial Optional Vessels, the Clean Planet, the Clean Horizon and the Clean Vision, currently operate in an LNG carrier pool, the Cool Pool, that was established on October 1, 2015, by our Manager, Golar LNG Limited and Gaslog Carriers Ltd., with a view to optimizing the operation of the pool vessels through improved scheduling, efficiencies and common marketing of the pooled vessels. Vessels operating in the Cool Pool are employed in the LNG spot market on charters of twelve months or less. Together with our Sponsor’s three vessels, the Cool Pool currently consists of 19 LNG carriers. In 2019, the Clean Planet, the Clean Horizon and the Clean Vision are scheduled to commence employment under long-term charters with Yamal.
Additional Optional Vessels
In August 2015, our Sponsor and two unrelated third-parties, Sinotrans and China LNG Shipping, entered into a joint venture, pursuant to which they agreed to share in the ownership and operation of the Additional Optional Vessels. Our Sponsor currently owns a 49% ownership interest in each of the five entities that each owns an Additional Optional Vessel, and Sinotrans and China LNG Shipping equally split the remaining 51% ownership interest of each such entity. Three of the Additional Optional Vessels are currently under construction at Daewoo Shipbuilding & Marine Engineering Co., or DSME. Two of the

Additional Optional Vessels are expected to be delivered to the joint venture in the fourth quarter of 2017 and three of the Additional Optional Vessels are expected to be delivered in the first quarter of 2019. Upon each of their deliveries, the Additional Optional Vessels are scheduled to commence employment under long-term charters for the Yamal LNG Project. Our Manager will provide vessel management services for the Additional Optional Vessels.
Specifications of the Optional Vessels
Each of the Optional Vessels has or is expected to have Ice Class designation, or its equivalent, for hull and machinery. The Initial Optional Vessels are equipped with a membrane containment system. The compact and efficient utilization of the hull structure reduces the required principal dimensions of the vessel compared to earlier LNG designs and results in relatively higher fuel efficiency and smaller quantities of LNG required for cooling down vessels’ tanks. In addition, the Initial Optional Vessels are equipped with a tri-fuel diesel electric propulsion system, which is expected to reduce both fuel costs and emissions.
The five 172,000 cubic meter ARC7 Additional Optional Vessels are or will be capable of all year round operation at temperatures up to negative fifty degrees Celsius. High Ice Class Arc 7 allows them to navigate independently in ice of up to 2.1 meters thick. The Additional Optional Vessels are equipped with three Azipod propulsion units of 45 megawatt joint capability, which is comparable to the capability of a nuclear icebreaker.
The following table provides certain information about the Optional Vessels as of December 20, 2017.
Vessel Name	Shipyard (4)	Delivery Date	Capacity Cbm	Ice Class	Charter Commencement	Pool / Charterer	Earliest Charter Expiration
Initial Optional Vessels:
Clean Ocean(1)	HHI	Q2 – 2014	162,000	Yes	Q2 2015	Cheniere & Yamal	2035
Clean Planet(2)	HHI	Q3 – 2014	162,000	Yes	2019	Cool Pool & Yamal	2034
Clean Horizon(2)	HHI	Q3 – 2015	162,000	Yes	2019	Cool Pool & Yamal	2034
Clean Vision(2)	HHI	Q1 – 2016	162,000	Yes	2019	Cool Pool & Yamal	2034
Additional Optional Vessels*:
Hull No.2421(3)	DSME	Q4 – 2017	172,410	Yes	2017	Yamal	Q4 – 2045
Hull No.2422(3)	DSME	Q4 – 2017	172,410	Yes	2017	Yamal	Q4 – 2045
Hull No.2427(3)	DSME	Q1 – 2019	172,410	Yes	2019	Yamal	Q4 – 2045
Hull No.2428(3)	DSME	Q1 – 2019	172,410	Yes	2019	Yamal	Q4 – 2045
Hull No.2429(3)	DSME	Q1 – 2019	172,410	Yes	2019	Yamal	Q4 – 2045

*
Our Sponsor directly or indirectly owns a 49.0% interest in these vessels.

(1)
Following the expiration of the time charter with Cheniere, this vessel is contracted to be employed under a long-term time charter for the Yamal LNG project, for a period of 15 years, which may be extended by three consecutive five-year optional periods.

(2)
Vessel is contracted to commence employment within 2019 under long term charters for the Yamal LNG Project for an initial term of 15 years, which may be extended by three consecutive periods of five years each.

(3)
Upon its delivery from the shipyard, vessel will operate under a fixed rate time charter contract for the Yamal LNG Project until December 31, 2045, plus two consecutive five-year extension options.

(4)
As used in this prospectus, “HHI” refers to the shipyard Hyundai Heavy Industries Co. Ltd. and “DSME” refers to the shipyard Daewoo Shipbuilding & Marine Engineering Co.

Rights to Purchase Optional Vessels
Under the Omnibus Agreement, we have the right, subject to certain conditions, to purchase from our Sponsor the remaining Initial Optional Vessels and our Sponsor’s ownership interest in the entities that respectively own the Additional Optional Vessels at a purchase price to be determined pursuant to the terms and conditions of the Omnibus Agreement. These purchase rights expire 24 months following the respective delivery of each remaining Initial Optional Vessel from the shipyard (or in the case of the Clean Ocean and the Clean Planet, such purchase rights expire on March 31, 2018), and in the case of our Sponsor’s ownership interest in the entities that own the Additional Optional Vessels, within 24 months following the expiration, without acceptance, of our 30-day option to purchase such interests pursuant to the Omnibus Agreement, so long as such Additional Optional Vessels are employed under a long-term charter of four or more years upon their respective delivery dates). We may also mutually agree with our Sponsor, with the approval of a committee comprised of certain of our independent directors, or our Conflicts Committee, to extend the purchase option exercise period.
If we are unable to agree with our Sponsor on the purchase price of any of the Initial Optional Vessels or our Sponsor’s ownership interest in the entities that respectively own the Additional Optional Vessels, as the case may be, the respective purchase price will be determined by an independent appraiser, such as an investment banking firm, broker or firm generally recognized in the shipping industry as qualified to perform the tasks for which such firm has been engaged, and we will have the right, but not the obligation, to purchase such assets at such price. The independent appraiser will be mutually appointed by our Sponsor and our Conflicts Committee.
The purchase price of the Initial Optional Vessels or our Sponsor’s ownership interest in the Additional Optional Vessels, as the case may be, as finally determined by an independent appraiser, may be an amount that is greater than what we are able or willing to pay or we may be unwilling to proceed to purchase such vessel if such acquisition would not be in our best interests. We will not be obliged to purchase the Optional Vessels at the determined price, and, accordingly, we may not complete the purchase of such assets, which may have an adverse effect on our expected plans for growth. In addition, our ability to purchase the Optional Vessels, should we exercise our right to purchase such vessels, is dependent on our ability to obtain additional financing to fund all or a portion of the acquisition costs of these assets.
Our Sponsor has secured financing for the Initial Optional Vessels and, our Sponsor together with its joint venture partners, have secured financing for the Additional Optional Vessels. In the event we acquire any or all of such Optional Vessels in the future, we may enter into agreements with our Sponsor to novate these loan agreements to us, subject to the satisfaction of certain conditions. Any such novation would be subject to each respective lender’s consent.
Information About the Partnership
We were formed as a limited partnership under the laws of the Republic of the Marshall Islands on May 30, 2013. The address of our principal executive offices is 23, Rue Basse, 98000, Monaco. Our telephone number at that address is +37799996445. We maintain a website at www.dynagaspartners.com. Information contained on our website does not constitute part of this prospectus.
We own our vessels through separate wholly-owned subsidiaries that are incorporated in the Republic of the Marshall Islands, Republic of Malta, and Republic of Liberia.
Recent and Other Developments
Quarterly Common Units Cash Distribution
On October 2, 2017, our Board of Directors declared a quarterly cash distribution of  $0.4225 per common unit in respect of the third quarter of 2017. This cash distribution was paid on October 19, 2017 to all common unitholders of record as of October 12, 2017.
Series A Preferred Units Cash Distribution
On October 19, 2017, our Board of Directors declared a cash distribution of  $0.5625 per unit on our Series A Preferred Units for the period from August 12, 2017 to November 11, 2017. This cash distribution was paid on November 13, 2017, to all Series A Preferred unitholders of record as of November 5, 2017.

$480.0 million Term Loan B Refinancing
On May 18, 2017, we refinanced and repaid in full our existing $340.0 million senior secured Credit Suisse AG facility and our existing $200.0 million ABN Amro NV term loan facility with a new $480.0 million senior secured term loan B due in 2023, or the Term Loan B. Our wholly-owned subsidiary, Arctic LNG Carriers, serves as borrower under the Term Loan B. The Term Loan B provides for 0.25% quarterly amortization on the principal and a bullet payment at maturity. The Term Loan B is secured by, among other things, the six LNG carriers in our Fleet.
Extension Optional Vessel Purchase Deadline
On March 30, 2017, we agreed with our Sponsor to extend the deadline for exercising the purchase options relating to both the Clean Ocean and the Clean Planet granted to us under the Omnibus Agreement from March 31, 2017 to March 31, 2018.
New Long-Term Charter for the Arctic Aurora
On December 20, 2017, we entered into a new three year charter agreement with Statoil for the employment of the Arctic Aurora. The new Statoil charter is expected to commence in the third quarter of 2018 in direct continuation of the vessel’s current charter with Statoil (interrupted only by the vessel’s mandatory statutory class five-year special survey and dry-docking) and will have a firm period of about 3 years +/- 30 days. Statoil will have the option to extend the charter term by two consecutive 12-month periods at escalated rates.
Extension of Clean Energy Charter Term
On December 18, 2017, PetroChina, the current charter of the Clean Energy, exercised their right to extend the current charter period for the vessel by a minimum period of approximately four months. The Clean Energy was delivered to PetroChina in October 2017 and is now expected to be redelivered to the Partnership under the charter, as extended, at the earliest, in May 2018 and at latest, in June 2018, prior to its delivery to Gazprom Marketing & Trading Singapore Pte Ltd in July 2018, when the vessel will commence a time charter with a term of approximately eight years.

RISK FACTORS
An investment in our securities involves a significant degree of risk. You should carefully consider the risk factors discussed under “Item 3—Key Information—Risk Factors” in our 2016 Annual Report, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, in evaluating an investment in our securities. In addition, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in the securities offered by this prospectus. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected.

USE OF PROCEEDS
Unless we specify otherwise in any prospectus supplement, we may use the net proceeds from the sale of securities offered by this prospectus for capital expenditures, repayment of indebtedness, working capital, to make vessel or other asset acquisitions or for general corporate purposes or combination thereof.
We will not receive any of the proceeds from the sale of common units by the Selling Unitholder.

CAPITALIZATION
Each prospectus supplement will include information relating to our capitalization.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
The following table sets forth our unaudited ratio of our consolidated earnings to our consolidated fixed charges for each of the last five years and as at September 30, 2017.
	Nine months ended September 30,	Year ended December 31,
(dollars in thousands)	2017	2016	2015	2014	2013	2012
Earnings:
Income from continuing operations before taxes	11,714	66,854	60,050	50,561	45,620	29,836
Add: Fixed charges	33,353	34,871	27,471	14,123	9,298	9,141
Add: Depreciation of capitalized interest	304	408	407	374	349	350
Total Earnings	$45,371	$102,133	$87,928	$65,058	$55,267	$39,327
Fixed Charges:
Interest charges, whether expensed or capitalized	28,791	32,887	25,926	13,338	8,248	8,551
Amortization and write-off of deferred finance fees	4,562	1,984	1,545	785	1,050	590
Total Fixed Charges	$33,353	$34,871	$27,471	$14,123	$9,298	$9,141
Preferred unit distribution	5,063	6,750	2,100	—	—	—
Total Fixed Charges and Preferred Dividends	$38,416	$41,621	$29,571	$14,123	$9,298	$9,141
Ratio of earnings to Fixed Charges	1.3x	2.93x	3.20x	4.61x	5.94x	4.30x
Ratio of earnings to Fixed Charges and Preferred Dividends	1.18x	2.45x	2.97x	4.61x	5.94x	4.30x

PRICE RANGE OF COMMON UNITS AND PREFERRED UNITS
As of December 20, 2017, there were 35,490,000 common units outstanding, of which 15,595,000 are held by our Sponsor and 19,895,000 are held by the public. Our common units commenced trading on the Nasdaq Global Market under the symbol “DLNG” on November 13, 2013. On December 30, 2014, we voluntarily transferred the listing of our common units to the NYSE. Our common units continue to trade under the ticker symbol “DLNG.”
The following table sets forth, for the periods indicated, the high and low sales prices for our common units, as reported on the NYSE. The last reported sale price of our common units on the NYSE on December 20, 2017 was $11.68 per unit.
For the Year Ended	High (US$)	Low (US$)
December 31, 2013*	23.79	16.75
December 31, 2014	25.50	13.66
December 31, 2015	20.95	7.80
December 31, 2016	16.25	6.70

*
For the period beginning November 13, 2013

For the Quarter Ended:	High (US$)	Low (US$)
March 31, 2015	20.95	14.50
June 30, 2015	20.83	14.59
September 30, 2015	16.99	11.03
December 31, 2015	15.00	7.80
March 31, 2016	11.59	6.70
June 30, 2016	15.72	10.81
September 30, 2016	16.20	13.22
December 31, 2016	16.25	12.76
March 31, 2017	17.83	15.9
June 30, 2017	17.93	13.76
September 30, 2017	15.85	13.06
Most Recent Six Months:	High (US$)	Low (US$)
June 2017	15.94	13.76
July 2017	15.85	14.50
August 2017	15.05	13.90
September 2017	14.41	13.06
October 2017	14.27	13.00
November 2017	13.97	12.21
December 2017 (through and including December 20, 2017)	13.90	10.66

Our Series A Preferred Units has been trading on the NYSE under the symbol “DLNG PR A” since July 14, 2015. The following table shows the high and low prices for our Series A Preferred Units:
For the Year Ended	High (US$)	Low (US$)
December 31, 2015*	25.60	14.25
December 31, 2016	25.91	14.25

*
For the period beginning July 14, 2015

For the Quarter Ended:	High (US$)	Low (US$)
September 30, 2015*
December 31, 2015	19.99	15.01
March 31, 2016	21.35	14.25
June 30, 2016	23.48	20.46
September 30, 2016	25.41	22.66
December 31, 2016	25.91	24.51
March 31, 2017	26.13	25.11
June 30, 2017	26.93	25.30
September 30, 2017	26.98	25.97

*
For the period beginning July 14, 2015

Most Recent Six Months:	High (US$)	Low (US$)
June 2017	26.80	25.62
July 2017	26.98	26.00
August 2017	26.89	25.97
September 2017	26.70	26.00
October 2017	26.94	26.25
November 2017	26.97	26.11
December 2017 (through and including December 20, 2017)	26.55	25.84
In addition, our 2019 Notes started trading on the NYSE on December 30, 2014 under the ticker symbol “DLNG 19.”

DESCRIPTION OF THE COMMON UNITS
The common units represent limited partner interests in us. The holders of units are entitled to participate in partnership distributions and exercise the rights and privileges available to limited partners under our Partnership Agreement. For a description of the relative rights and privileges of holders of common units in and to partnership distributions, see this section and “Our Cash Distribution Policy and Restrictions on Distributions.” For a description of the rights and privileges of limited partners under our Partnership Agreement, including voting rights, see “The Partnership Agreement.”
Number of Common Units
As of December 20, 2017, there were 35,490,000 common units outstanding, of which 19,895,000 are held by the public and 15,595,000 are held by our Sponsor, which owns our General Partner. The 35,490,000 issued and outstanding common units represent an aggregate 99.9% limited partner interest and the 35,526 outstanding general partner units represent a 0.1% General Partner interest in us.
Transfer Agent and Registrar
Computershare Trust Company, N.A. is our registrar and transfer agent for the common units. We pay all fees charged by the transfer agent for transfers of common units, except the following, which must be paid by unitholders:
•
surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

•
special charges for services requested by a holder of a common unit; and

•
other similar fees or charges.

There is no charge to unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.
Transfer of Common Units
By transfer of common units in accordance with our Partnership Agreement, each transferee of common units will be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Each transferee:
•
represents that the transferee has the capacity, power and authority to become bound by our Partnership Agreement;

•
automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, our Partnership Agreement; and

•
gives the consents and approvals contained in our Partnership Agreement, such as the approval of all transactions and agreements we are entering into in connection with our formation and this offering.

A transferee will become a substituted limited partner of our partnership for the transferred common units automatically upon the recording of the transfer on our books and records. Our General Partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.
We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.
Common units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a limited partner in our partnership for the transferred common units.

Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.
Please see “Our Cash Distribution Policy and Restrictions on Distributions” for descriptions of the General Partner Interest and the Incentive Distribution Rights.
Voting Rights
Unlike the holders of common stock in a corporation, holders of common units have only limited voting rights on matters affecting our business. We will hold a meeting of the limited partners every year to elect one or more members of our Board of Directors and to vote on any other matters that are properly brought before the meeting. Our General Partner has the right to appoint two of the five members of our Board of Directors with the remaining three directors being elected by our common unitholders at our annual meeting.
The following is a summary of the unitholder vote required for the approval of the matters specified below. Matters that require the approval of a “unit majority” require the approval of a majority of the common units voting as a single class.
In voting their common units, our General Partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners.
Each outstanding common unit is entitled to one vote on matters subject to a vote of common unitholders. However, to preserve our ability to be exempt from U.S. federal income tax under Section 883 of the Code, if at any time, any person or group owns beneficially more than 4.9% of any class of units then outstanding, any such units owned by that person or group in excess of 4.9% may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes (except for purposes of nominating a person for election to our board), determining the presence of a quorum or for other similar purposes under our Partnership Agreement, unless otherwise required by law. The voting rights of any such unitholders in excess of 4.9% will effectively be redistributed pro rata among the other common unitholders holding less than 4.9% of the voting power of all classes of units entitled to vote. Our General Partner, its affiliates and persons who acquired common units with the prior approval of our Board of Directors will not be subject to this 4.9% limitation except with respect to voting their common units in the election of the elected directors.
Action	Unitholder Approval Required and Voting Rights
Issuance of additional units	No approval rights; Board of Directors approval required for all issuances, which may have a material adverse impact on the General Partner or its interest in our partnership.
Amendment of the Partnership Agreement
Certain amendments may be made by our Board of Directors without the approval of the unitholders. Other amendments generally require the approval of a unit majority. See “—Amendment of the Partnership Agreement.”

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority and approval of our General Partner and our Board of Directors. See “—Merger, Sale, Conversion or Other Disposition of Assets.”
Dissolution of our partnership	Unit majority and approval of our General Partner and our Board of Directors. See “—Termination and Dissolution.”

Action	Unitholder Approval Required and Voting Rights
Reconstitution of our partnership upon dissolution	Unit majority. See “—Termination and Dissolution.”
Election of three of the five members of our Board of Directors	A plurality of the votes of the holders of the common units.
Withdrawal of our General Partner
Under most circumstances, the approval of a majority of the common units, excluding common units held by our General Partner and its affiliates, is required for the withdrawal of our General Partner prior to December 31, 2023 in a manner which would cause a dissolution of our partnership. See “—Withdrawal or Removal of our General Partner.”

Removal of our General Partner	Not less than 66 2∕3% of the outstanding units, including units held by our General Partner and its affiliates, voting together as a single class. See “—Withdrawal or Removal of our General Partner.”
Transfer of our General Partner interest in us
Our General Partner may transfer all, but not less than all, of its General Partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to such person. The approval of a majority of the common units, excluding common units held by our General Partner and its affiliates, is required in other circumstances for a transfer of the General Partner interest to a third party prior to December 31, 2023. See “—Transfer of General Partner Interest” below.

Transfer of incentive distribution rights	No approval required subsequent to December 31, 2016.
Transfer of ownership interests in our General Partner	No approval required at any time. See “—Transfer of Ownership Interests in General Partner.”

DESCRIPTION OF OTHER CLASSES OF UNITS
Our Partnership Agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities for the consideration and with the rights, preferences and privileges established by our general partner without the approval of any of our limited partners.
Should we offer other classes of units under this prospectus, a prospectus supplement relating to the particular class or series of units offered will include the specific terms of those units, including, among other things, the following:
•
the designation, stated value, and liquidation preference of the units and the maximum number of units to constitute the class or series;

•
the number of units to be offered;

•
the public offering price at which the units will be issued;

•
any sinking fund provisions of the units;

•
the voting rights, if any, of the units;

•
the distribution rights of the units, if any;

•
whether the units will be redeemable and, if so, the price and the terms and conditions on which the units may be redeemed, including the time during which the units may be redeemed and any accumulated distributions thereof, if any, that the holders of the units will be entitled to receive upon the redemption thereof;

•
the terms and conditions, if any, on which the units will be convertible into, or exchangeable for, the units of any other class or series of units representing limited partner interests, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

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a discussion of any additional material federal income tax considerations (other than as discussed in this prospectus), if any, regarding the units; and

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any additional rights, preferences, privileges, limitations, and restrictions of the units.

The particular terms of any class or series of units will also be described in the amendment to our Partnership Agreement relating to that class or series of units, which will be filed as an exhibit to or incorporated by reference in this prospectus at or before the time of issuance of any such class or series of units.
Such units will be fully paid and non-assessable when issued upon full payment of the purchase price therefor, subject to applicable provisions under the Marshall Islands Limited Partnership Act. The transfer agent, registrar, and distributions disbursement agent for the units will be designated in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, common units, other classes of units or other securities or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement or directly between us and the warrant holder.
The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:
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the title of the warrants;

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the aggregate number of warrants offered;

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the designation and terms of the common units or other classes of units that may be purchased upon exercise of the warrants, and procedures by which those numbers may be adjusted;

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the exercise price of the warrants;

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the dates or periods during which the warrants are exercisable;

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the designation and terms of any securities with which the warrants are issued;

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if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

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if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

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any minimum or maximum amount of warrants that may be exercised at any one time;

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any terms, procedures and limitations relating to the transferability, exchange, exercise, amendment or termination of the warrants; and

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any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates.
We may issue senior debt securities from time to time in series under an indenture dated September 15, 2014, among us and Deutsche Bank Trust Company Americas, as Trustee, which is filed as Exhibit 4.1 to our Registration Statement on Form 8-A12B, filed with the SEC on December 23, 2014, or a separate senior indenture. We may issue subordinated debt securities pursuant to a subordinated indenture, between us and the trustee named in therein. The subordinated indenture will be filed either as exhibit to an amendment to this Registration Statement, or as an exhibit to an Exchange Act report that will be incorporated by reference to the Registration Statement or a prospectus supplement.
Each indenture will be subject to and governed by the Trust Indenture Act, to the extent applicable, and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.
Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.
The following description of the terms of the debt securities sets forth certain general terms and provisions. Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable United States federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture. For a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.
General
Neither indenture limits the amount of debt securities which may be issued. The debt securities may be issued in one or more series. The senior debt securities may be secured or unsecured and may rank on a parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities may be secured or unsecured and subordinated to all present and future senior indebtedness. Any such debt securities will be described in an accompanying prospectus supplement.
You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
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the designation, aggregate principal amount and authorized denominations, and the obligors with respect thereto;

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the issue price, expressed as a percentage of the aggregate principal amount;

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the maturity date;

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the interest rate per annum, if any;

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if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

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any optional or mandatory sinking fund provisions or exchangeability provisions;

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the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

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the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

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if other than denominations of  $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

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if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

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any events of default not set forth in this prospectus;

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the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

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if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

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whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

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if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

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if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

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any restrictive covenants or other material terms relating to the offered debt securities;

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whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form

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any listing on any securities exchange or quotation system;

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additional provisions, if any, related to defeasance and discharge of the offered debt securities; and

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the applicability of any guarantees.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of  $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.
Senior Debt (Secured and Unsecured)
We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our secured debt in the prospectus supplement.
Subordinated Debt
We may issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).
In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.
If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.
If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.
Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.
Senior debt means:
the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;
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all capitalized lease obligations;

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all hedging obligations;

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all obligations representing the deferred purchase price of property; and

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all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:
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subordinated debt securities; and subordinated debt securities; and

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any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants
Under the terms of the indenture, we may covenant, among other things:
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that we will duly and punctually pay the principal of and interest, if any, on the offered debt securities in accordance with the terms of such debt securities and the applicable indenture;

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that so long as any offered debt securities are outstanding, we will (i) file with the SEC within the time periods prescribed by its rules and regulations and (ii) furnish to the trustee and holders of the offered debt securities all quarterly and annual financial information required to be furnished or filed with the SEC pursuant to Section 13 and 15(d) of the Exchange Act, and with respect to the annual consolidated financial statements only, a report thereon by our independent auditors;

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that we will deliver to the trustee after the end of each fiscal year a compliance certificate as to whether we have kept, observed, performed and fulfilled our obligations and each and every covenant contained under the applicable indenture;

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that we will deliver to the trustee written notice of any event of default, with the exception of any payment default that has not given rise to a right of acceleration under the indenture;

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that we will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, which may affect the covenants or the performance of the indenture or the offered debt securities;

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that we will do or cause to be done everything necessary to preserve and keep in full force and effect our corporate existence and the corporate, partnership or other existence of certain of our subsidiaries whose preservation is determined to be desirable by our Board of Directors and material to the holders;

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that we will, and we will cause each of our subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings;

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that in the event we are required to pay additional interest to holders of our debt securities, we will provide notice to the trustee, and where applicable, the paying agent, of our obligation to pay such additional interest prior to the date on which any such additional interest is scheduled to be paid; and

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that we will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the indenture.

Any series of offered debt securities may have covenants in addition to or differing from those included in any applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
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the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

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the ability to make certain payments, distributions, redemptions or repurchases;

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our ability to create distributions and other payment restrictions affecting our subsidiaries;

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our ability to make investments;

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mergers and consolidations by us or our subsidiaries;

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sales of assets by us;

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our ability to enter into transactions with affiliates;

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our ability to incur liens; and

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sale and leaseback transactions.

Modification of the Indentures
Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:
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changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

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reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

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reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

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waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

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makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

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makes any change with respect to holders’ rights to receive principal and interest, certain modifications affecting shareholders or certain currency-related issues; or

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waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities will be effective against any holder without his consent. In addition, other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default
Each indenture defines an event of default for the debt securities of any series as being any one of the following events:
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default in any payment of interest when due which continues for 30 days;

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default in any payment of principal or premium at maturity;

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default in the deposit of any sinking fund payment when due;

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default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

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default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

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events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.
In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or United States government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
The terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.
A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.
Subsidiary Guarantees
Certain of our subsidiaries may guarantee the debt securities we offer. In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.
We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.
Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interests through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.
So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.
The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.
Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.
We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street name, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.
Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:
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the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

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we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

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there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.
In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee.
The Depository Trust Company, or DTC, is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the SEC. Established in 1973, DTC was created to reduce costs and provide clearing and settlement efficiencies by immobilizing securities and making “book-entry” changes to ownership of the securities. DTC provides securities movements for the net settlements of the National Securities Clearing Corporation’s or NSCC, and settlement for institutional trades (which typically involve money and securities transfers between custodian banks and broker/dealers), as well as money market instruments.
DTC is a subsidiary of The Depository Trust & Clearing Company, or DTCC. DTCC is a holding company established in 1999 to combine DTC and NSCC. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC’s customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries—either directly or through correspondent relationships.
DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the SEC.
The 2017 DTCC Board of Directors is composed of 20 directors serving one-year terms. Twelve directors are representatives of clearing agency participants, including broker/dealers, custodian and clearing banks, and investment institutions; two directors are designated by DTCC’s preferred shareholders, which are NYSE Euronext and FINRA; four directors are from non-participants; and the remaining two are the non-executive chairman and the chief executive officer and president of DTCC. All of the Board members except those designated by the preferred shareholders are elected annually.
To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.
Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.
Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.
If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institution in that issue to be redeemed.
To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution’s interest in the global security or securities representing the interest, on DTC’s records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC’s records.
DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.
We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.
The information in this section concerning DTC, DTCC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES
This summary description is not meant to be a complete description of the guarantees of debt securities that we may offer. At the time of an offering and sale of debt securities, this prospectus together with the accompanying prospectus supplement will contain the material terms of the guarantees of the debt securities being offered.
If specified in the applicable prospectus supplement, certain of our subsidiaries may guarantee the debt securities. Guarantees may be secured or unsecured and senior or subordinated. The particular terms of guarantees of a particular issue of debt securities will be described in the related prospectus supplement.

SUMMARY OF OUR PARTNERSHIP AGREEMENT
A copy of our Partnership Agreement is filed as an exhibit to the registration statement of which this prospectus is a part. A summary of the important provisions of our Partnership Agreement and the rights and privileges of our unitholders is included in our 2016 Annual Report and our registration statement on Form 8-A as filed with the SEC on December 23, 2014, including any subsequent amendments or reports filed for the purpose of updating such description. Please read “Where You Can Find More Information.”

OUR CASH DISTRIBUTION POLICY AND RESTRICTIONS ON DISTRIBUTIONS
You should read the following discussion of our cash distribution policy and restrictions on distributions in conjunction with specific assumptions included in this section. In addition, you should read “Forward-Looking Statements” and “Risk Factors” for information regarding statements that do not relate strictly to historical or current facts and certain risks inherent in our business.
General
Rationale for Our Cash Distribution Policy
Our cash distribution policy reflects a judgment that our unitholders will be better served by our distributing our available cash rather than retaining it because, in general, we plan to finance any expansion capital expenditures from external financing sources. Our cash distribution policy is consistent with the terms of our Partnership Agreement, which requires that we distribute all of our available cash quarterly. Available cash is generally defined to mean, for each quarter cash generated from our business less the amount of cash reserves established by our Board of Directors at the date of determination of available cash for the quarter to provide for the proper conduct of our business (including reserves for our future capital expenditures and anticipated future credit needs subsequent to that quarter), comply with applicable law, any of our debt instruments or other agreements; and provide funds for distributions to our unitholders and to our General Partner for any one or more of the next four quarters, plus, if our Board of Directors so determines, all or any portion of the cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made subsequent to the end of such quarter.
Limitations on Cash Distributions and Our Ability to Change Our Cash Distribution Policy
There is no guarantee that unitholders will receive quarterly distributions from us. Our cash distribution policy is subject to certain restrictions and may be changed at any time. Set forth below are certain factors that influence our cash distribution policy:
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Our unitholders have no contractual or other legal right to receive distributions other than the obligation under our Partnership Agreement to distribute available cash on a quarterly basis, which is subject to the broad discretion of our Board of Directors to establish reserves and other limitations.

•
We are subject to restrictions on distributions under our existing financing arrangements as well as under any new financing arrangements that we may enter into in the future. Our financing arrangements contain financial and other covenants that must be satisfied prior to paying distributions in order to declare and pay such distributions. If we are unable to satisfy the requirements contained in any of our financing arrangements or are otherwise in default under any of those agreements, it could have a material adverse effect on our financial condition and our ability to make cash distributions to you notwithstanding our cash distribution policy.

•
We are required to make substantial capital expenditures to maintain and replace our Fleet. These expenditures may fluctuate significantly over time, particularly as our vessels near the end of their useful lives. In order to minimize these fluctuations, our Partnership Agreement requires us to deduct estimated, as opposed to actual, maintenance and replacement capital expenditures from the amount of cash that we would otherwise have available for distribution to our unitholders. In years when estimated maintenance and replacement capital expenditures are higher than actual maintenance and replacement capital expenditures, the amount of cash available for distribution to unitholders will be lower than if actual maintenance and replacement capital expenditures were deducted.

•
Although our Partnership Agreement requires us to distribute all of our available cash, our Partnership Agreement, including provisions contained therein requiring us to make cash distributions, may be amended. Our Partnership Agreement may be amended with the approval of a majority of the outstanding common units.

•
Even if our cash distribution policy is not modified or revoked, the amount of distributions we pay under our cash distribution policy and the decision to make any distribution is determined by our Board of Directors, taking into consideration the terms of our Partnership Agreement.

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Under Section 57 of the Marshall Islands Act, we may not make a distribution to you if the distribution would cause our liabilities to exceed the fair value of our assets.

•
We may lack sufficient cash to pay distributions to our unitholders due to decreases in total operating revenues, decreases in hire rates, the loss of a vessel or increases in operating or general and administrative expenses, principal and interest payments on outstanding debt, taxes, working capital requirements, maintenance and replacement capital expenditures, or anticipated cash needs. See “Risk Factors” for a discussion of these factors.

Our ability to make distributions to our unitholders depends on the performance of our subsidiaries and their ability to distribute cash to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, the provisions of existing and future indebtedness, applicable limited partnership and limited liability company laws in the Marshall Islands and other laws and regulations.
Distributions of Available Cash
General
Within 45 days after the end of each quarter, we will distribute all of our available cash (defined below) to unitholders of record on the applicable record date.
Definition of Available Cash
Available cash generally means, for each fiscal quarter, all cash on hand at the end of the quarter (including our proportionate share of cash on hand of certain subsidiaries we do not wholly own):
•
less, the amount of cash reserves established by our Board of Directors at the date of determination of available cash for the quarter to:

•
provide for the proper conduct of our business (including reserves for our future capital expenditures and anticipated future credit needs subsequent to that quarter);

•
comply with applicable law, any of our debt instruments or other agreements; and

•
provide funds for distributions to our unitholders and to our General Partner for any one or more of the next four quarters;

•
plus, all cash on hand (including our proportionate share of cash on hand of certain subsidiaries we do not wholly own) on the date of determination of available cash for the quarter resulting from (1) working capital borrowings made after the end of the quarter and (2) cash distributions received after the end of the quarter from any equity interest in any person (other than a subsidiary of us), which distributions are paid by such person in respect of operations conducted by such person during such quarter. Working capital borrowings are generally borrowings that are made under a revolving credit facility and in all cases are used solely for working capital purposes or to pay distributions to partners.

Series A Preferred Unit Distributions
Series A Preferred Unitholders are entitled under our Partnership Agreement to receive cumulative cash distributions when, as and if declared by our Board of Directors, out of legally available funds for such purpose. Distributions on Series A Preferred Units are cumulative and accrue at the distribution rate of 9.0%.
Minimum Quarterly Distribution
Common unitholders are entitled under our Partnership Agreement to receive a minimum quarterly distribution of  $0.365 per unit, or $1.46 per unit on an annualized basis, after distributions are made on the Series A Preferred Units but, to the extent we have sufficient cash from our operations after the establishment of cash reserves and the payment of costs and expenses.

There is no guarantee that we will pay the minimum quarterly distribution to common unitholders, the general partner or to holders of the incentive distribution rights in any quarter. Even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution is determined by our Board of Directors, taking into consideration the terms of our Partnership Agreement. We will be prohibited from making any distributions to unitholders if it would cause an event of default, or an event of default then exists, under our financing arrangements.
Operating Surplus and Capital Surplus
General
All cash distributed to unitholders will be characterized as either “operating surplus” or “capital surplus.” We treat distributions of available cash from operating surplus differently than distributions of available cash from capital surplus.
Definition of Operating Surplus
Operating surplus for any period generally means:
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$27,000,000; plus

•
all of our cash receipts (including our proportionate share of cash receipts of certain subsidiaries we do not wholly own; and provided, that cash receipts from the termination of an interest rate, currency or commodity hedge contract prior to its specified termination date will be included in operating surplus in equal quarterly installments over the remaining scheduled life of such hedge contract), excluding cash from (1) borrowings, other than working capital borrowings, (2) sales of equity and debt securities, (3) sales or other dispositions of assets outside the ordinary course of business, (4) capital contributions or (5) corporate reorganizations or restructurings; plus

•
working capital borrowings (including our proportionate share of working capital borrowings for certain subsidiaries we do not wholly own) made after the end of a quarter but before the date of determination of operating surplus for the quarter; plus

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interest paid on debt incurred (including periodic net payments under related hedge contracts) and cash distributions paid on equity securities issued (including the amount of any incremental distributions made to the holders of our incentive distribution rights and our proportionate share of such interest and cash distributions paid by certain subsidiaries we do not wholly own), in each case, to finance all or any portion of the construction, replacement or improvement of a capital asset (such as a vessel) in respect of the period from such financing until the earlier to occur of the date the capital asset is put into service or the date that it is abandoned or disposed of; plus

•
interest paid on debt incurred (including periodic net payments under related hedge contracts) and cash distributions paid on equity securities issued (including the amount of any incremental distributions made to the holders of our incentive distribution rights and our proportionate share of such interest and cash distributions paid by certain subsidiaries we do not wholly own), in each case, to pay the construction period interest on debt incurred (including periodic net payments under related interest rate swap agreements), or to pay construction period distributions on equity issued, to finance the construction projects described in the immediately preceding bullet; less

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all of our “operating expenditures” (which includes estimated maintenance and replacement capital expenditures and is further described below) of us and our subsidiaries (including our proportionate share of operating expenditures by certain subsidiaries we do not wholly own); less

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the amount of cash reserves (including our proportionate share of cash reserves for certain subsidiaries we do not wholly own) established by our Board of Directors to provide funds for future operating expenditures; less

•
any cash loss realized on dispositions of assets acquired using investment capital expenditures; less

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all working capital borrowings (including our proportionate share of working capital borrowings by certain subsidiaries we do not wholly own) not repaid within twelve months after having been incurred.

If a working capital borrowing, which increases operating surplus, is not repaid during the 12-month period following the borrowing, it will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowing is in fact repaid, it will not be treated as a reduction in operating surplus because operating surplus will have been previously reduced by the deemed repayment.
As described above, operating surplus includes a provision that will enable us, if we choose, to distribute as operating surplus up to $27,000,000 of cash we receive in the future from non-operating sources, such as asset sales, issuances of securities and long-term borrowings, that would otherwise be distributed as capital surplus. In addition, the effect of including, as described above, certain cash distributions on equity securities or interest payments on debt in operating surplus would be to increase operating surplus by the amount of any such cash distributions or interest payments. As a result, we may also distribute as operating surplus up to the amount of any such cash distributions or interest payments of cash we receive from non-operating sources.
Operating expenditures generally means all of our cash expenditures, including, but not limited to taxes, employee and director compensation, reimbursement of expenses to our General Partner, repayment of working capital borrowings, debt service payments and payments made under any interest rate, currency or commodity hedge contracts (provided that payments made in connection with the termination of any hedge contract prior to the expiration of its stipulated settlement or termination date shall be included in operating expenditures in equal quarterly installments over the remaining scheduled life of such hedge contract), provided that operating expenditures will not include:
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deemed repayments of working capital borrowings deducted from operating surplus pursuant to the last bullet point of the definition of operating surplus above when such repayment actually occurs;

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payments (including prepayments and payment penalties) of principal of and premium on indebtedness, other than working capital borrowings;

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expansion capital expenditures, investment capital expenditures or actual maintenance and replacement capital expenditures (which are discussed in further detail under “—Capital Expenditures” below);

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payment of transaction expenses (including taxes) relating to interim capital transactions; or

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distributions to partners.

Capital Expenditures
For purposes of determining operating surplus, maintenance and replacement capital expenditures are those capital expenditures required to maintain over the long-term the operating capacity of or the revenue generated by our capital assets, and expansion capital expenditures are those capital expenditures that increase the operating capacity of or the revenue generated by our capital assets. In our Partnership Agreement, we refer to these maintenance and replacement capital expenditures as “maintenance capital expenditures.” To the extent, however, that capital expenditures associated with acquiring a new vessel or improving an existing vessel increase the revenues or the operating capacity of our Fleet, those capital expenditures would be classified as expansion capital expenditures.
Investment capital expenditures are those capital expenditures that are neither maintenance and replacement capital expenditures nor expansion capital expenditures. Investment capital expenditures largely will consist of capital expenditures made for investment purposes. Examples of investment capital expenditures include traditional capital expenditures for investment purposes, such as purchases of equity securities, as well as other capital expenditures that might be made in lieu of such traditional investment capital expenditures, such as the acquisition of a capital asset for investment purposes.

Examples of maintenance and replacement capital expenditures include capital expenditures associated with dry-docking, modifying an existing vessel or acquiring a new vessel to the extent such expenditures are incurred to maintain the operating capacity of or the revenue generated by our Fleet. Maintenance and replacement capital expenditures will also include interest (and related fees) on debt incurred and distributions on equity issued (including the amount of any incremental distributions made to the holders of our incentive distribution rights) to finance the construction of a replacement vessel and paid in respect of the construction period, which we define as the period beginning on the date that we enter into a binding construction contract and ending on the earlier of the date that the replacement vessel commences commercial service or the date that the replacement vessel is abandoned or disposed of. Debt incurred to pay or equity issued to fund construction period interest payments, and distributions on such equity (including the amount of any incremental distributions made to the holders of our incentive distribution rights), will also be considered maintenance and replacement capital expenditures.
Because our maintenance and replacement capital expenditures can be very large and vary significantly in timing, the amount of our actual maintenance and replacement capital expenditures may differ substantially from period to period, which could cause similar fluctuations in the amounts of operating surplus, adjusted operating surplus, and available cash for distribution to our unitholders if we subtracted actual maintenance and replacement capital expenditures from operating surplus each quarter. Accordingly, to eliminate the effect on operating surplus of these fluctuations, our Partnership Agreement requires that an amount equal to an estimate of the average quarterly maintenance and replacement capital expenditures necessary to maintain the operating capacity of or the revenue generated by our capital assets over the long-term be subtracted from operating surplus each quarter, as opposed to the actual amounts spent. In our Partnership Agreement, we refer to these estimated maintenance and replacement capital expenditures to be subtracted from operating surplus as “estimated maintenance capital expenditures.” The amount of estimated maintenance and replacement capital expenditures deducted from operating surplus is subject to review and change by our Board of Directors at least once a year, provided that any change must be approved by our Conflicts Committee. The estimate will be made at least annually and whenever an event occurs that is likely to result in a material adjustment to the amount of our maintenance and replacement capital expenditures, such as a major acquisition or the introduction of new governmental regulations that will affect our Fleet. For purposes of calculating operating surplus, any adjustment to this estimate will be prospective only. For a discussion of the amounts we have allocated toward estimated maintenance and replacement capital expenditures, see “Our Cash Distribution Policy and Restrictions on Distributions.”
The use of estimated maintenance and replacement capital expenditures in calculating operating surplus has the following effects:
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reduces the risk that actual maintenance and replacement capital expenditures in any one quarter will be large enough to make operating surplus less than the minimum quarterly distribution to be paid on all the units for that quarter and subsequent quarters;

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it may reduce the need for us to borrow to pay distributions; and

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it may be difficult for us to raise our distribution above the minimum quarterly distribution and pay incentive distributions to our General Partner.

Definition of Capital Surplus
Capital surplus generally will be generated only by:
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borrowings other than working capital borrowings;

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sales of debt and equity securities; and

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sales or other dispositions of assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or non-current assets sold as part of normal retirements or replacements of assets.

Characterization of Cash Distributions
We treat all available cash distributed on our common units as coming from operating surplus until the sum of all available cash distributed since we began operations equals the operating surplus as of the most recent date of determination of available cash. We treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders. For example, it includes a provision that enables us, if we choose, to distribute as operating surplus up to $27,000,000 of cash we receive in the future from non-operating sources, such as asset sales, issuances of securities and long-term borrowings, that would otherwise be distributed as capital surplus. We do not anticipate that we will make any distributions from capital surplus.
Definition of Adjusted Operating Surplus
Operating surplus for any period generally means:
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operating surplus generated with respect to that period (excluding any amounts attributable to the item described in the first bullet point under “—Operating Surplus and Capital Surplus—Definition of Operating Surplus” above); less

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the amount of any net increase in working capital borrowings (including our proportionate share of any changes in working capital borrowings of certain subsidiaries we do not wholly own) with respect to that period; less

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the amount of any net reduction in cash reserves for operating expenditures (including our proportionate share of cash reserves of certain subsidiaries we do not wholly own) over that period not relating to an operating expenditure made during that period; plus

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the amount of any net decrease in working capital borrowings (including our proportionate share of any changes in working capital borrowings of certain subsidiaries we do not wholly own) with respect to that period; plus

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the amount of any net increase in cash reserves for operating expenditures (including our proportionate share of cash reserves of certain subsidiaries we do not wholly own) over that period required by any debt instrument for the repayment of principal, interest or premium; plus

•
the amount of any net decrease made in subsequent periods to cash reserves for operating expenditures initially established with respect to such period to the extent such decrease results in a reduction in adjusted operating surplus in subsequent periods

Adjusted operating surplus is intended to reflect the cash generated from operations during a particular period and therefore excludes net increases in working capital borrowings and net drawdowns of reserves of cash generated in prior periods.
Distributions of Available Cash From Operating Surplus
We will make distributions of available cash from operating surplus for any quarter in the following manner:
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first, 99.9% to all unitholders, pro rata, and 0.1% to our General Partner, until we distribute for each outstanding unit an amount equal to the minimum quarterly distribution for that quarter; and

•
thereafter, in the manner described in “—General Partner Interest” and “—Incentive Distribution Rights” below.

The preceding paragraph is based on the assumption that our General Partner maintains its 0.1% General Partner interest and that we do not issue additional classes of equity securities.
General Partner Interest
Our Partnership Agreement provides that our General Partner initially will be entitled to 0.1% of all distributions that we make prior to our liquidation. Our General Partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its 0.1% General Partner interest if we issue additional units. Our General Partner’s 0.1% interest, and the percentage of our cash distributions to which it is entitled, will be proportionately reduced if we issue additional units in the future and our General Partner does not contribute a proportionate amount of capital to us in order to maintain its 0.1% General Partner interest. Our General Partner will be entitled to make a capital contribution in order to maintain its 0.1% General Partner interest in the form of the contribution to us of common units based on the current market value of the contributed common units.
Incentive Distribution Rights
Incentive distribution rights represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Our General Partner currently holds the incentive distribution rights. The incentive distribution rights may be transferred separately from our General Partner interest, subject to restrictions in the Partnership Agreement. See “The Partnership Agreement—Transfer of Incentive Distribution Rights.” Any transfer by our General Partner of the incentive distribution rights would not change the percentage allocations of quarterly distributions with respect to such rights.
If for any quarter:
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we have distributed available cash from operating surplus to the common unitholders in an amount equal to the minimum quarterly distribution; and

•
we have distributed available cash from operating surplus on outstanding common units in an amount necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution;

then, we will distribute any additional available cash from operating surplus for that quarter among the unitholders and our General Partner in the following manner:
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first, 99.9% to all unitholders, pro rata, and 0.1% to our General Partner, until each unitholder receives a total of  $0.420 per unit for that quarter (the “first target distribution”);

•
second, 85.0% to all unitholders, pro rata, 0.1% to our General Partner and 14.9% to the holders of the incentive distribution rights, pro rata, until each unitholder receives a total of  $0.456 per unit for that quarter (the “second target distribution”);

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third, 75.0% to all unitholders, pro rata, 0.1% to our General Partner and 24.9% to the holders of the incentive distribution rights, pro rata, until each unitholder receives a total of  $0.548 per unit for that quarter (the “third target distribution”); and

•
thereafter, 50.0% to all unitholders, pro rata, 0.1% to our General Partner and 49.9% to the holders of the incentive distribution rights, pro rata.

In each case, the amount of the target distribution set forth above is exclusive of any distributions to common unitholders to eliminate any cumulative arrearages in payment of the minimum quarterly distribution. The percentage interests set forth above assume that our General Partner maintains its 0.1% General Partner interest and that we do not issue additional classes of equity securities.
Percentage Allocations of Available Cash From Operating Surplus
The following table illustrates the percentage allocations of the additional available cash from operating surplus among the unitholders, our General Partner and the holders of the incentive distribution rights up to the various target distribution levels. The amounts set forth under “Marginal Percentage Interest in Distributions” are the percentage interests of the unitholders, our General Partner and the holders of the incentive distribution rights in any available cash from operating surplus we distribute up to and including the corresponding amount in the column “Total Quarterly Distribution Target Amount,” until available cash from operating surplus we distribute reaches the next target distribution level, if any. The percentage interests shown for the unitholders, our General Partner and the holders of the incentive distribution rights for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests shown for our General Partner include its 0.1% General Partner interest only and assume that our General Partner has contributed any capital necessary to maintain its 0.1% General Partner interest.

	Marginal Percentage Interest in Distributions
	Total Quarterly Distribution Target Amount	Unitholders	General Partner	Holders of IDRs
Minimum Quarterly Distribution	$ 0.365	99.9%	0.1%	0.0%
First Target Distribution	up to $0.420	99.9%	0.1%	0.0%
Second Target Distribution	above $0.420 up to $0.456	85.0%	0.1%	14.9%
Third Target Distribution	Above $0.456 up to $0.548	75.0%	0.1%	24.9%
Thereafter	above $0.548	50.0%	0.1%	49.9%
General Partner’s Right to Reset Incentive Distribution Levels
Our General Partner, as the initial holder of all of our incentive distribution rights, has the right under our Partnership Agreement to elect to relinquish the right of the holders of our incentive distribution rights to receive incentive distribution payments based on the initial cash target distribution levels and to reset, at higher levels, the minimum quarterly distribution amount and cash target distribution levels upon which the incentive distribution payments to our General Partner would be set. Our General Partner’s right to reset the minimum quarterly distribution amount and the target distribution levels upon which the incentive distributions payable to our General Partner are based may be exercised, without approval of our unitholders or the Conflicts Committee of our Board of Directors, at any time we have made cash distributions to the holders of the incentive distribution rights at the highest level of incentive distribution for each of the prior four consecutive fiscal quarters. If at the time of any election to reset the minimum quarterly distribution amount and the target distribution levels our General Partner and its affiliates are not the holders of a majority of the incentive distribution rights, then any such election to reset shall be subject to the prior written concurrence of our General Partner that the conditions described in the immediately preceding sentence have been satisfied. The reset minimum quarterly distribution amount and target distribution levels will be higher than the minimum quarterly distribution amount and the target distribution levels prior to the reset such that there will be no incentive distributions paid under the reset target distribution levels until cash distributions per unit following this event increase as described below. We anticipate that our General Partner would exercise this reset right in order to facilitate acquisitions or internal growth projects that would otherwise not be sufficiently accretive to cash distributions per common unit, taking into account the existing levels of incentive distribution payments being made to our General Partner.
In connection with the resetting of the minimum quarterly distribution amount and the target distribution levels and the corresponding relinquishment by our General Partner of incentive distribution payments based on the target cash distributions prior to the reset, our General Partner will be entitled to receive a number of newly issued common units based on a predetermined formula described below that takes into account the “cash parity” value of the average cash distributions related to the incentive distribution rights received by our General Partner for the two quarters prior to the reset event as compared to the average cash distributions per common unit during this period. We will also issue an additional amount of General Partner Units in order to maintain the General Partner’s ownership interest in us relative to the issuance of the additional common units.
The number of common units that our General Partner would be entitled to receive from us in connection with a resetting of the minimum quarterly distribution amount and the target distribution levels then in effect would be equal to (x) the average amount of cash distributions received by our General Partner in respect of its incentive distribution rights during the two consecutive fiscal quarters ended immediately prior to the date of such reset election divided by (y) the average of the amount of cash distributed per common unit during each of these two quarters. The issuance of the additional common units will be conditioned upon approval of the listing or admission for trading of such common units by the national securities exchange on which the common units are then listed or admitted for trading.

Following a reset election, the minimum quarterly distribution amount will be reset to an amount equal to the average cash distribution amount per unit for the two fiscal quarters immediately preceding the reset election (such amount is referred to as the “reset minimum quarterly distribution”) and the target distribution levels will be reset to be correspondingly higher such that we would distribute all of our available cash from operating surplus for each quarter thereafter as follows:
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first, 99.9% to all unitholders, pro rata, and 0.1% to our General Partner, until each unitholder receives an amount equal to 115.0% of the reset minimum quarterly distribution for that quarter;

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second, 85.0% to all unitholders, pro rata, 0.1% to our General Partner and 14.9% to the holders of the incentive distribution rights, pro rata, until each unitholder receives an amount per unit equal to 125.0% of the reset minimum quarterly distribution for the quarter;

•
third, 75.0% to all unitholders, pro rata, 0.1% to our General Partner, and 24.9% to the holders of the incentive distribution rights, pro rata, until each unitholder receives an amount per unit equal to 150% of the reset minimum quarterly distribution for the quarter; and

•
thereafter, 50.0% to all unitholders, pro rata, 0.1% to our General Partner and 49.9% to the holders of the incentive distribution rights, pro rata.

Assuming that it continues to hold a majority of our incentive distribution rights, our General Partner will be entitled to cause the minimum quarterly distribution amount and the target distribution levels to be reset on more than one occasion, provided that it may not make a reset election except at a time when the holders of the incentive distribution rights have received incentive distributions for the prior four consecutive fiscal quarters based on the highest level of incentive distributions that the holders of incentive distribution rights are entitled to receive under our Partnership Agreement.
Distributions From Capital Surplus
How Distributions From Capital Surplus Will Be Made
We will make distributions of available cash from capital surplus, if any, in the following manner:
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first, 99.9% to all unitholders, pro rata, and 0.1% to our General Partner, until the minimum quarterly distribution is reduced to zero, as described below;

•
second, 99.9% to the common unitholders, pro rata, and 0.1% to our General Partner, until we distribute for each common unit, an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the common units; and

•
thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

The preceding paragraph is based on the assumption that our General Partner maintains its 0.1% General Partner interest and that we do not issue additional classes of equity securities.
Effect of a Distribution from Capital Surplus
The Partnership Agreement treats a distribution of capital surplus as the repayment of the consideration for the issuance of the units, which is a return of capital. Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the distribution had to the fair market value of the common units prior to the announcement of the distribution. Because distributions of capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made, it may be easier for our General Partner to receive incentive distributions. However, any distribution of capital surplus before the minimum quarterly distribution is reduced to zero cannot be applied to the payment of the minimum quarterly distribution or any arrearages.
Once we reduce the minimum quarterly distribution and the target distribution levels to zero, we will then make all future distributions 50% to the holders of units, 0.1% to our General Partner and 49.9% to the holders of the incentive distribution rights (initially, our General Partner). The 0.1% interests shown for our General Partner assumes that our General Partner maintains its 0.1% General Partner interest.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels
In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, we will proportionately adjust:
•
the minimum quarterly distribution;

•
the target distribution levels; and

•
the initial unit price.

For example, if a two-for-one split of the common should occur, the minimum quarterly distribution, the target distribution levels and the initial unit price, would each be reduced to 50% of its initial level. We will not make any adjustment by reason of the issuance of additional units for cash or property.
Distributions of Cash Upon Liquidation
If we dissolve in accordance with the Partnership Agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will apply the proceeds of liquidation in the manner set forth below. If, as of the date three trading days prior to the announcement of the proposed liquidation, the average closing price for our common units for the preceding 20 trading days (or the current market price) is greater than the initial unit price (less any prior capital surplus distributions and any prior cash distributions made in connection with a partial liquidation) then the proceeds of the liquidation will be applied as follows:
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first, 99.9% to the common unitholders, pro rata, and 0.1% to our General Partner, until we distribute for each outstanding common unit an amount equal to the current market price of our common units;

•
thereafter, 50.0% to all unitholders, pro rata, 49.9% to holders of incentive distribution rights and 0.1% to our General Partner.

If, as of the date three trading days prior to the announcement of the proposed liquidation, the current market price of our common units is equal to or less than the initial unit price (less any prior capital surplus distributions and any prior cash distributions made in connection with a partial liquidation), then the proceeds of the liquidation will be applied as follows:
•
first, 99.9% to the common unitholders, pro rata, and 0.1% to our General Partner, until we distribute for each outstanding common unit an amount equal to the initial unit price (less any prior capital surplus distributions and any prior cash distributions made in connection with a partial liquidation); and

•
thereafter, 50.0% to all unitholders, pro rata, 49.9% to holders of incentive distribution rights and 0.1% to our General Partner.

The immediately preceding paragraph is based on the assumption that our General Partner maintains its 0.1% General Partner interest and that we do not issue additional classes of equity securities.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of the material United States federal income tax considerations that may be relevant to prospective unitholders and, unless otherwise noted in the following discussion, is the opinion of Seward & Kissel LLP, our United States counsel, insofar as it contains legal conclusions with respect to matters of United States federal income tax law. The opinion of our counsel is dependent on the accuracy of factual representations made by us to them, including descriptions of our operations contained herein.
This discussion is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended, (the “Code”), Treasury Regulations, and current administrative rulings and court decisions, all as in effect or existence on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences of unit ownership to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “we,” “our” or “us” are references to Dynagas LNG Partners LP.
The following discussion applies only to beneficial owners of common units that own the common units as “capital assets” within the meaning of Section 1221 of the Code (i.e., generally, for investment purposes) and is not intended to be applicable to all categories of investors, such as unitholders subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations, retirement plans or individual retirement accounts or former citizens or long-term residents of the United States), persons who own 10% or more of our units (directly, indirectly or constructively), persons who will hold the units as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for United States federal income tax purposes, or persons that have a functional currency other than the United States dollar, each of whom may be subject to tax rules that differ significantly from those summarized below. If a partnership or other entity classified as a partnership for United States federal income tax purposes holds our common units, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common units, you are encouraged to consult your own tax advisor regarding the tax consequences to you of the partnership’s ownership of our common units.
No ruling has been or will be requested from the IRS regarding any matter affecting us or prospective unitholders. The opinions and statements made herein may be challenged by the IRS and, if so challenged, may not be sustained upon review in a court.
This discussion does not contain information regarding any United States state or local, estate, gift or alternative minimum tax considerations concerning the ownership or disposition of common units. This discussion does not comment on all aspects of United States federal income taxation that may be important to particular unitholders in light of their individual circumstances, and each prospective unitholder is urged to consult its own tax advisor regarding the United States federal, state, local and other tax consequences of the ownership or disposition of common units.
Election to be Treated as a Corporation
We have elected to be treated as a corporation for United States federal income tax purposes. As a result, we will be subject to United States federal income tax to the extent we earn income from United States sources or income that is treated as effectively connected with the conduct of a trade or business in the United States unless such income is exempt from tax under an applicable tax treaty or Section 883 of the Code. In addition, among other things, U. S. Holders (as defined below) will not directly be subject to United States federal income tax on our income, but rather will be subject to United States federal income tax on distributions received from us and dispositions of units as described below.
United States Federal Income Taxation of Our Partnership
Taxation of Operating Income: In General
Unless exempt from United States federal income taxation under the rules discussed below, a foreign corporation is subject to United States federal income taxation in respect of any income that is derived from the use of vessels, from the hiring or leasing of vessels for use on a time, voyage or bareboat charter basis, from the participation in a pool, partnership, strategic alliance, joint venture, code sharing arrangements or other joint venture it directly or indirectly owns or participates in that generates such income, or from the performance of services directly related to those uses, which we refer to as “shipping income,” to the extent that the shipping income is derived from sources within the United States. For these purposes, 50% of shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States constitutes income from sources within the United States, which we refer to as “U.S.-source shipping income.”
Shipping income attributable to transportation that both begins and ends in the United States is considered to be 100% from sources within the United States. We are not permitted by law to engage in transportation that produces income which is considered to be 100% from sources within the United States.
Shipping income attributable to transportation exclusively between non-United States ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to any United States federal income tax.
In the absence of exemption from tax under Section 883, our gross U.S.-source shipping income would be subject to a 4% tax imposed without allowance for deductions as described below.
Exemption of Operating Income from United States Federal Income Taxation
Under Section 883 of the Code, we will be exempt from United States federal income taxation on our U.S.-source shipping income if:
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we are organized in a foreign country (our “country of organization”) that grants an “equivalent exemption” to corporations organized in the United States; and

either
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more than 50% of the value of our units is owned, directly or indirectly, by individuals who are “residents” of our country of organization or of another foreign country that grants an “equivalent exemption” to corporations organized in the United States, which we refer to as the “50% Ownership Test,” or

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our units are “primarily and regularly traded on an established securities market” in our country of organization, in another country that grants an “equivalent exemption” to United States corporations, or in the United States, which we refer to as the “Publicly-Traded Test.”

The Marshall Islands, the jurisdiction where we and our ship-owning subsidiaries are incorporated, grants an “equivalent exemption” to United States corporations. Therefore, we will be exempt from United States federal income taxation with respect to our U.S.-source shipping income if we satisfy either the 50% Ownership Test or the Publicly-Traded Test. It will be difficult for us to satisfy the 50% Ownership Test due to the widely-held ownership of our stock. Our ability to satisfy the Publicly-Traded Test is discussed below.
The regulations provide, in pertinent part, that stock of a foreign corporation will be considered to be “primarily traded” on an established securities market if the number of shares of each class of stock that are traded during any taxable year on all established securities markets in that country exceeds the number of shares in each such class that are traded during that year on established securities markets in any other single country. Our common units are “primarily traded” on the NYSE.
Under the regulations, our units will be considered to be “regularly traded” on an established securities market if one or more classes of our units representing more than 50% or more of our outstanding units, by total combined voting power of all classes of units entitled to vote and total value, is listed on the market which we refer to as the listing threshold. Since our common units, which represent more than 50% of our outstanding units, are listed on the NYSE, we will satisfy the listing requirement.
It is further required that with respect to each class of stock relied upon to meet the listing threshold (i) such class of the stock is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year or 1∕6 of the days in a short taxable year; and (ii) the aggregate number of shares of such class of stock traded on such market is at least 10% of the average number of shares of such class of stock outstanding during such year or as appropriately adjusted in the case of a short taxable year. We believe we will satisfy the trading frequency and trading volume tests. Even if this were not the case, the regulations provide that the trading frequency and trading volume tests will be deemed satisfied by a class of stock if, as we expect to be the case with our common units, such class of stock is traded on an established market in the United States and such class of stock is regularly quoted by dealers making a market in such stock.
Notwithstanding the foregoing, the regulations provide, in pertinent part, our common units will not be considered to be “regularly traded” on an established securities market for any taxable year in which 50% or more of the our outstanding common units are owned, actually or constructively under specified attribution rules, on more than half the days during the taxable year by persons who each own 5% or more of our common units, which we refer to as the “5 Percent Override Rule.”
For purposes of being able to determine the persons who own 5% or more of our common units, or “5% Unitholders,” the regulations permit us to rely on Schedule 13G and Schedule 13D filings with the SEC to identify persons who have a 5% or more beneficial interest in our common units. The regulations further provide that an investment company which is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Unitholder for such purposes.
We do not believe that we are currently subject to the 5 Percent Override Rule. However, there is no assurance that we will continue to qualify for exemption under Section 883. For example, we could be subject to the 5% Override Rule if our 5% Unitholders were to own 50% or more of the common units. It is noted that holders of our common units are limited to owning 4.9% of the voting power of such common units. Assuming that such limitation is treated as effective for purposes of determining voting power under Section 883, then we would not have any 5% Unitholders to own 50% or more of our common units. If contrary to these expectations, our 5% Unitholders were to own 50% or more of the common units, then we would be subject to the 5% Override Rule unless it could establish that, among the common units owned by the 5% Unitholders, sufficient common units were owned by qualified unitholders to preclude non-qualified unitholders from owning 50 percent or more of our common units for more than half the number of days during the taxable year. These requirements are onerous and there is no assurance that we will be able to satisfy them.
Taxation In Absence of Exemption
To the extent the benefits of Section 883 are unavailable, our U.S.-source shipping income, to the extent not considered to be “effectively connected” with the conduct of a United States trade or business, as described below, would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions. Since under the sourcing rules described above, no more than 50% of our shipping income would be treated as being derived from United States sources, the maximum effective rate of United States federal income tax on our shipping income would never exceed 2% under the 4% gross basis tax regime.
To the extent the benefits of the Section 883 exemption are unavailable and our U.S.-source shipping income is considered to be “effectively connected” with the conduct of a United States trade or business, as described below, any such “effectively connected” U.S.-source shipping income, net of applicable deductions, would be subject to the United States federal corporate income tax currently imposed at rates of up to 35%. In addition, we may be subject to the 30% “branch profits” taxes on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of its United States trade or business.
Our U.S.-source shipping income would be considered “effectively connected” with the conduct of a U.S. trade or business only if:
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we have, or are considered to have, a fixed place of business in the United States involved in the earning of shipping income; and

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substantially all of our U.S.-source shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

We do not intend to have, or permit circumstances that would result in having any vessel operating to the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of our shipping operations and other activities, we believe that none of our U.S.-source shipping income will be “effectively connected” with the conduct of a United States trade or business.
United States Taxation of Gain on Sale of Vessels
Regardless of whether we qualify for exemption under Section 883, we will not be subject to United States federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under United States federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States.
U.S. Federal Income Taxation of U.S. Holders
As used herein, the term “U.S. Holder” means a beneficial owner of our common units that owns (actually or constructively) less than 10% of our equity and that is:
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an individual citizen or resident of the United States (as determined for United States federal income tax purposes),

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a corporation (or other entity that is classified as a corporation for United States federal income tax purposes) organized under the laws of the United States or any of its political subdivisions,

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an estate the income of which is subject to United States federal income taxation regardless of its source, or

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a trust if  (i) a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a United States person for United States federal income tax purposes.

Distributions
Subject to the discussion below of the rules applicable to PFICs, any distributions to a U.S. Holder made by us with respect to our common units generally will constitute dividends, which may be taxable as ordinary income or “qualified dividend income” as described in more detail below, to the extent of our current and accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of our earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in its common units and thereafter as capital gain. U.S. Holders that are corporations generally will not be entitled to claim a dividends received deduction with respect to distributions they receive from us because we are not a United States corporation. Dividends received with respect to our common units generally will be treated as “passive category income” for purposes of computing allowable foreign tax credits for United States federal income tax purposes.
Dividends received with respect to our common units by a U.S. Holder that is an individual, trust or estate (a “U.S. Individual Holder”) generally will be treated as “qualified dividend income” that is taxable to such U.S. Individual Holder at preferential capital gain tax rates provided that: (i) our common units are readily tradable on an established securities market in the United States (such as the NYSE on which our common units are traded); (ii) we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (which we do not believe we are, have been or will be, as discussed below under “—PFIC Status and Significant Tax Consequences”); (iii) the U.S. Individual Holder has owned the common units for more than 60 days during the 121-day period beginning 60 days before the date on which the common units become ex-dividend (and has not entered into certain risk limiting transactions with respect to such common units); and (iv) the U.S. Individual Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

There is no assurance that any dividends paid on our common units will be eligible for these preferential rates in the hands of a U.S. Individual Holder, and any dividends paid on our common units that are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Individual Holder.
Special rules may apply to any amounts received in respect of our common units that are treated as “extraordinary dividends.” In general, an extraordinary dividend is a dividend with respect to a common unit that is equal to or in excess of 10% of a unitholder’s adjusted tax basis (or fair market value upon the unitholder’s election) in such common unit. In addition, extraordinary dividends include dividends received within a one year period that, in the aggregate, equal or exceed 20% of a unitholder’s adjusted tax basis (or fair market value). If we pay an “extraordinary dividend” on our common units that is treated as “qualified dividend income,” then any loss recognized by a U.S. Individual Holder from the sale or exchange of such common units will be treated as long-term capital loss to the extent of the amount of such dividend.
Ratio of Dividend Income to Distributions
We will compute our earnings and profits for each taxable year in accordance with United States federal income tax principles. The determination of whether a distribution will be characterized as a dividend for U.S. federal income tax purposes depends on whether the company has current or accumulated earnings and profits. We cannot ascertain our current earnings and profits until after the end of the taxable year. Therefore, at this stage we do not know whether distributions received by holders of our common units will constitute a dividend for U.S. federal income tax purposes. To the extent, our cash distributions received by holders of our common units exceeds our current and accumulated earnings and profits, the portion of any distribution that is supported by current or accumulated earnings and profits will be treated as a dividend. The remaining portion of these distributions, determined on a cumulative basis, will be treated first as a nontaxable return of capital to the extent of the purchaser’s tax basis in its common units and thereafter as capital gain. These estimates are based upon the assumption that we will pay the minimum quarterly distribution of  $0.365 per unit on our common units during the referenced period and on other assumptions with respect to our earnings, capital expenditures and cash flow for this period. These estimates and assumptions are subject to, among other things, numerous business, economic, regulatory, competitive and political uncertainties that are beyond our control. Further, these estimates are based on current United States federal income tax law and tax reporting positions that we will adopt and with which the IRS could disagree. Accordingly, we cannot assure you that these estimates will prove to be correct. The actual percentage of total cash distributions that will constitute dividend income could be higher or lower, and any differences could be material or could materially affect the value of the common units.
Sale, Exchange or Other Disposition of Common Units
Subject to the discussion of PFIC status below, a U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other disposition of our units in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s adjusted tax basis in such units. The U.S. Holder’s initial tax basis in its units generally will be the U.S. Holder’s purchase price for the units and that tax basis will be reduced (but not below zero) by the amount of any distributions on the units that are treated as non-taxable returns of capital (as discussed above under “Distributions” and “Ratio of Dividend Income to Distributions”). Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. Certain U.S. Holders (including individuals) may be eligible for preferential rates of United States federal income tax in respect of long-term capital gains. A U.S. Holder’s ability to deduct capital losses is subject to limitations. Such capital gain or loss generally will be treated as United States source income or loss, as applicable, for United States foreign tax credit purposes.
PFIC Status and Significant Tax Consequences
Adverse United States federal income tax rules apply to a U.S. Holder that owns an equity interest in a non-United States corporation that is classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which the holder held our units, either:

•
at least 75% of our gross income (including the gross income of our vessel-owning subsidiaries) for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

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at least 50% of the average value of the assets held by us (including the assets of our vessel-owning subsidiaries) during such taxable year produce, or are held for the production of, passive income.

For purposes of determining whether we are a PFIC, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by us in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute “passive income” unless we were treated under specific rules as deriving our rental income in the active conduct of a trade or business.
Based on our current and projected methods of operation, and an opinion of our United States counsel, we do not believe that we are, nor do we expect to become, a PFIC with respect to any taxable year. We have received an opinion of our United States counsel, Seward & Kissel LLP, in support of this position that concludes that the income our subsidiaries earn from certain of our present time-chartering activities should not constitute passive income for purposes of determining whether we are a PFIC. In addition, we have represented to our United States counsel that we expect that more than 25% of our gross income for our current taxable year and each future year will arise from such time-chartering activities on other income which does not constitute passive income, and more than 50% of the average value of our assets for each such year will be held for the production of such nonpassive income. Assuming the composition of our income and assets is consistent with these expectations, and assuming the accuracy of other representations we have made to our United States counsel for purposes of their opinion, our United States counsel is of the opinion that we should not be a PFIC for our current taxable year or any future year. We believe there is substantial legal authority supporting our position consisting of case law and IRS pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, it should be noted that there is also authority concluding that income derived from time charters should be treated as rental income rather than services income for other tax purposes. Therefore, in the absence of any legal authority specifically relating to the statutory provisions governing PFICs, our United States counsel has advised us that the conclusions reached are not free from doubt, and the IRS or a court could disagree with our position and the opinion of our United States counsel. In addition, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, we cannot assure you that the nature of our operations will not change in the future.
As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a “Qualified Electing Fund,” which we refer to as a “QEF election.” As an alternative to making a QEF election, a U.S. Holder should be able to make a “mark-to-market” election with respect to our common units, as discussed below. If we are a PFIC, a U.S. Holder will be subject to the PFIC rules described herein with respect to any of our subsidiaries that are PFICs. However, the mark-to-market election discussed below will likely not be available with respect to shares of such PFIC subsidiaries. In addition, if a U.S. Holder owns our common units during any taxable year that we are a PFIC, such U.S. Holder must file an annual report with the IRS.
Taxation of U.S. Holders Making a Timely QEF Election
If a U.S. Holder makes a timely QEF election (or an Electing Holder), then, for United States federal income tax purposes, that holder must report as income for its taxable year its pro rata share of our ordinary earnings and net capital gain, if any, for our taxable years that end with or within the taxable year for which that holder is reporting, regardless of whether or not the Electing Holder received distributions from us in that year. The Electing Holder’s adjusted tax basis in the common units will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that were previously taxed will result in a corresponding reduction in the Electing Holder’s adjusted tax basis in common units and will not be taxed again once distributed. An Electing Holder generally will recognize capital gain or loss on the sale, exchange or other disposition of our common units. A U.S. Holder makes a

QEF election with respect to any year that we are a PFIC by filing IRS Form 8621 with its United States federal income tax return. If, contrary to our expectations, we determine that we are treated as a PFIC for any taxable year, we will provide each U.S. Holder with the information necessary to make the QEF election described above.
Taxation of U.S. Holders Making a “Mark-to-Market” Election
If we were to be treated as a PFIC for any taxable year and, as we anticipate, our units were treated as “marketable stock,” then, as an alternative to making a QEF election, a U.S. Holder would be allowed to make a “mark-to-market” election with respect to our common units, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the U.S. Holder’s common units at the end of the taxable year over the holder’s adjusted tax basis in the common units. The U.S. Holder also would be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the common units over the fair market value thereof at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in its common units would be adjusted to reflect any such income or loss recognized. Gain recognized on the sale, exchange or other disposition of our common units would be treated as ordinary income, and any loss recognized on the sale, exchange or other disposition of the common units would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. Because the mark-to-market election only applies to marketable stock, however, it would not apply to a U.S. Holder’s indirect interest in any of our subsidiaries that were determined to be PFICs.
Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election
If we were to be treated as a PFIC for any taxable year, a U.S. Holder that does not make either a QEF election or a “mark-to-market” election for that year (or a Non-Electing Holder) would be subject to special rules resulting in increased tax liability with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our common units in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the common units), and (2) any gain realized on the sale, exchange or other disposition of the units. Under these special rules:
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the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the common units;

•
the amount allocated to the current taxable year and any taxable year prior to the taxable year we were first treated as a PFIC with respect to the Non-Electing Holder would be taxed as ordinary income; and

•
the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayers for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

United States Federal Income Taxation of Non-U.S. Holders
A beneficial owner of our common units (other than a partnership or an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not a U.S. Holder is referred to as a Non-U.S. Holder. If you are a partner in a partnership (or an entity or arrangement treated as a partnership for United States federal income tax purposes) holding our common units, you should consult your own tax advisor regarding the tax consequences to you of the partnership’s ownership of our common units.
Distributions
Distributions we pay to a Non-U.S. Holder will not be subject to United States federal income tax or withholding tax if the Non-U.S. Holder is not engaged in a United States trade or business. If the Non-U.S. Holder is engaged in a United States trade or business, our distributions will be subject to United States federal income tax to the extent they constitute income effectively connected with the Non-U.S. Holder’s United States trade or business. However, distributions paid to a Non-U.S. Holder that is engaged in a trade or business may be exempt from taxation under an income tax treaty if the income arising from the distribution is not attributable to a United States permanent establishment maintained by the Non-U.S. Holder.
Disposition of Units
In general, a Non-U.S. Holder is not subject to United States federal income tax or withholding tax on any gain resulting from the disposition of our common units provided the Non-U.S. Holder is not engaged in a United States trade or business. A Non-U.S. Holder that is engaged in a United States trade or business will be subject to United States federal income tax in the event the gain from the disposition of units is effectively connected with the conduct of such United States trade or business (provided, in the case of a Non-U.S. Holder entitled to the benefits of an income tax treaty with the United States, such gain also is attributable to a U.S. permanent establishment). However, even if not engaged in a United States trade or business, individual Non-U.S. Holders may be subject to tax on gain resulting from the disposition of our common units if they are present in the United States for 183 days or more during the taxable year in which those units are disposed and meet certain other requirements.
Backup Withholding and Information Reporting
In general, payments to a non-corporate U.S. Holder of distributions or the proceeds of a disposition of common units will be subject to information reporting. These payments to a non-corporate U.S. Holder also may be subject to backup withholding if the non-corporate U.S. Holder:
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fails to provide an accurate taxpayer identification number;

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is notified by the IRS that it has failed to report all interest or corporate distributions required to be reported on its U.S. federal income tax returns; or

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in certain circumstances, fails to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on IRS Form W-8BEN, W-8ECI or W-8IMY, as applicable.
Backup withholding is not an additional tax. Rather, a unitholder generally may obtain a credit for any amount withheld against its liability for United States federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by timely filing a United States federal income tax return with the IRS.
Pursuant to recently enacted legislation, individuals who are U.S. Holders (and to the extent specified in applicable Treasury regulations, certain individuals who are Non-U.S. Holders and certain United States entities) who hold “specified foreign financial assets” (as defined in Section 6038D of the Code) are required to file IRS Form 8938 with information relating to the asset for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher dollar amount as prescribed by applicable Treasury regulations). Specified foreign financial assets would include, among other assets, our common units, unless the shares held through an account maintained with a United States financial institution. Substantial penalties apply to any failure to timely file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, in the event an individual U.S. Holder (and to the extent specified in applicable Treasury regulations, an individual Non-U.S. Holder or a United States entity) that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment and collection of United States federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. U.S. Holders (including U.S. entities) and Non-U.S. Holders are encouraged consult their own tax advisors regarding their reporting obligations under this legislation.
NON-UNITED STATES TAX CONSIDERATIONS
Unless the context otherwise requires, references in this section to “we,” “our” or “us” are references to Dynagas LNG Partners LP.

Marshall Islands Tax Consequences
The following discussion is based upon the opinion of Seward & Kissel LLP, our counsel as to matters of the laws of the Republic of the Marshall Islands, and the current laws of the Republic of the Marshall Islands applicable to persons who do not reside in, maintain offices in or engage in business in the Republic of the Marshall Islands.
Because we and our subsidiaries do not and do not expect to conduct business or operations in the Republic of the Marshall Islands, and because all documentation related to this offering will be executed outside of the Republic of the Marshall Islands, under current Marshall Islands law you will not be subject to Marshall Islands taxation or withholding on distributions, including upon distribution treated as a return of capital, we make to you as a unitholder. In addition, you will not be subject to Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of common units, and you will not be required by the Republic of the Marshall Islands to file a tax return relating to your ownership of common units.
EACH PROSPECTIVE UNITHOLDER IS URGED TO CONSULT HIS OWN TAX COUNSEL OR OTHER ADVISOR WITH REGARD TO THE LEGAL AND TAX CONSEQUENCES OF UNIT OWNERSHIP UNDER THEIR PARTICULAR CIRCUMSTANCES.
SELLING UNITHOLDER
As of the date of this prospectus, Dynagas Holding, or the Selling Unitholder, owns 15,595,000 common units, or approximately 43.9% of our outstanding common units. The following table sets forth information with respect to the beneficial ownership of our common units held by the Selling Unitholder. The Selling Unitholder is offering up to an aggregate of 15,595,000 of our common units, 14,985,000 of which were previously acquired on January 23, 2017 upon the conversion of our outstanding subordinated units, all of which were owned by the Selling Unitholder, into common units on a one-for-one basis at the expiration of the subordination period. The subordination period expired upon our payment to unitholders of the quarterly distribution in respect of the fourth quarter of 2016 at which time the conditions set forth in the Partnership Agreement for the conversion of the subordinated units were satisfied. The Selling Unitholder may sell some, all or none of their shares covered by this prospectus.
Selling Unitholder	Common Units Owned Prior to the Offering	Percentage of Class Prior to the Offering(1)	Total Common Units Offered Hereby	Percentage of the Class Following the Offering(2)
Dynagas Holding Ltd.(3)	15,595,000	43.9%	15,595,000	0%

(1)
Based on 35,490,000 common units outstanding as of the date of this prospectus.

(2)
Assumes that the Selling Unitholder sells all of the common units offered hereby.

(3)
Dynagas Holding is beneficially owned by the Prokopiou Family, including the chairman of our Board of Directors, Georgios Prokopiou and his daughters Elisavet Prokopiou, Johanna Procopiou, Marina Kalliope Prokopiou, and Maria Eleni Prokopiou.

PLAN OF DISTRIBUTION
We or the Selling Unitholder may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we or the Selling Unitholder may sell some or all of our securities included in this prospectus through:
•
a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•
purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•
ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•
trading plans entered into by us pursuant to Rule 10b5-1 under Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans.

In addition, we or the Selling Unitholder may enter into option or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We or the Selling Unitholder may enter into hedging transactions with respect to our securities. For example, we or the Selling Unitholder may:
•
enter into transactions involving short sales of our securities by broker-dealers;

•
sell securities short and deliver the securities to close out short positions;

•
enter into option or other types of transactions that require us to deliver securities to a broker-dealer, who will then resell or transfer the securities under this prospectus; or

•
loan or pledge the securities to a broker-dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.

The Selling Unitholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.
We or the Selling Unitholder may enter into derivative transactions with third parties, or sell securities, including securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the Selling Unitholder or borrowed from us or the Selling Unitholder to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the Selling Unitholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the Selling Unitholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The Selling Unitholder and any broker-dealers or other persons acting on our behalf or on the behalf of the Selling Unitholder that participate with us or the unitholders in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As a result, Regulation M, promulgated under the Exchange Act, may apply to sales by the Selling Unitholder in the market. We or the Selling Unitholder may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, we, our executive officers, our directors and the Selling Unitholder may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by any selling unitholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of the securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to the securities offered and sold by us under this registration statement.
As a result of requirements of the Financial Industry Regulatory Authority, or FINRA, formerly the National Association of Securities Dealers, Inc., the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated by the SEC under the Securities Act. If more than 5% of the net proceeds of any offering of common shares made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.
SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES
We are organized under the laws of the Marshall Islands as a limited partnership. The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.
Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. However, we have expressly submitted to the jurisdiction of the U.S. federal and New York state courts sitting in the City of New York for the purpose of any suit, action or proceeding arising under the securities laws of the United States or any state in the United States. The Trust Company of the Marshall Islands, Inc., Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH96960, as our registered agent, can accept service of process on our behalf in any such action.
In addition, there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us, or our directors or officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (2) impose liabilities against us or our directors and officers in original actions brought in the Marshall Islands, based on these laws.

LEGAL MATTERS
Unless otherwise stated in the applicable prospectus supplement, the validity of the securities and certain other legal matters with respect to United States Federal law and the laws of New York, Delaware, the Marshall Islands and Liberia will be passed upon for us and the Selling Unitholder, as applicable, by our counsel, Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004. Gauci-Maistre Xynou, 147/8 St. Lucia Street, Valletta VLT 1185, Malta, will provide an opinion regarding certain matters under the laws of Malta.
EXPERTS
The consolidated financial statements of Dynagas LNG Partners LP, appearing in our Annual Report on Form 20-F for the year ended December 31, 2016 have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at 8B Chimarras Str., Maroussi 15125 Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified-Auditors-Accountants (“SOEL”), Greece with registration number 107.
The sections included in our Annual Report on Form 20-F for the year ended December 31, 2016, incorporated herein by reference, which have been attributed to Drewry Shipping Consultants Ltd., including the section entitled “The International Liquefied Natural Gas (LNG) Shipping Industry,” have been reviewed by Drewry Shipping Consultants Ltd., which has confirmed to us that such sections accurately describe the international LNG shipping market, subject to the availability and reliability of the data supporting the statistical information presented.
EXPENSES
The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, in connection with the issuance and distribution of the securities covered by this prospectus. All amounts are estimated, except the SEC registration fee and the FINRA fee.
U.S. Securities and Exchange Commission registration fee	$116,228(1)
Financial Industry Regulatory Authority filing fee	$76,783
NYSE listing fee	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and engraving costs	*
Transfer agent fees and other	*
Miscellaneous	*
Total	*

(1)
Pursuant to Rule 457(p) under the Securities Act, this Registration Statement includes unsold securities that had been previously registered pursuant to a previously filed registration statement (File No. 333-200659) and for which the registration fee had previously been paid by the Partnership. Accordingly, the amount of the registration fee to be paid herewith, as listed above, is reduced by $48,077, the amount of the registration fee applied to such unsold securities, and equals $45,298 with respect to the primary offering to be paid herewith. The registration fee with respect to the secondary offering to be paid herewith is $22,853.

*
To be provided in a prospectus supplement or in a Report on Form 6-K subsequently incorporated by reference into this prospectus.

Dynagas LNG Partners LP
       % Series B Fixed to Floating Rate Cumulative Redeemable Perpetual
Preferred Units
(Liquidation Preference $25.00 per Unit)

PROSPECTUS SUPPLEMENT

October    , 2018